Filed Pursuant to Rule 424(b)(4)
                                              File Number 333-64385


PROSPECTUS SUPPLEMENT
(To Prospectus dated August 11, 1999)

                           $341,250,000 (APPROXIMATE)
                          MERIT SECURITIES CORPORATION
                         COLLATERALIZED BONDS, SERIES 13

Principal and interest on your bonds are payable on or about the 28th day of each month, beginning September 1999.

The bonds will be non-recourse. The principal collateral for the bonds will be approximately $303,975,556 in aggregate unpaid principal balance (as of August 10, 1999) of manufactured housing installment sales contracts, having a weighted average remaining term to stated maturity of approximately 318 months, and $75,000,000 of funds intended to be used to acquire more manufactured housing installment sales contracts that will be pledged to secure the bonds.

The bonds offered by this prospectus are listed below.

MERIT will make one or more REMIC elections with respect to the contracts and certain other assets securing the bonds. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" on page S-27.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THE PROSPECTUS AND ON PAGE S-3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE BONDS OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

---------------- ------------- -------------- ----------------- -------------- --------------------- ----------------
                   Original                       Weighted         Ratings
                  Principal        Class      Average Life at     Moody's/       Stated Maturity          CUSIP
                  Amount (1)     Interest      Pricing Speed      Fitch (4)          Date (5)            Number
                                 Rate (2)           (3)
---------------- ------------- -------------- ----------------- -------------- --------------------- ----------------
 Class A1......   $75,000,000    ____7.04%      0.9/0.9 years     Aaa/AAA        December 28, 2033      589962 CR8
 Class A2......   $35,000,000    ____7.39%      2.2/2.2 years     Aaa/AAA        December 28, 2030      589962 CS6
 Class A3......   $47,000,000    ____7.63%      3.2/3.2 years     Aaa/AAA        December 28, 2033      589962 CT4
 Class A4......  $116,000,000    ____7.88%      4.8/7.9 years     Aaa/AAA        December 28, 2033      589962 CU1
 Class M1......   $41,364,000    ____7.88%      5.0/9.0 years      Aa2/AA        December 28, 2033      589962 CV9
 Class M2......   $26,886,000    ____7.88%      5.0/7.9 years       A2/A         December 28, 2033      589962 CW7

(1) Plus or minus 5% depending on the collateral actually pledged to secure the bonds. After the end of the funding period described herein, the class A1, class A2, class A3, class A4 and class M1 bonds will be "mortgage related securities" for SMMEA purposes. The class M2 bonds will not be "mortgage related securities" for SMMEA purposes. See "LEGAL INVESTMENT CONSIDERATIONS" on page S-31 and in the Prospectus. All classes of offered bonds are "ERISA eligible". See "ERISA CONSIDERATIONS" on page S-31.

(2) Subject to a cap described on page S-1 with respect to the class A2, class A3, class A4, class M1 and class M2 bonds. If MERIT does not exercise its option to redeem or effect a mandatory purchase of the bonds on the payment date after the first optional redemption date, the class interest rates will increase, subject to the cap, by the following amounts per annum: class A1, class A2, class A3 and class A4, 0.50%; class M1, 0.75%; and class M2, 1.00%.

(3) At the pricing speed to the first optional redemption date/maturity date. See "MATURITY AND PREPAYMENT CONSIDERATIONS" on page S-21.

(4) See "RATINGS" on page S-30.

(5) Determined as described under "MATURITY AND PREPAYMENT CONSIDERATIONS" on page S-21.

The underwriters for the offered bonds (other than $11,000,000 of the Class M2 bonds) will be Lehman Brothers Inc. and Greenwich Capital Markets, Inc. The underwriters will offer such bonds from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. MERIT expects to deliver such bonds to the underwriters only in book-entry form through the book-entry facilities of The Depository Trust Company, CEDEL and Euroclear on or about September 2, 1999. An affiliate of MERIT will purchase the remainder of the Class M2 bonds and may offer such bonds from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

LEHMAN BROTHERS                                       GREENWICH CAPITAL MARKETS

            The date of this Prospectus Supplement is August 31, 1999

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                 PAGE

TERMS OF THE BONDS AND THE COLLATERAL.............S-1
RISK FACTORS......................................S-3
DESCRIPTION OF THE BONDS..........................S-5
   General........................................S-5
   Book-Entry Bonds...............................S-6
   The Trustee....................................S-6
   Payments of Principal and Interest.............S-6
   Collateralization Fund.........................S-8
   Pre-Funding Account and Capitalized
     Interest Account.............................S-8
   Definitions....................................S-8
   Events of Default.............................S-12
   Losses........................................S-13
   Stated Maturity Dates.........................S-13
   Optional Redemption...........................S-13
SECURITY FOR THE BONDS...........................S-14
   The Collateral................................S-14
   The Initial Contracts.........................S-14
   Selected Initial Contract Data................S-15
   Year 2000 Readiness Disclosure................S-17
   Additional Information........................S-17
   Subsequent Contracts..........................S-18
   Substitution of Contracts.....................S-18
SERVICING OF THE COLLATERAL......................S-18
   General.......................................S-18
   Advances......................................S-20
   Forbearance and Modification Agreements.......S-20
   Events of Default.............................S-20
   Servicing and Other Compensation and
   Expenses......................................S-21
   Special Servicer..............................S-21
MATURITY AND PREPAYMENT CONSIDERATIONS...........S-21
   Weighted Average Life of the Bonds............S-21
   Factors Affecting Prepayments on the
     Contracts...................................S-22
   Mandatory Prepayment..........................S-22
   Modeling Assumptions..........................S-23
YIELD CONSIDERATIONS.............................S-26
   General.......................................S-26
   Subordination.................................S-27
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........S-27
   Credit Enhancement Provided by
     Collateralization Fund and Sale of
     Call Right..................................S-28
USE OF PROCEEDS..................................S-29
UNDERWRITING.....................................S-29
LEGAL MATTERS....................................S-30
RATINGS..........................................S-30
ERISA CONSIDERATIONS.............................S-31
LEGAL INVESTMENT CONSIDERATIONS..................S-31

                                     SUMMARY

THE ISSUER. MERIT Securities Corporation is a limited purpose financing company.

THE BONDS. The bonds are non-recourse obligations of MERIT payable only from payments received with respect to the collateral and do not represent the obligation of any other entity, nor has any other entity guaranteed payments on the bonds.

COLLATERAL. The collateral consists principally of manufactured housing installment sales contracts which MERIT acquired from an affiliate.

TRUSTEE AND CUSTODIAN. Chase Bank of Texas, National Association, will act as trustee and custodian.

INTEREST PAYMENTS. The trustee will pay interest on the bonds monthly, in order of seniority.

PRINCIPAL PAYMENTS. The trustee will make principal payments on the bonds monthly, generally in order of seniority.

SURPLUS. The trustee will release any amounts remaining in the collateral proceeds account after monthly payments on the bonds to MERIT.

LOSSES. MERIT will incur losses on the collateral if there are defaults and resulting losses upon disposition of the manufactured homes. Losses will be borne initially by MERIT to the extent that the collateral value exceeds the principal balance of the bonds and thereafter by the bonds in reverse order of seniority.


                       ----------------------------------

This summary provides a very broad overview of the bonds; it does not, however, contain the specific information you will need to consider in making a decision whether to invest in the bonds.

If you are considering an investment in the bonds, you should next review the section "Terms of the Bonds and the Collateral" on page S-1. Before making a final investment decision, you should review:

o this prospectus supplement -- for more detailed information on the bonds and the collateral.

o the prospectus -- for general information, some of which may not apply to the collateral.

MERIT has included "forward-looking statements" in this Prospectus Supplement.
Section 27A of the Securities Act of 1933 defines "forward looking statements" to include statements containing projections of various financial items. Such statements are qualified by important factors discussed in connection therewith that could cause actual results to differ materially from those in the forward-looking statements.

                      TERMS OF THE BONDS AND THE COLLATERAL
This term sheet provides an overview. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the bonds and the characteristics of the manufactured housing installment sales contracts and the additional security for the bonds, read carefully the entire prospectus supplement and the accompanying prospectus.

THE BONDS

The bonds consist of the offered bonds listed on the cover page and the class B1 bonds, which are not offered hereby.

PAYMENT DATES The 28th day of each month (or, if not a business day, then the next business day).

INTEREST
CLASS INTEREST RATES. The class interest rates per annum for the offered bonds are set forth on the cover page, except that on any payment date the class interest rates on the class A2, class A3, class A4, class M1 and class M2 bonds will be capped at the weighted average net interest rate on the contracts.

COMPUTATION. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

ACCRUAL PERIOD. Interest is payable on each payment date for the period commencing on the 1st day of the preceding month through the last day of such month.

PRINCIPAL
On each payment date, the trustee will apply the PRINCIPAL PAYMENT AMOUNT, derived generally from principal payments on the manufactured housing installment sales contracts, to pay principal to the bonds.

See "DESCRIPTION OF THE BONDS -- Payments of Principal and Interest" on page
S-6.

REDEMPTION
MERIT may, at its option, redeem the bonds in whole, but not in part, or an affiliate of MERIT may effect a mandatory purchase of any class of the bonds in whole, but not in part, on any payment date on or after the earlier of (1) the payment date in August 2004 and (2) the payment date on which, after taking into account payments of principal to be made on such payment date, the aggregate outstanding principal balance of the bonds is less than 35% of the initial aggregate principal balance of the bonds.

The redemption price will be 100% of the aggregate outstanding principal balance of the bonds redeemed, plus accrued and unpaid interest.

See "DESCRIPTION OF THE BONDS -- Optional Redemption" on page S-13 and "DESCRIPTION OF THE BONDs -- Redemption" in the Prospectus.

DENOMINATIONS
MERIT will issue the bonds in book-entry form in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof. See "DESCRIPTION OF THE BONDS -- Book-Entry Bonds" on page S-6 and "DESCRIPTION OF THe BONDS -- Book-Entry Procedures" in the Prospectus.

THE COLLATERAL
The collateral for the bonds is approximately $303,975,556 principal amount of initial manufactured housing installment sales contracts (as of August 10, 1999) and $75,000,000 of funds which are intended to be used to acquire up to approximately $85,714,000 of manufactured housing installment sales contracts before November 26, 1999. The contracts will consist of the initial contracts and any subsequent contracts purchased by MERIT. The purchase of subsequent contracts will increase the aggregate principal balance of the contracts and decrease the amount in the pre-funding account by an offsetting amount.

To the extent MERIT does not use the entire $75,000,000 to purchase additional contracts, the remaining amount will be applied to pay down principal of the bonds not later than the November 1999 payment date.

A.  INITIAL CONTRACTS
WHENEVER THERE IS A REFERENCE IN THIS PROSPECTUS SUPPLEMENT TO A PERCENTAGE OF, OR TO THE CHARACTERISTICS OF, THE INITIAL CONTRACTS, THE CALCULATIONS ARE APPROXIMATE AND ARE BASED ON THE UNPAID PRINCIPAL BALANCES OF THE INITIAL CONTRACTS AS OF AUGUST 10, 1999, WHEN THE AGGREGATE UNPAID PRINCIPAL BALANCE OF THE INTIAL CONTRACTS WAS EXPECTED TO BE $303,975,556. HOWEVER, THE CONTRACTS ON WHICH THOSE CALCULATIONS ARE BASED DO NOT INCLUDE INITIAL CONTRACTS PLEDGED TO SECURE THE BONDS AND ACQUIRED BY MERIT PRIOR TO THE CLOSING DATE BUT AFTER THOSE CALCULATIONS WERE MADE. IN ADDITION, CERTAIN CONTRACTS ON WHICH THOSE CALCULATIONS ARE BASED MAY BE INCLUDED AMONG THE

INITIAL CONTRACTS PLEDGED TO SECURE THE BONDS AS OF THE CLOSING DATE. THE INITIAL CONTRACTS ARE NOW EXPECTED TO HAVE AN AGGREGATE UNPAID PRINCIPAL BALANCE OF APPROXIMATELY $322,453,213 AS OF AUGUST 10, 1999. SEE "SECURITY FOR THE BONDS" -- Additional Information" ON PAGE S-17.

THE INITIAL CONTRACTS WILL HAVE THE CHARACTERISTICS SET FORTH BELOW.

Aggregate unpaid principal balances:                        $303,975,556
Average unpaid principal balance:                                $44,617
Range of unpaid principal balances:                     $773 to $165,506
Weighted average loan-to-value ratio:                              87.27%
Range of interest rates:                                 5.75 % to 14.25%
Weighted average interest rate:                                     8.88%
Weighted average remaining amortization term:                 318 months
Range of remaining amortization terms:                  23 to 360 months
Administrative cost rate (including the servicing fee):             1.02%
Administrative cost rate (excluding the servicing fee):             0.02%

ADMINISTRATIVE COST RATE
The administrative cost rate per annum with respect to each contract equals the sum of (1) the servicing fee rate (if Dynex Services is no longer the Servicer)
(2) master servicing fee rate, (3) the rate used to calculate certain administrative expenses applicable to such contract and (4) the fees of any special servicer.

B. COLLATERAL PROCEEDS ACCOUNT
The servicer of the contracts must remit collections and advances on the contracts monthly to the master servicer, who in turn must remit collections and advances to the collateral proceeds account held by the trustee. The trustee will apply collections and advances to the payment of interest and principal due on the bonds and certain administrative fees and expenses. After making required payments on each payment date, the trustee will release any remaining amounts to MERIT. See "SECURITY FOR THE BONDS -- Collateral Proceeds Account" in the Prospectus.

C. CREDIT ENHANCEMENT; SUBORDINATION
Credit enhancement for the class A1, class A2, class A3 and class A4 bonds will be provided through (1) limited overcollateralization, I.E., the pledge of collateral having a principal amount in excess of the original principal balance of the bonds and the deposit of other assets in the collateralization fund as described below, (2) the excess of interest received on the collateral over interest paid on the bonds on any payment date and (3) the subordination of the class B1, class M2 and class M1 bonds. Credit enhancement for the class M1 and class M2 bonds will be provided through (1) the limited overcollateralization and excess interest described above and (2) in the case of the class M1 bonds, the subordination of the class B1 and class M2 bonds and (3) in the case of the class M2 bonds, the subordination of the class B1 bonds. Losses borne by the bonds will be borne in reverse order of seniority.

On the closing date, MERIT expects to deposit in the collateralization fund (which will not be part of the REMIC), as additional security for the bonds, manufactured housing installment sales contracts with an unpaid principal balance as of August 10, 1999, equal to approximately $15,104,304 (of which approximately $5,064,894 are nonperforming). For purposes of calculating the value of the fund, the contracts initially deposited will be deemed to have a balance equal to 34.97% of their principal balances. On that basis, the initial balance in this fund is deemed to be approximately $5,281,975. MERIT may substitute eligible investments (as defined in the indenture) for the assets initially deposited in the collateralization fund. MERIT will not have any other obligation to make deposits to the collateralization fund.

The collateralization fund balance and actual percentages may be lower or higher depending on the final requirements of the rating agencies. See "DESCRIPTION OF THE BONDS -- Collateralization Fund" on page S-8.

SERVICERS AND MASTER SERVICER
Dynex Financial, Inc., doing business as Dynex Services, an affiliate of MERIT, services all the contracts; GreenPoint Credit Corp. is the stand-by servicer for the contracts.

Dynex Capital, Inc., an affiliate of MERIT, serves as master servicer and Norwest Bank Minnesota, National Association, serves as stand-by master servicer.

The servicer (and the stand-by servicer) will be entitled to a servicing fee and the master servicer (and the stand-by master servicer) will be entitled to a master servicing fee from interest collected on the contracts.

ADVANCES
On or before each payment date, the servicer must (subject to the limitations provided in its servicing agreement) make a cash advance with respect to any delinquent contract in an amount equal to the sum of (1) the scheduled payment (the interest portion only in the case of simple interest contracts and, in any case, without deduction for the servicing fee so long as Dynex Services is the servicer of the contracts), (2) amounts for the payment of assessments, insurance premiums and property protection expenses and (3) amounts to cover expenses relating to foreclosure and liquidation. The master servicer and the trustee (in that order) must make any required advance if it has not otherwise been made. Norwest, as stand-by master servicer, will not be obligated to pay any advances. In addition, neither the master servicer nor the trustee must make any advance if it has determined in its good faith business judgment that such advance would not be recoverable from proceeds of the collateral. See "SERVICING OF THE COLLATERAL" in the Prospectus.

                                  RISK FACTORS

Prospective bondholders should consider the following factors (as well as the factors set forth under "RISK FACTORS" in the Prospectus) in connection with a purchase of the bonds.

YOU MAY HAVE         Manufactured housing generally depreciates in value.  If it does, the market values of the
LOSSES ON YOUR       manufactured homes could be less than the principal balances of the contracts that they
BONDS IF THE         secure.  This may cause more defaults and may increase the amount of loss following default.
LOSSES AND           In such event, MERIT may not be able to recover the full amount owed, which may result in a
DELINQUENCIES ON     loss on your bonds.  See "RISK FACTORS-- Manufactured Housing Loans" in the Prospectus for a
CONTRACTS EXCEED     discussion of other risk factors relating to manufactured housing contracts.
CERTAIN LEVELS

SUBORDINATION        Under the cash flow mechanics of the indenture:
MECHANICS PLACE      o    the class M1 bonds will receive payments only after required payments are made to
RISK OF LOSS ON           the class A1, class A2, class A3 and class A4 bonds; and
THE CLASS M1 AND     o    the class M2 bonds will receive payments only after required payments  are made to
CLASS M2                  the class A1, class A2, class A3, class A4 and the class M1 bonds.
                     If the trustee does not have sufficient funds to pay
                     interest to all classes of bonds, the shortfall will be
                     borne by the bonds in reverse order of seniority (beginning with the class B1 bonds). If the servicer disposes of a
                     contract at a loss, the aggregate principal balances of the bonds may exceed the aggregate unpaid principal balances of the contracts. You should fully consider the subordination risks associated with an investment in the class M1 or
                     class M2 bonds, including the possibility that you may not fully recover your initial investment if losses on the
                     contracts exceed the principal balances of subordinated
                     classes of bonds that are not offered hereby.

UNCERTAIN TIMING     Unlike standard corporate bonds, principal payments on the bonds are not fixed and will be
OF PRINCIPAL         determined by, among other things:
PAYMENTS MAY         o    the timing and amount of principal payments (including prepayments, defaults,
RESULT IN                 liquidations and repurchases) on the contracts, which are subject to a variety of
REINVESTMENT RISK         economic, geographic, legal, tax, and social factors primarily because the contracts are generally prepayable by the borrowers at any time; and
                     o    the principal payment structure (including redemption provisions) of the bonds.

                     Faster prepayment rates, which are generally associated
                     with a declining interest rate environment, will reduce the weighted average life of the bonds. If there is a significant decline in prevailing interest rates, the price of a bond that is trading at or above par will not increase to the same extent as the price of a standard corporate bond with a comparable interest
                     rate. Furthermore, bondholders will be unable to achieve
                     comparable yields on the available investment alternatives in such a reduced interest rate environment. Conversely,
                     slower prepayment rates, which are generally associated
                     with an increasing interest rate environment, will increase the weighted average life of the bonds and decrease the
                     funds available to a bondholder to reinvest in higher
                     yielding investment alternatives.

                     Furthermore, MERIT will apply any funds remaining in the pre-funding account at the end of the funding period which it does not use to purchase subsequent contracts to pay down the principal of the
                     bonds.

                     See "MATURITY AND PREPAYMENT CONSIDERATIONS" on page
                     S-21 and "YIELD CONSIDERATIONS" on page S-26. See also
                     "YIELD CONSIDERATIONS" and "RISK FACTORS -- Average Life and Yield Considerations" in the Prospectus.

                                      S-4

TERMINATION OF       The initial term of the servicing agreement with Dynex Services
SERVICER AND         and the master servicing agreement with Dynex expires December 31,
MASTER               1999. Those agreements may be renewed for subsequent quarterly
SERVICER             terms by the trustee, but only if the trustee receives a letter from
                     Fitch IBCA, Inc., in its capacity as one of the rating
                     agencies, confirming that such renewal will not result in a downgrading of its rating of any of the bonds. In addition, the servicing agreement includes triggers that may result
                     in termination if Dynex Services' servicing performance
                     does not meet required standards. If either agreement is
                     not renewed or is terminated, there may be disruptions in
                     the administration of the contracts. In particular, it is
                     likely that delinquencies on the contracts will increase
                     temporarily, possibly resulting in increased losses, until the stand-by servicer has completed the logistical
                     processes necessary to render it fully capable of servicing the contracts effectively. See "SERVICING OF THE COLLATERAL
                     -- General -- TERMS OF SERVICING AND MASTer SERVICING
                     ARRANGEMENTS" on page S-20. Furthermore, if the stand-by
                     servicer becomes the servicer, the cap on the class
                     interest rate on the class M1 and class M2 bonds would be
                     reduced by 1% because the weighted average net rate on the contracts would thereafter be calculated after deducting
                     the servicing fee.

MATURITY OF          Dynex, the master servicer and MERIT's and IHC's parent corporation,
IMPORTANT DYNEX      currently has recourse credit facilities aggregating in excess
CREDIT FACILITIES    of $1 billion. Dynex has not obtained replacement
                     financing for a $100 million credit facility secured by loans serviced by AutoBond
                     Acceptance Corp., that expires in September 1999.

                     Dynex has obtained a temporary injunction to compel
                     AutoBond and its affiliates to release to Dynex the related loan files and servicing rights. Nevertheless, Dynex can give no assurance as to when it will actually obtain the related loan files and servicing rights. Dynex believes that, if AutoBond and its affiliates do not release the servicing files, it will be difficult for Dynex to secure replacement financing for its credit facility that expires in September 1999. Moreover, regardless of the location of the servicing files, it may be difficult for Dynex to secure such replacement financing.

                     Dynex's credit facilities contain "cross-default" provisions that cause a default on any one credit facility to be a default on each. If Dynex does not secure new sources of credit or obtain an extension of existing facilities, it may default on one or more of its facilities, including the credit facility that expires in September 1999. If a default occurs, Dynex may not be able to master service the contracts and payments to bondholders may be delayed or challenged.

DYNEX IS PROPOSING   Dynex announced during the second quarter of 1999 that it had retained Lehman Brothers Inc.,
TO SELL DYNEX        one of the underwriters of the offered bonds, as an advisor to assist in the sale of Dynex
FINANCIAL, INC.      Financial, Inc. (which includes the servicer of the contracts, Dynex  Services).  Dynex has not yet identified a purchaser for Dynex Financial, Inc.  Dynex can give no assurances as to when or if Dynex Financial, Inc. will be sold or what the effect of a sale would be on the servicing of the contracts securing the bonds.

BONDS ARE            The bonds will be non-recourse obligations of MERIT.  The bondholders will have no rights or
NON-RECOURSE         claims against MERIT directly for the payment of principal of and interest on the bonds and may look only to the collateral pledged to the trustee as
                     security for the bonds to satisfy MERIT's obligations to
                     make interest and principal payments on the bonds. No other person has guaranteed or insured the bonds. The bonds will be particularly sensitive to the loss experience of the
                     collateral.

                     Each bondholder will be deemed, by acceptance of its bond, to have agreed not to file or cause a filing against MERIT of an involuntary petition under any bankruptcy or receivership law for a period of one year and one day following the payment in full of the bonds and any other bonds of MERIT.

                     See "YIELD CONSIDERATIONS -- Subordination" on page S-27.

                                      S-5

INSOLVENCY OF THE    MERIT believes that the transfer of the collateral by Issuer
SELLER COULD         Holding Corp., an affiliate of MERIT, to MERIT constitutes an
CAUSE PAYMENT        absolute and unconditional sale. Nevertheless, in the event of
DELAYS               the bankruptcy of Issuer Holding Corp., a trustee in bankruptcy, or Issuer
                     Holding Corp. itself as debtor-in-possession, could attempt to recharacterize the sale as a borrowing secured by a pledge of that collateral. Such an attempt, even if unsuccessful, could result in delays in payments on the bonds.
                     Furthermore, if such an attempt were successful, the
                     trustee in bankruptcy, or Issuer Holding Corp. itself as
                     debtor-in-possession, could elect to accelerate payment of the bonds and liquidate the collateral, with the holders of the bonds entitled to no more than the then outstanding
                     principal balance, if any, of such bonds together with
                     interest at the applicable class interest rate to the date of payment. In the event of an acceleration of the bonds,
                     the holders of the bonds would lose the right to future
                     distributions of interest and might suffer reinvestment
                     risk in a lower interest rate environment.

DELINQUENCIES MAY    Approximately 1.36% of the initial contracts were delinquent
INDICATE RISK        by one or more scheduled payments as of August 10, 1999. The
OF FUTURE LOSSES     inclusion of delinquent contracts may affect the rate of defaults on the collateral for the bonds and result in increased losses on the collateral. Defaults may result in principal prepayments on the bonds, may result in losses on the bonds and may affect the yield on the bonds. See "SECURITY FOR THE BONDS --The Initial
                     Contracts" on page S-14.

GEOGRAPHIC           The initial contracts are secured by properties located in Texas
CONCENTRATION        (19%), North Carolina (13%), Georgia (10%), South Carolina
MAY INCREASE         (8%) and Michigan (7%). Consequently, prepayments and losses on
RISK OF LOSS         the contracts and resulting payments and potential losses on the bonds may be affected significantly by changes in the housing markets and the regional economy of, and by the occurrence of natural disasters in, those states.

NO SECONDARY         There is currently no secondary market for the bonds. The
MARKET MAY           underwriters intend to establish a market in the bonds but
DEVELOP FOR          are not obligated to do so. There is no assurance that any such
THE BONDS            market, if established, will continue or that any investor will be able to sell any of the bonds at a price equal to or greater than the price at which they were purchased.

COMPUTER RISKS       The master servicer and the servicer have each taken action
ASSOCIATED           intended to assure that their computer systems are "year 2000
WITH YEAR 2000       compliant". See "SECURITY FOR THE BONDS -- Year 2000 Readiness
                     Disclosure" on page S-17. Nevertheless, if its computer systems or the computer systems of other financial intermediaries are not "year
                     2000 compliant" MERIT could experience disruptions in
                     collecting payments on the contracts and in making payments on the bonds. See "DESCRIPTION OF THE BONDS -- Book-Entry
                     Bonds -- DTC YEAR 2000 COMPLIANCE" on page S-6.

NEW LEGISLATION      In July 1999, the President signed into law the Year 2000 Act,
COULD CAUSE          which generally limits legal liability for losses caused by
DELAYS IN            year 2000 computer-related errors. Among other things, the
PAYMENTS TO YOU      legislation provides a grace period from foreclosures for delinquent obligors whose monthly payments are not processed in an accurate or timely manner because of an actual year 2000 computer failure.

                     The Year 2000 Act does not extinguish an obligor's payment obligations but only delays their enforcement. The Year
                     2000 Act could delay the servicer's ability to repossess or foreclose upon some manufactured homes during the first quarter of the year 2000. These delays, in turn, could delay payment to you.

                            DESCRIPTION OF THE BONDS


GENERAL

The following summary of the provisions of the Bonds and the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Prospectus and the Indenture. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Bonds.

The Bonds will be non-recourse obligations of MERIT. See "RISK FACTORS -- Bonds are non-recourse" on page S-4.

The majority of the capitalized terms used in the balance of this Prospectus Supplement are defined under "-- Definitions", on page S-8 and "-- SECURITY FOR THE BONDs -- The Collateral" on page S-14.


BOOK-ENTRY BONDS

GENERAL. The Bonds will be Book-Entry Bonds, which will be represented by one or more certificates registered in the name of a nominee of The Depository Trust Company ("DTC"), and beneficial interests therein will be held by investors through the book-entry facilities of DTC, as described herein, in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof, except that, for each Class of Bonds, one Bond may be issued in a different denomination. MERIT has been informed by DTC that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Bonds. No person acquiring a Book-Entry Bond (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Bond. A beneficial owner's interest in a Bond will be evidenced by appropriate entries on the books and records of one or more financial intermediaries (including a DTC Participant). Payments on Book-Entry Bonds will be effected by credits to accounts maintained on the books and records of such financial intermediaries for the benefit of the beneficial owners. See "DESCRIPTION OF THE BONDS -- Book-Entry Procedures" in the Prospectus.

DTC YEAR 2000 COMPLIANCE. DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems". DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.


THE TRUSTEE

Chase Bank of Texas, National Association, will act as Trustee for the Bonds. As of the date of this Prospectus Supplement, the mailing address of the Trustee's corporate trust office is 600 Travis, 10th Floor, Houston, Texas 77002, and its telephone number is (713) 216-4181.

PAYMENTS OF PRINCIPAL AND INTEREST

PAYMENT DATES
The Payment Dates for the Bonds will be the 28th day of each month (or, if such day is not a Business Day, then the next succeeding Business Day), commencing September 1999. For accounting purposes, the Payment Date will be deemed to occur on the 28th day of the month without regard to whether such day is a Business Day.

INTEREST PAYMENTS
Interest on each Class of Bonds will be determined based on a 360-day year of twelve 30-day months. The interest payable on any Class on any Payment Date will be the interest accrued on the respective outstanding principal balance at the respective Class Interest Rate during the applicable Accrual Period.

Interest payments allocated to a Class of Bonds on any Payment Date will be paid to the Holders of the Bonds of such Class PRO RATA in the proportion that the outstanding principal balance of each Bond of such Class bears to the aggregate outstanding principal balance of all Bonds of such Class.

On each Payment Date, the Interest Payment Amount will be applied in the following order of priority:

     First, to pay Current Interest with respect to the Class A1, Class A2,
            Class A3 and Class A4 Bonds PRO RATA (based on the amounts of Current Interest then due on the Class A1, Class A2, Class A3 and Class A4 Bonds, respectively);

     Second, to pay Current Interest with respect to the Class M1 Bonds;

     Third,  to pay Current Interest with respect to the Class M2 Bonds;

     Fourth, to pay Current Interest with respect to the Class B1 Bonds;

     Fifth, so long as Dynex Services is the Servicer, to pay the Servicing Fees with respect to the Contracts;

     Sixth, to be included in the Principal Payment Amount to the extent required by the definition thereof; and

     Seventh, any remainder to be applied in accordance with the Indenture, after which it will no longer serve as security for the Bonds.

PRINCIPAL PAYMENTS
Principal payments allocated to a Class of Bonds on any Payment Date will be paid to the Holders of the Bonds of such Class PRO RATA in the proportion that the outstanding principal balance of each Bond of such Class bears to the aggregate outstanding principal balance of all Bonds of such Class.

On each Payment Date prior to September 2004, the Principal Payment Amount will be applied in the following order of priority:

     First, to pay the Class A1, Class A2, Class A3 and Class A4 Bonds until paid in full, the Principal Payment Amount to be paid sequentially in that order so that no such payment will be made to the Class A2, Class A3 and Class A4 Bonds until the Class A1 Bonds are paid in full, no such payment will be made to the Class A3 and Class A4 Bonds until the Class A2 Bonds are paid in full and no such payment will be made to the Class A4 Bonds until the Class A3 Bonds are paid in full; PROVIDED, HOWEVER, that, on any Payment Date on which the aggregate principal balance of the Class A1, Class A2, Class A3 and Class A4 Bonds is equal to or greater than the aggregate Unpaid Principal Balance of the Contracts, the Principal Payment Amount will be paid PRO RATA to the Class A1, Class A2, Class A3 and Class A4 Bonds (based on principal balances);

     Second, to pay the Class M1 Bonds until paid in full;

     Third, to pay the Class M2 Bonds until paid in full;

     First, to pay the Class B1 Bonds until paid in full; and

     Second, any remainder to be applied in accordance with the Indenture, after which it will no longer serve as security for the Bonds.

On each Payment Date on and after the September 2004 Payment Date, the Principal Payment Amount will be applied in the following order of priority:

     First, to pay the Senior Principal Payment Amount to the Class A1, Class
            A2, Class A3 and Class A4 Bonds until paid in full, the Senior Principal Payment Amount to be paid sequentially in that order so that no such payment will be made to the Class A2, Class A3 and Class A4 Bonds until the Class A1 Bonds are paid in full, no such payment will be made to the Class A3 and Class A4 Bonds until the Class A2 Bonds are paid in full and no such payment will be made to the Class A4 Bonds until the Class A3 Bonds are paid in full; PROVIDED, HOWEVER, that, on any Payment Date on which the aggregate principal balance of the Class A1, Class A2, Class A3 and Class A4 Bonds is equal to or greater than the aggregate Unpaid Principal Balance of the Contracts, the Senior Principal Payment Amount will be paid PRO RATA to the Class A1, Class A2, Class A3 and Class A4 Bonds (based on principal balances);

     Second, to pay the Class M1 Principal Payment Amount to the Class M1 Bonds until paid in full;

     Third, to pay the Class M2 Principal Payment Amount to the Class M2 Bonds until paid in full;

     Fourth, to pay the Class B1 Principal Payment Amount to the Class B1 Bonds until paid in full;

     First, to pay the Overcollateralization Principal Payment Amount as follows: (a) first, to pay principal of the Class B1 Bonds until paid in full; (b) second, to pay principal of the Class M2 Bonds until paid in full; (c) third, to pay principal of the Class M1 Bonds until paid in full; (d) fourth, to pay principal of the Class A1, Class A2, Class A3 and Class A4 Bonds, sequentially in that order, in each case until paid in full; and

     Second, any remainder to be applied in accordance with the Indenture, after which it will no longer serve as security for the Bonds.

COLLATERALIZATION FUND

On the Closing Date, MERIT will establish a fund (the "Collateralization Fund"), which will not be part of the REMIC, with the Trustee and deposit therein, as additional security for the Bonds, manufactured housing installment sales contracts with an unpaid principal balance as of August 10, 1999, equal to approximately $15,104,304 (of which approximately $5,064,894 are nonperforming). For purposes of calculating the balance on deposit in the Collateralization Fund, the balance of the contracts initially deposited is deemed to be 34.97% of their outstanding principal balance. On that basis, the balance initially deposited in the Collateralization Fund is deemed to be approximately $5,281,975. MERIT may substitute Eligible Investments for the assets initially deposited in the Collateralization Fund and invest all payments received with respect to such assets in Eligible Investments. MERIT will not have any other obligation to make deposits to the Collateralization Fund. The actual percentage and Collateralization Fund balance may be higher or lower depending on the final requirements of the Rating Agencies.

On each Payment Date, the Trustee is required, based on written information provided to the Trustee by the Master Servicer prior to each Payment Date: (a) to apply interest earnings on assets in the Collateralization Fund (i) first, to pay interest on the Bonds if the portion of Available Funds attributable to interest is less than Current Interest on all Classes of the Bonds and (ii) second, to increase the Principal Payment Amount to the extent required by the definition thereof; (b) to apply any amounts attributable to principal payments received with respect to the assets on deposit to the Collateralization Fund to increase the Principal Payment Amount to the extent required by the definition thereof; and (c) to release from the Collateralization Fund any interest earnings on assets on deposit in the Collateralization Fund not required to be applied as set forth in clause (a) above. Once released from the Collateralization Fund, such amount will not be available to make payments on the Bonds.


PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT

On the Closing Date, MERIT will establish with the Trustee two funds (the "Pre-Funding Account" and the "Capitalized Interest Account"). The Pre-Funding Account and the Capitalized Interest Account will not be part of the REMIC.

MERIT will deposit $75,000,000 in the Pre-Funding Account on the Closing Date. During the Funding Period, MERIT may use money in the Pre-Funding Account to purchase manufactured housing installment sales contracts ("Subsequent Contracts") at a purchase price equal to 87.50% of the Unpaid Principal Balance of such Subsequent Contracts. Any balance remaining in the Pre-Funding Account at the end of the Funding Period will be added to the Principal Payment Amount on the next Payment Date resulting in an additional prepayment of the principal balance of the Bonds.

MERIT will deposit approximately $1,430,625 in the Capitalized Interest Account. On each Payment Date during the Funding Period the Trustee will withdraw an amount equal to 1/12 of 7.63% of the Pre-Funded Amount from the Capitalized Interest Account and deposit such amount in the Collateral Proceeds Account. Any balance in the Capitalized Interest Account at the end of the Funding Period will be paid to MERIT.


DEFINITIONS

"Administrative Cost Rate": The administrative cost rate per annum with respect to each Contract equals the sum of (1) if the appointment of Dynex Services as Servicer is not renewed, the Servicing Fee Rate (see "SERVICING OF THE COLLATERAL -- General -- TERMS OF SERVICING AND MASTER SERVICING ARRANGEMENTS" on page S-20), (2) the MasteR Servicing Fee Rate, (3) the rate used to calculate certain administrative expenses applicable to such Contract and (4) the fees of any special servicer.

"Available Funds": On each Payment Date, (a) payments of the principal and interest (at the Net Rate) received in respect of the Contracts during the related Due Period and deposited in the Collateral Proceeds Account less (b) any reimbursement for Advances made by the Servicer, the Master Servicer and the Trustee and, from and after the occurrence of an Event of Default, all sums due under the Indenture to the Trustee.

"Bonds": The Offered Bonds shown on the cover page and $20,682,000 principal amount of the Class B1 Bonds, which are not offered hereby.

"Class B1 Percentage" With respect to any Payment Date: (a) zero, if the Senior Principal Balance, the Class M1 Principal Balance and the Class M2 Principal Balance have not yet been reduced to zero after application of principal on the current Payment Date and the Class B1 Principal Payment Test is not satisfied or
(b) otherwise, a fraction, expressed as a percentage, the numerator of which is the Class B1 Principal Balance as of such Payment Date, and the denominator of which is the sum of: (i) the Senior Principal Balance, (ii) the Class M1 Principal Balance, (iii) the Class M2 Principal Balance, (iv) the Class B1 Principal Balance and (v) if the Overcollateralization Test is satisfied, the Overcollateralization Amount, otherwise zero.

"Class B1 Principal Payment Amount": The product of the Principal Payment Amount and the Class B1 Percentage.

"Class B1 Principal Payment Test": With respect to any Payment Date, the Class B1 Principal Payment Test will be satisfied if each of the following tests is satisfied: (i) a Trigger Event is not in effect, (ii) the sum of the Class B1 Principal Balance, the Overcollateralization Amount and the Collateralization Fund Balance divided by the sum of the Contract Balance and the Collateralization Fund Balance as of the immediately preceding Payment Date must be equal to or greater than 30.625% and (iii) the Class M2 Principal Payment Test is satisfied.

"Class M1 Percentage": With respect to any Payment Date: (a) zero, if the Senior Principal Balance has not yet been reduced to zero after application of principal on the current Payment Date and the Class M1 Principal Payment Test is not satisfied or (b) otherwise, a fraction, expressed as a percentage, the numerator of which is the Class M1 Principal Balance and the denominator of which is the sum of: (i) the Senior Principal Balance, (ii) the Class M1 Principal Balance, (iii) if the Class M2 Principal Payment Test is satisfied, the Class M2 Principal Balance, otherwise zero (iv) if the Class B1 Principal Payment Test is satisfied, the Class B1 Principal Balance, otherwise zero and
(v) if the Overcollateralization Test is satisfied, the Overcollateralization Amount, otherwise zero.

"Class M1 Principal Payment Amount": The product of the Principal Payment Amount and the Class M1 Percentage.

"Class M1 Principal Payment Test": With respect to any Payment Date, the Class M1 Principal Payment Test will be satisfied if each of the following tests is satisfied: (i) a Trigger Event is not in effect and (ii) the sum of the Class M1 Principal Balance, the Class M2 Principal Balance, the Class B1 Principal Balance, the Overcollateralization Amount and the Collateralization Fund Balance divided by the sum of the Contract Balance and the Collateralization Fund Balance as of the immediately preceding Payment Date must be equal to or greater than 59.50%.

"Class M2 Percentage": With respect to any Payment Date: (a) zero, if the Senior Principal Balance and the Class M1 Principal Balance have not yet been reduced to zero after application of principal on the current Payment Date and the Class M2 Principal Payment Test is not satisfied or (b) otherwise, a fraction, expressed as a percentage, the numerator of which is the Class M2 Principal Balance and the denominator of which is the sum of: (i) the Senior Principal Balance, (ii) the Class M1 Principal Balance, (iii) the Class M2 Principal Balance, (iv) if the Class B1 Principal Payment Test is satisfied, the Class B1 Principal Balance, otherwise zero and (v) if the Overcollateralization Test is satisfied, the Overcollateralization Amount, otherwise zero.

"Class M2 Principal Payment Amount": The product of the Principal Payment Amount and the Class M2 Percentage.

"Class M2 Principal Payment Test": With respect to any Payment Date, the Class M2 Principal Payment Test will be satisfied if each of the following tests is satisfied: (i) a Trigger Event is not in effect, (ii) the sum of the Class M2 Principal Balance, the Class B1 Principal Balance, the Overcollateralization Amount and the Collateralization Fund Balance divided by the sum of the Contract Balance and the Collateralization Fund Balance as of the immediately preceding Payment Date must be equal to or greater than 42.00% and (iii) the Class M1 Principal Payment Test is satisfied.

"Class Interest Rate": With respect to each Payment Date and the Class A1 Bonds, the Class Interest Rate initially will equal the per annum rate shown in the table on the cover page and, if MERIT or its affiliate does not exercise its option to redeem or effect a mandatory purchase of the Class A1 Bonds on the Payment Date after the First Optional Redemption Date, such per annum rate will be increased on the Payment Date after the First Optional Redemption Date as set forth in note 2 on the cover page. With respect to each Payment Date and the Class A2, Class A3, Class A4, Class M1 or Class M2 Bonds, the Class Interest Rate will equal the lesser of: (i) the per annum rate shown in the table on the cover page and, if MERIT or its affiliate does not exercise its option to redeem or effect a mandatory purchase of the Class A1, Class A2, Class A3, Class A4, Class M1 or Class M2 Bonds on the Payment Date after the First Optional Redemption Date, such per annum rate will be increased on the Payment Date after the First Optional Redemption Date as set forth in note 2 on the cover page; and
(ii) the Weighted Average Net Rate. With respect to each Payment Date and the Class B1 Bonds, the Class Interest Rate will equal the lesser of: (i) 7.88% and, if MERIT or its affiliate does not exercise its option to redeem or effect a mandatory purchase of the Class B1 Bonds on the Payment Date following the First Optional Redemption Date, such per annum rate will be increased on such Payment Date by 1.00%; and (ii) the Weighted Average Net Rate.

"Closing Date":  On or about September 2, 1999.

"Collateralization Fund Balance": With respect to each Payment Date, the sum of
(a) 34.97% of the unpaid principal balance of the assets in the Collateralization Fund other than Eligible Investments and (b) the principal balance of Eligible Investments held in the Collateralization Fund.

"Contracts":  The Initial Contracts and the Subsequent Contracts.

"Contract Balance": With respect to each Payment Date, the sum of (i) the aggregate Unpaid Principal Balances of the Contracts and (ii) the Pre-Funded Amount.

"Cumulative Losses": With respect to any Payment Date, the sum of the Losses for that Payment Date and each preceding Payment Date since August 10, 1999.

"Cumulative Losses Test": With respect to any Payment Date, the Cumulative Losses Test will be satisfied:

         (i) if such Payment Date occurs between September 1, 2004, and August 31, 2005, the Cumulative Losses as of such Payment Date are less than or equal to 8.00% of the Initial Contract Balance; and

         (ii) if such Payment Date occurs on or after September 1, 2005, the Cumulative Losses as of such Payment Date are less than or equal to 9.00% of the Initial Contract Balance.

"Current Interest": With respect to each Class of Bonds and each Payment Date, the interest accrued at the applicable Class Interest Rate for the applicable Accrual Period on the outstanding principal balance of such Class.

"Current Losses Test": With respect to any Payment Date, the aggregate Losses with respect to such Payment Date and the two preceding Payment Dates are less than or equal to 2.75% of the arithmetic average of the Contract Balance for the second preceding Payment Date and the current Payment Date.

"First Optional Redemption Date": The earlier of (i) the Payment Date in August 2004 or (ii) the first Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the aggregate principal balance of the Bonds on the Closing Date.

"Funding Period": The period commencing on the date the Bonds are issued and ending on the earlier of (i) the date on which the Pre-Funded Amount is less than $100,000 or (ii) the day before the Master Servicer Remittance Date preceding the Payment Date in November 1999.

"Indenture": The Indenture dated as of November 1, 1994, between MERIT and the Trustee, as amended by a First Supplemental Indenture dated as of November 1, 1994, and as supplemented by the Series 13 Supplement dated as of August 1, 1999.

"Initial Collateralization Fund Balance": The Collateralization Fund Balance as of the Closing Date.

"Initial Contracts": The Contracts pledged to the Trust Estate on the Closing Date.

"Initial Contract Balance": The sum of (i) the Unpaid Principal Balance of the Contracts on the Closing Date and (ii) the Original Pre-Funded Amount.

"Interest Payment Amount": On each Payment Date, the sum of (i) the portion of Available Funds attributable to interest on the Contracts, (ii) the amount withdrawn from the Capitalized Interest Account and deposited in the Collateral Proceeds Account and (iii) any interest earnings on the Collateralization Fund to the extent required to be used to pay Current Interest on the Bonds.

"Master Servicing Fee Rate":  0.02% per annum.

"Net Rate":  The interest rate on a Contract less the Administrative Cost Rate.

"Original Pre-Funded Amount":  $75,000,000.

"Overcollateralization Amount": With respect to each Payment Date, the excess of
(a) the Contract Balance over (b) the sum of the Senior Principal Balance, the Class M1 Principal Balance, the Class M2 Principal Balance and the Class B1 Principal Balance.

"Overcollateralization Percentage": With respect to any Payment Date, (a) zero, if the Senior Principal Balance, the Class M1 Principal Balance, the Class M2 Principal Balance and the Class B1 Principal Balance have not yet been reduced to zero after application of principal on the Current Payment Date and the Overcollateralization Test is not satisfied or (b) otherwise, a fraction, expressed as a percentage, the numerator of which is the Overcollateralization Amount as of such Payment Date and the denominator of which is the sum of: (i) the Senior Principal Balance, (ii) the Class M1 Principal Balance, (iii) the Class M2 Principal Balance, (iv) the Class B1 Principal Balance and (v) the Overcollateralization Amount.

"Overcollateralization Principal Payment Amount": The product of the Principal Payment Amount and the Overcollateralization Percentage.

"Overcollateralization Test": With respect to any Payment Date, the Overcollateralization Test will be satisfied if each of the following tests is satisfied: (i) the Payment Date occurs during or after September 2004, (ii) a Trigger Event is not in effect, (iii) the sum of the Overcollateralization Amount and the Collateralization Fund Balance divided by the sum of the Contract Balance and the Collateralization Fund Balance as of the immediately preceding Payment Date must be equal to or greater than 21.875%, (iv) the Overcollateralization Amount is not less than 2.00% of the Initial Contract Balance and (v) the Class B1 Principal Payment Test is satisfied.

"Payment Date": The 28th day of each month or, if such day is not a business day, then on the next succeeding business day, commencing on September 28, 1999.

"Pre-Funding Account": The account into which the Original Pre-Funded Amount will be deposited on the Closing Date.

"Pre-Funded Amount": With respect to each Payment Date, the Original Pre-Funded Amount less the amount theretofore applied to purchase Subsequent Contracts.

"Prepayment Period": With respect to each Payment Date, the period commencing on the twenty-first day of the month preceding the month in which the Payment Date is deemed to occur and ending on the twentieth day of the month in which the Payment Date is deemed to occur, except that the first Prepayment Period shall begin on the August 10, 1999, and end on September 20, 1999.

"Principal Balance": With respect to any Payment Date and any Class of Bonds or the Senior Bonds, the outstanding principal balance of such Class or the Senior Bonds, as the case may be.

"Principal Payment Amount": On each Payment Date, the sum of (i) the Available Funds (less the portion thereof attributable to interest) received with respect to the Contracts, (ii) on the Payment Date immediately following the end of the Funding Period any Pre-Funded Amount, (iii) an amount equal to any Losses incurred with respect to the Contracts during the related Prepayment Period to the extent any of the following amounts are available, to be drawn in the following order: (A) cash and cash equivalents in the Collateralization Fund attributable to principal ("Reserve Principal"), (B) the balance of the Interest Payment Amount (after providing for interest then due on the Bonds and the Servicing Fee) ("Excess Interest") and (C) any interest earnings on assets in the Collateralization Fund ("Reserve Interest") and (iv) the amount necessary to be paid as principal on the Bonds in order to ensure that the Subordination Balance will be at least equal to the Target Subordination Balance after payment of current Losses pursuant to clause (iii) above, to the extent any Excess Interest remains.

"Senior Bonds":  The Class A1, Class A2, Class A3 and Class A4 Bonds.

"Senior Percentage": With respect to any Payment Date: a fraction, expressed as a percentage, the numerator of which is the Senior Principal Balance and the denominator of which is the sum of: (i) the Senior Principal Balance, (ii) if the Class M1 Principal Payment Test is satisfied, the Class M1 Principal Balance, otherwise zero, (iii) if the Class M2 Principal Payment Test is satisfied, the Class M2 Principal Balance, otherwise zero, (iv) if the Class B1 Principal Payment Test is satisfied, the Class B1 Principal Balance, otherwise zero and (v) if the Overcollateralization Test is satisfied, the Overcollateralization Amount, otherwise zero.

"Senior Principal Payment Amount": The product of the Principal Payment Amount and the Senior Percentage.

"Servicing Fee Rate": The lesser of (i) 1% per annum and (ii) the amount specified in a servicing agreement as the rate to be used in determining the fee payable to a servicer. "Sixty-Day Delinquency Ratio": With respect to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were 60 days or more delinquent as of the end of the related Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory) and the denominator of which is the Contract Balance.

"Subordination Balance":  The sum of (A) the Overcollateralization Amount and
(B) the Collateralization Fund Balance.

"Subsequent Contracts": The Contracts pledged to the Trust Estate after the Bonds are issued.

"Target Subordination Balance": For any Payment Date prior to the Payment Date occurring in September 2004, 12.50% of the sum of (A) the Initial Contract Balance and (B) the Initial Collateralization Fund Balance. For any Payment Date on or after the Payment Date occurring in September 2004, the lesser of (i) 12.50% of the sum of (A) the Initial Contract Balance and (B) the Initial Collateralization Fund Balance and (ii) 21.875% of the sum of (A) the Contract Balance and (B) the Collateralization Fund Balance.

"Thirty-Day Delinquency Ratio": With respect to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were 30 days or more delinquent as of the end of the related Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory) and the denominator of which is the Contract Balance.

"Trigger Event": With respect to any Payment Date during or after September 2004, a Trigger Event exists if (i) the Cumulative Losses Test is not satisfied,
(ii) the Current Losses Test is not satisfied, (iii) the Thirty-Day Delinquency Ratio exceeds 7.00% or (iv) the Sixty-Day Delinquency Ratio exceeds 5.00%.

"Weighted Average Net Rate": With respect to any Payment Date, the weighted average (by principal balance) of the Net Rates on the Contracts.

The actual percentages in the definitions may be higher or lower depending on the final requirements of the Rating Agencies.


EVENTS OF DEFAULT

An Event of Default means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) on any Payment Date, default in the payment of Current Interest on any Senior Bond when the same shall become due and payable (or, after the Senior Bonds have been paid in full, the Class of Bonds then outstanding with the highest seniority), which Default shall continue for a period of five days; or

        (ii) on the Stated Maturity Date of any Class of Bonds, default in the payment in full of the outstanding principal balance of any such Class of Bonds; or

       (iii) default in the performance, or breach, of any other covenant or warranty of MERIT in the Indenture and continuance of such default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to MERIT by the Trustee or by the Holders of at least 66 2/3% in then outstanding principal balance of the Senior Bonds (or, after the Senior Bonds have been paid in full, the Class of Bonds then outstanding with the highest seniority), a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

        (iv) the entry of a decree or order by a court having jurisdiction in the premises adjudging MERIT bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of MERIT under the federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of MERIT or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (v) the institution by MERIT of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy
                  Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of MERIT or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by MERIT in furtherance of any such action.

Upon the occurrence of a default with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both) and the continuance of such default for 60 days, the Trustee is required to resign as trustee for any Class of Bonds which is subordinate to the outstanding Class of Bonds with the highest seniority. MERIT is required in such circumstances to appoint one or more separate trustees for the Holders of such Classes of Bonds; PROVIDED, HOWEVER, that, if MERIT fails to appoint such separate trustees within 15 days thereafter, the Trustee immediately petition a court of competent jurisdiction to appoint such separate trustees.

Each Bondholder shall be deemed to have agreed, by its acceptance of its Bond, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of MERIT for a period of one year and one day following the payment in full of the Bonds and any other bonds of MERIT.

Upon certain Events of Default, the Holders of the Bonds shall have the remedies described in the Indenture. See "THE INDENTURE -- Default" in the Prospectus with respect to the rights of the Bondholders. Funds collected by the Trustee following an Event of Default will be applied in the order specified above under "-- Payments of Principal and Interest" on page S-6.

SO LONG AS THE SENIOR BONDS (AND AFTER THE SENIOR BONDS HAVE BEEN PAID IN FULL, THE CLASS M1 BONDS; AND AFTER THE CLASS M1 BONDS HAVE BEEN PAID IN FULL, THE CLASS M2 BONDS) ARE OUTSTANDING, THE FAILURE TO PAY INTEREST ON OR PRINCIPAL OF ALL CLASSES OF BONDS SUBORDINATE THERETO PRIOR TO THE STATED MATURITY DATE WILL NOT CONSTITUTE AN EVENT OF DEFAULT.

LOSSES

Losses with respect to the Contracts will be borne, by virtue of the payment priorities described herein, first, by the cash and cash equivalents on deposit in the Collateralization Fund attributable to principal, second, by any interest received on the Contracts in excess of interest required to be paid on the Bonds on any Payment Date, third, by any interest earnings on assets on deposit in the Collateralization Fund, fourth, by the limited overcollateralization of the Bonds and, fifth, by the Class B1, Class M2 and Class M1 Bonds (in that order) before any losses will be borne by the Class A1, Class A2, Class A3 and Class A4 Bonds. Losses will be borne by the Class A1, Class A2, Class A3 and Class A4 Bonds PRO RATA based on their outstanding principal balance.


STATED MATURITY DATES

The Stated Maturity Dates for the Bonds are set forth on the cover page hereof and represent the dates on which the Bonds are payable in full. The Stated Maturity Dates for the Bonds have been calculated in accordance with the assumptions set forth under "MATURITY AND PREPAYMENT CONSIDERATIONS" on page S-21.


OPTIONAL REDEMPTION

On any Payment Date on or after the earlier of (i) the Payment Date in August 2004 and (ii) the first Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the aggregate principal balance of the Bonds on the Closing Date (the "First Optional Redemption Date"), MERIT may redeem the Bonds in whole, but not in part, or an affiliate of MERIT may effect a mandatory purchase of a Class of Bonds in whole, but not in part, without retiring such Bonds so that a designee of the Issuer has the ability to own or resell such Bonds.

Any such redemption or mandatory purchase will be paid in cash at a price equal to 100% of the aggregate outstanding principal balance of the Class of Bonds so redeemed, plus accrued and unpaid interest for the applicable Accrual Period. See "DESCRIPTION OF THE BONDS -- Redemption" in the Prospectus.

Any redemption of a Class of Bonds may have an adverse effect on the yield of such Class, because such redemption would have the same effect on such Class as a prepayment in full of the Contracts. See "YIELD CONSIDERATIONS" on page S-26.


                             SECURITY FOR THE BONDS

THE COLLATERAL

The collateral for the Bonds initially will consist of (i) manufactured housing installment sales contracts pledged by MERIT (the "Initial Contracts") and the Original Pre-Funded Amount and (ii) initial deposits by MERIT in the Collateralization Fund and the Capitalized Interest Account.

THE INITIAL CONTRACTS

The Initial Contracts include both Adjustable Rate Contracts, which provide for adjustments in their interest rates as described below, and Level Payment Contracts, which have fixed annual percentage rates and provide for level monthly payments over their term sufficient to amortize the principal balance in full. 13.65% of the Initial Contracts provide for allocation of payments according to the "actuarial" method (each, an "Actuarial Contract") and the balance provide for allocation of payments according to the simple interest method (each, a "Simple Interest Contract").

The portion of each monthly payment for any Actuarial Contract allocable to principal will be equal to the total amount thereof less the portion allocable to interest. In each month, the portion allocable to interest is a precomputed amount equal to one month's interest on the principal balance determined by reducing the initial principal balance by the principal portion of all monthly payments that were due in prior months (whether or not timely made) and all prior partial principal prepayments. Thus, each payment allocated to a scheduled monthly payment of an Actuarial Contract will be applied to interest and principal in accordance with such allocation whether such monthly payment is received in advance of or subsequent to the date it is due. All payments received on an Actuarial Contract (other than prepayments in full or in part) will be applied when received to current and any previously unpaid monthly payments in the order they were due.

Payments on a Simple Interest Contract will be applied first to interest accrued through the date immediately preceding the date of receipt of payment and then to unpaid principal. Accordingly, if an obligor pays an installment less than one month after the previous payment, the portion of the payment allocable to interest will be less than if the payment had been made when due, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an obligor pays an installment more than one month after the previous payment, the portion of the payment allocable to interest for the payment period will be greater than if the payment had been made when due, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized more slowly than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

Whenever reference is made herein to a percentage of the Initial Contracts or to the characteristics of the Initial Contracts, the calculation is approximate and is based on the Unpaid Principal Balances of the Initial Contracts as of August 10, 1999.

All the Initial Contracts have an original term to maturity of not more than 30 years. The weighted average remaining term to stated maturity of the Initial Contracts was 318 months. 1.69% of the Initial Contracts were Adjustable Rate Contracts and 98.31% were Level Payment Contracts.

As specified in the related Contract, the interest rate on each Adjustable Rate Contract will adjust on each Interest Adjustment Date applicable thereto to a rate that is calculated in accordance with the average of LIBOR for six-month Eurodollar deposits in the London market based on quotations of major banks as published either by Fannie Mae or THE WALL STREET JOURNAL (the "Six-Month LIBOR Index") and a fixed percentage (the "Gross Margin"), subject to, in most cases,
(i) a maximum periodic increase or decrease of 1% per annum (a "Periodic Rate Cap") and (ii) any minimum and maximum lifetime interest rate. Adjustments are subject to Periodic Rate Caps, and minimum and maximum lifetime interest rates, and, accordingly, the interest rate on any such Adjustable Rate Contract, as adjusted on any Interest Adjustment Date, may not equal the sum of the Six-Month LIBOR Index and the applicable Gross Margin.

With respect to the Initial Contracts, (i) the interest rates range from 5.75% to 14.25%, with a weighted average interest rate of 8.88% . For the Adjustable Rate Contracts, (i) the weighted average Gross Margin is 5.80%, (ii) the maximum lifetime interest rates range from 11.25% to 16.25%, with a weighted average maximum lifetime interest rate of 14.26%, and (iii) the minimum lifetime interest rates range from 6.25% to 11.25%, with a weighted average minimum lifetime interest rate of 9.26%. In no case will the minimum lifetime interest rate of an Adjustable Rate Contract be less than the Gross Margin of such Contract.

DELINQUENCIES. Delinquencies with respect to the Initial Contracts are as follows:

       31 TO 60 DAYS       61 DAYS AND GREATER       TOTAL
         1.36%                   0.0%                1.36%
Nonperforming manufacturing housing installment sales contracts having an aggregate unpaid principal balance of $5,064,894 have been deposited in the Collateralization Fund. If those contracts had been included in the Initial Contracts, the delinquency percentages set forth above would have been higher.


SELECTED INITIAL CONTRACT DATA

The Initial Contracts and related properties securing the Initial Contracts have the characteristics set forth in the following tables as of August 10, 1999. The characteristics of the Initial Contracts actually pledged to secure the Bonds may vary from information set forth herein due to a number of factors, including prepayments, delinquencies and losses with respect to the Initial Contracts from August 10, 1999 to the Closing Date and the acquisition of additional Contracts by MERIT before the Closing Date. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%. Whenever reference is made in the tables to a percentage of the Initial Contracts, such percentage is based on the aggregate Unpaid Principal Balance of the Initial Contracts as of August 10, 1999. Percentages may not sum to 100% due to rounding.

                       SELECTED DATA FOR INITIAL CONTRACTS


1)  CURRENT UNPAID PRINCIPAL BALANCE

                        NUMBER      UNPAID         UNPAID
    CURRENT UNPAID         OF      PRINCIPAL      PRINCIPAL
PRINCIPAL BALANCE ($)    LOANS    BALANCE ($)    BALANCE (%)
      1  -   10,000          42       320,757           *
 10,001  -   20,000         371     5,976,386           2
 20,001  -   30,000       1,192    30,680,571          10
 30,001  -   40,000       1,624    56,723,964          19
 40,001  -   50,000       1,281    57,455,345          19
 50,001  -   60,000       1,030    56,362,513          19
 60,001  -   70,000         620    40,006,346          13
 70,001  -   80,000         276    20,571,042           7
 80,001  -   90,000         176    14,902,195           5
 90,001  -  100,000         105     9,917,317           3
100,001  -  110,000          43     4,498,417           1
110,001  -  120,000          27     3,077,043           1
120,001  -  130,000          12     1,502,560           *
130,001  -  170,000          14     1,981,099           1
                        -------  ------------       -----
  Totals:                 6,813   303,975,556         100
                        =======  =============      =====
The average Unpaid Principal Balance is $44,617, the maximum Unpaid Principal Balance is $165,506 and the minimum Unpaid Principal Balance is $773.

2)  REMAINING TERM TO STATED MATURITY

                        NUMBER      UNPAID        UNPAID
    REMAINING TERM        OF       PRINCIPAL     PRINCIPAL
       (MONTHS)          LOANS    BALANCE ($)   BALANCE (%)
    1    -   150            364    7,617,374            3
  151    -   210            638   18,496,195            6
  211    -   250            943   32,578,389           11
  251    -   290            307   10,944,932            4
  291    -   330            313   11,252,570            4
  331    -   340          1,152   54,102,890           18
  341    -   350             29    1,519,853            *
  351    -   355            100    5,840,873            2
  356    -   360          2,967  161,622,480           53
                          -----  -----------         ----
    Totals:               6,813  303,975,556          100
                          =====  ===========         ====

The weighted average remaining term to stated maturity is 318 months.

3)  ORIGINAL LOAN-TO-VALUE RATIO(1)

                        NUMBER      UNPAID        UNPAID
ORIGINAL LTV RATIO(%)     OF       PRINCIPAL     PRINCIPAL
                         LOANS    BALANCE ($)   BALANCE (%)
  50.00 and below           100     2,394,193           1
  50.01  -  55.00            47     1,348,687           *
  55.01  -  60.00            59     2,087,418           1
  60.01  -  65.00            77     2,928,879           1
  65.01  -  70.00           119     5,632,169           2
  70.01  -  75.00           187     9,220,325           3
  75.01  -  80.00           567    27,120,170           9
  80.01  -  85.00           936    44,454,166          15
  85.01  -  90.00         2,376   107,262,851          35
  90.01  -  95.00         2,185    95,182,421          31
  95.01  - 100.00           160     6,344,277           2
                          -----   -----------       -----
   Totals:                6,813   303,975,556         100
                          =====   ===========         ===

(1) The Loan-to-Value Ratio of a Contract is equal to the ratio (expressed as a percentage) of the original amount financed and the fair market value of the property at the time of origination. The fair market value of the manufactured homes is the total amount of the related contract plus any cash downpayment and the value of any trade-in and in the case of a land-secured Contract, the value of the land securing the Contract as appraised at origination. The weighted average original loan-to-value ratio is 87.27%.

4)  CURRENT INTEREST
                        NUMBER      UNPAID        UNPAID
   CURRENT INTEREST        OF      PRINCIPAL     PRINCIPAL
      RATES (%)          LOANS    BALANCE ($)   BALANCE (%)
   5.750   -   5.999         36    3,064,086             1
   6.250   -   6.499         42    3,206,816             1
   6.500   -   6.749         77    5,960,790             2
   6.750   -   6.999        352   22,024,556             7
   7.000   -   7.249         42    2,779,984             1
   7.250   -   7.499        222   13,585,872             4
   7.500   -   7.749        396   21,260,731             7
   7.750   -   7.999        566   28,564,431             9
   8.000   -   8.249        154    8,007,648             3
   8.250   -   8.499        346   18,156,718             6
   8.500   -   8.749        438   21,682,709             7
   8.750   -   8.999        527   22,802,875             8
   9.000   -   9.249        195    8,938,277             3
   9.250   -   9.499        363   13,782,444             5
   9.500   -   9.749        462   19,055,218             6
   9.750   -   9.999        645   25,009,662             8
  10.000   -  10.249         93    3,868,033             1
  10.250   -  10.499        289   10,391,319             3
  10.500   -  10.749        361   12,939,062             4
  10.750   -  10.999        336   12,100,451             4
  11.000   -  11.249         88    3,358,816             1
  11.250   -  11.499        136    4,381,626             1
  11.500   -  11.749        235    7,506,391             2
  11.750   -  11.999        148    4,344,173             1
  12.000   -  12.249         43    1,232,446             *
  12.250   -  12.499         85    2,251,901             1
  12.500   -  12.749         43    1,324,724             *
  12.750   -  12.999         42    1,144,613             *
  13.000   -  13.249          5      141,465             *
  13.250   -  13.499         32      821,845             *
  13.500   -  13.749          5       89,650             *
  13.750   -  13.999          8     188, 569             *
  14.000   -  14.250          1        7,654             *
                        -------  -----------         -----
     Totals:              6,813  303,975,556           100
                        =======  ===========         =====
The weighted average current interest rate per annum is 8.88%.

5)  STATE DISTRIBUTION OF PROPERTIES

        STATE          NUMBER       UNPAID        UNPAID
                       OF LOANS   PRINCIPAL     PRINCIPAL
                                 BALANCE ($)   BALANCE (%)
   Texas                  1,400    57,296,309           19
   North Carolina           742    38,483,485           13
   Georgia                  669    29,131,048           10
   South Carolina           542    25,036,353            8
   Michigan                 486    20,182,848            7
   Kentucky                 387    15,211,316            5
   Tennessee                313    13,604,243            4
   Oregon                   189    10,685,643            4
   Florida                  215     9,910,951            3
   Ohio                     250     9,799,521            3
   Virginia                 199     9,403,564            3
   Washington               150     8,801,737            3
   West Virginia            187     7,613,055            3
   Arkansas                 149     6,810,466            2
   Mississippi              145     6,424,954            2
   Arizona                  117     5,649,211            2
   Alabama                  113     5,099,737            2
   California                98     4,538,013            1
   Oklahoma                  90     4,009,292            1
   Idaho                     76     3,833,641            1
   Indiana                   90     3,659,933            1
   New York                  62     2,315,651            1
   Others                   144     6,474,586            2
                          -----   -----------          ---
   Totals:                6,813   303,975,556          100
                          =====   ===========          ===
Others include: Colorado, Delaware, Illinois, Kansas, Louisiana, Maryland, Missouri, Nevada, New Mexico, Pennsylvania, Utah and Vermont.

6)  NEW OR USED

                       NUMBER       UNPAID        UNPAID
                       OF LOANS   PRINCIPAL     PRINCIPAL
                                 BALANCE ($)   BALANCE (%)
 New                    5,946    276,825,069         91
 Used                     867     27,150,488          9
                        -----    -----------       ----
 Totals                 6,813    303,975,556        100
                        =====    ===========       ====

7)  SINGLE OR MULTI-WIDE

                       NUMBER       UNPAID        UNPAID
                       OF LOANS   PRINCIPAL     PRINCIPAL
                                 BALANCE ($)   BALANCE (%)
Single Wide              2,542    75,503,310           25
Multi-Wide               4,271   228,472,246           75
                         -----   -----------         ----
Totals                   6,813   303,975,556          100
                         =====   ===========         ====

8)  YEAR OF LOAN ORIGINATION

        YEAR          NUMBER        UNPAID        UNPAID
                      OF LOANS    PRINCIPAL     PRINCIPAL
                                 BALANCE ($)   BALANCE (%)
 1999                 4,447    212,336,184          70
 1998                    40      3,580,441           1
 1997                 2,314     87,607,825          29
 1996                    12        451,107           *
                      -----    -----------        ----
 Totals               6,813    303,975,556         100
                      =====    ===========        ====


YEAR 2000 READINESS DISCLOSURE

The Master Servicer and the Servicer are preparing their computer systems and computer-driven equipment and devices for the year 2000. Virtually every computer operation could be affected in some way by the rollover of the two-digit year value from 99 to 00. Systems that do not properly recognize date-sensitive information when the year changes to 2000 could fail or generate erroneous data. The year 2000 problem could affect traditional information systems and embedded systems. It could also affect software or computer applications that use, store, transmit or receive information involving dates.

The objective of the Master Servicer and the Servicer is to be year 2000 compliant. "Year 2000 compliant" means that critical systems, devices, applications and business relationships have been evaluated and are expected to be suitable for continued use into and beyond the year 2000. To that end, they have evaluated their critical systems, devices, applications and business relationships to determine the extent to which they are in fact "year 2000 compliant.

The Master Servicer and the Servicer expect to have systems and applications capable of processing, before January 1, 2000, date and date-related data consistent with the functionality of such systems and applications and without a material adverse effect upon its performance of services.


ADDITIONAL INFORMATION

The description in this Prospectus Supplement of the Initial Contracts is calculated as of the close of business on August 10, 1999, when the aggregate unpaid principal balance of the Initial Contracts was expected to be $303,975,556. However, the Contracts on which those calculations are based do not include Initial Contracts pledged to secure the Bonds and acquired by MERIT prior to the Closing Date but after those calculations were made. Further, certain Contracts on which those calculations are based may not be included among the Initial Contracts pledged to secure the Bonds as of the Closing Date. The Initial Contracts are now expected to have an aggregate unpaid principal balance of approximately $322,453,213 as of August 10, 1999. Nevertheless, MERIT may acquire additional Contracts before the Closing Date and some of the Initial Contracts may be removed prior to closing as a result of incomplete documentation or non-compliance with representations and warranties, if MERIT deems such removal necessary or appropriate, and MERIT may substitute other contracts subject to certain terms and conditions. Neither the removal or substitution of contracts nor the addition of contracts not included originally are expected to cause material variances from the information set forth herein.

A current report on Form 8-K will be available to purchasers of the Bonds and will be filed with the Securities and Exchange Commission, together with the Indenture, within fifteen days after the initial issuance of the Bonds and will provide additional information with respect to the Contracts actually pledged to the Bonds on the Closing Date. A current report on Form 8-K will also be filed within 15 days of the ending of the Funding Period with respect to the Pre-Funded Amount reflecting the purchase of any other Subsequent Contracts (see " -- SUBSEQUENT CONTRACTS" below). Also, MERIT intends to file certain additional yield tables and other computational materials with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriters at the request of certain prospective investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions; see "MATURITY AND PREPAYMENT CONSIDERATIONS" on page S-21. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

The Master Servicer will make available on an ongoing basis current information relating to the Collateral, including (i) Contract delinquencies of 30 days, 60 days and 90 days or over, (ii) Contracts in foreclosure, (iii) REO, (iv) Losses on the Contracts, (v) the remaining Overcollateralization Amount, and (vi) modifications made to Contracts.


SUBSEQUENT CONTRACTS

The application of the Pre-Funded Amount to the purchase of Subsequent Contract is subject to certain conditions including, but not limited to the following:
(a) each Subsequent Contract must satisfy the same representations and warranties as the Initial Contracts; (b) Subsequent Contracts may not be selected in a manner that is reasonably believed to be adverse to the interests of the Bondholders; (c) each Subsequent Contract must satisfy the following criteria: (i) such Subsequent Contract may not be 30 or more days delinquent;
(ii) the lien securing such Subsequent Contract must be a first lien; (iii) such Contract may not have a loan-to-value ratio greater than 100%; (iv) such Contract may not have an interest rate less than 6.50% per annum (or, in the case of an Adjustable Rate Contract, a minimum interest rate less than 6.25% per annum); (v) such Contract may not have a principal balance greater than $125,000 ($175,000 in the case of a Contract secured by a mortgage); and (vi) such Contract may not have an initial term of more than 30 years; and (d) following the purchase of such Contracts, (i) the weighted average interest rate of the Contracts may not be less than 8.78% per annum, (ii) at least 85% of the Subsequent Contracts will have a minimum interest rate of 7.00% per annum, (iii) the weighted average loan-to-value ratio of the Contracts may not exceed 92%,
(iv) the weighted average remaining term to maturity will be no more than 332 months, (v) the percentage of the Contracts (by unpaid principal balance) in any State in which more than 5% of the Initial Contracts (by unpaid principal balance) were located will not be greater than the sum of such percentage of the Initial Contracts plus 2%, (vi) the percentage (by unpaid principal balance) of the Contracts with respect to which the borrower is not the original owner of the related Manufactured Home will not exceed 10% and (vii) no more than 2% of the Contracts may be Adjustable Rate Contracts.


SUBSTITUTION OF CONTRACTS

In certain circumstances within two years of the Closing Date, MERIT may pledge to the Trustee a Contract in substitution for a Contract initially pledged (an "Original Contract") to secure the Bonds in the event of a breach of a representation or warranty with respect to such Original Contract or in the case of defective or incomplete documentation with respect to such Original Contract which materially and adversely affects the value of such Original Contract. It is anticipated that any substitution for an Original Contract will not materially change the characteristics of the Contracts as set forth above.


                           SERVICING OF THE COLLATERAL


GENERAL

MASTER SERVICER -- DYNEX. Dynex has been engaged to act as Master Servicer and will initially be performing all master servicing and bond administration duties. As of June 30, 1999, Dynex acted as master servicer for approximately 29,000 loans, including single family mortgage loans, manufactured housing installment sales contracts, multifamily mortgage loans and commercial mortgage loans, with an aggregate principal balance of approximately $3.9 billion. See "THE ISSUER" in the Prospectus.

Dynex currently has recourse credit facilities aggregating in excess of $1 billion. Dynex has not obtained replacement financing for a $100 million credit facility secured by loans serviced by AutoBond Acceptance Corp., that expires in September 1999.

Dynex sought and has received a temporary injunction to compel AutoBond and its affiliates to release to Dynex the related loan files and servicing rights. Nevertheless, Dynex can give no assurance as to when it will actually obtain the related loan files and servicing rights. Dynex believes that, if AutoBond and its affiliates do not release the servicing files, it will be difficult for Dynex to secure replacement financing for its credit facility that expires in September 1999. Moreover, regardless of the location of the servicing files, it may be difficult for Dynex to secure such replacement financing.

Dynex's credit facilities contain "cross-default" provisions that cause a default on any one credit facility to be a default on each. If Dynex does not secure new sources of credit or obtain an extension of existing facilities, it may default on one or more of its facilities, including the $100 million credit facility that expires in September 1999. If a default occurs, Dynex may not be able to master service the contracts and payments to bondholders may be delayed or challenged.

STAND-BY MASTER SERVICER -- NORWEST. Norwest Bank Minnesota, National Association, has agreed to be the Stand-By Master Servicer of the Contracts; if the appointment of Dynex as Master Servicer is not renewed, Norwest will assume some of the master servicing duties (but not certain of the bond administration duties of Dynex). Moreover, Norwest will not assume Dynex's duties to supervise, administer, monitor and oversee the servicing by the Servicer. Instead, if Norwest becomes the master servicer, the Issuer or an affiliate will be responsible for supervising the servicing of the Contracts by the Servicer. The principal executive offices of Norwest are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota. Norwest performs its master servicing and bond administrator activities principally at 11000 Broken Land Parkway, Columbia, Maryland. Norwest is engaged in the business of master servicing, on behalf of third party investors, residential single family mortgage loans secured by properties located in all 50 states and the District of Columbia. As of June 30, 1999, Norwest was master servicing more than 639,000 mortgage loans representing an aggregate outstanding principal balance of approximately $73 billion.

SERVICER -- DYNEX SERVICES. Dynex Services, a division of Dynex Financial, Inc., an affiliate of MERIT, has been retained on a quarterly basis as the Servicer of the Contracts. Dynex Services commenced its servicing operations in November 1996. Dynex Services services all the manufactured housing contracts it originates or purchases from its servicing operation located in Fort Worth, Texas. As of June 30, 1999, Dynex Services serviced a portfolio of approximately 20,638 manufactured housing contracts totaling approximately $893 million.

The following sets forth the delinquency experience related to manufactured housing contracts serviced through Dynex Services for fiscal years ending 1997 and 1998 and the six months ended June 30, 1999:




                                                                          AT DECEMBER 31,          AT JUNE 30
                                                                   ------------------------------
                                                                        1997           1998           1999
                                                                   --------------------------------------------
                                                                              (Dollars in Thousands)

    Outstanding Dollars of  Serviced Assets (1)..................     $286,873       $708,620       $893,447
    Delinquent Dollars (2):
         30 - 59 days............................................       $4,704         $7,515         $9,189
         60 - 89 days............................................         $977         $2,020         $3,197
         90 days or more.........................................       $1,360         $2,347         $4,191
    Total Dollars Delinquent.....................................       $7,041        $11,882        $16,577
    Delinquency as a Percentage of Serviced Assets (3)...........         2.45%          1.68%          1.86%
    Percentage of Serviced Assets Repossessed/Foreclosed.........          .33%           .73%           .59%
    Net Loss Percentage (4)......................................          .21%           .54%           .49%


-------------------
(1)  Excludes contracts already in repossession/foreclosure.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the following month.
(3)  By outstanding dollars as of period end.

(4) The calculation of net loss percentage includes unpaid interest accrued through the date of liquidation and all repossession liquidation expenses and is based on the principal balance of contracts being serviced as of period end including contracts already in repossession/foreclosure.

PROPOSED SALE OF DYNEX SERVICES BY DYNEX -- Dynex announced during the second quarter of 1999 that it had retained Lehman Brothers Inc., one of the underwriters of the Offered Bonds, as an advisor to assist in the sale of Dynex Services. Dynex has not yet identified a purchaser for Dynex Services.

STAND-BY SERVICER -- GreenPoint Credit Corp. has been retained as Stand-By Servicer for the Contracts and will become the Servicer if the appointment of Dynex Services as Servicer is not renewed. If GreenPoint becomes the Servicer, it will service the Contracts under its own servicing agreement and the Servicing Fee will not be subordinate to payments on the Bonds.

TERMS OF SERVICING AND MASTER SERVICING ARRANGEMENTS -- Dynex's engagement as Master Servicer and Dynex Services' engagement as Servicer are on a quarterly basis with initial terms ending December 31, 1999. These engagements may be renewed for subsequent quarterly terms by the Trustee; provided that the Trustee shall not renew either such engagement unless it receives a letter from Fitch IBCA, Inc., in its capacity as one of the Rating Agencies, prior to any quarterly renewal date, confirming that such renewal will not result in a downgrading of its rating of any of the Bonds. In addition, the servicing agreement includes triggers that may result in termination if Dynex Service's servicing performance does not meet required standards. If either agreement is not renewed or is terminated, there may be disruptions in the administration of the contracts. In particular, it is likely that delinquencies on the contracts will increase temporarily, possibly resulting in increased losses, until the stand-by servicer has completed the logistical processes necessary to render it fully capable of servicing the contracts effectively.

If Fitch IBCA, Inc. confirms that there will be no adverse effect on its then ratings of the Bonds, the requirement of quarterly renewals of the Servicing and Master Servicing Agreements will be removed.


ADVANCES

On or before each Payment Date, the Servicer will be obligated (subject to the limitations provided in its servicing agreement) to make a cash advance (an "Advance") with respect to any delinquent loan in an amount equal to the sum of
(i) the scheduled payment (the interest portion only in the case of Simple Interest Contracts and, in any case, without deduction of the Servicing Fee so long as Dynex Services is the Servicer), (ii) amounts for the payment of assessments, insurance premiums and property protection expenses and (iii) amounts to cover expenses relating to foreclosure and liquidation. Dynex (but not Norwest) as Master Servicer will be obligated to make any required advance if the Servicer fails to make such advance. The Trustee will be obligated to make any required Advance if the Master Servicer fails to do so. Nevertheless, none of them is required to make any Advance if it has determined in its good faith business judgment that such advance would not be recoverable. See "SERVICING OF THE COLLATERAL" in the Prospectus.


FORBEARANCE AND MODIFICATION AGREEMENTS

To the extent set forth in the Servicing Agreement, the Servicer may, with the approval of the Master Servicer in most cases, enter into a forbearance or modification agreement with the borrower under a defaulted Contract, provided that such Servicer and, if required, the Master Servicer have determined in their good faith business judgment that granting such forbearance or modification will maximize recovery to the Trust Estate on a present value basis. The interests of the Master Servicer in determining whether to enter into a forbearance or modification agreement (or in establishing the terms of any such forbearance or modification agreement) may conflict with the interests of Bondholders.


EVENTS OF DEFAULT


Dynex will generally have the right to terminate the Servicer in the event of a breach by such Servicer of any of its obligations thereunder. In the event of such termination, Dynex generally assumes certain of such Servicer's servicing obligations, including the obligation to make Advances (limited as provided herein under "--Advances"), until such time as a successor servicer is appointed. If Dynex is unable to act as servicer, Dynex will generally appoint or petition a court of competent jurisdiction for the appointment of a suitable loan servicing institution to act as successor servicer under such Servicing Agreement. Pending such appointment, Dynex will be obligated to service the Contracts subject to the same limitations as apply to the Master Servicer's obligation to fulfill the servicing responsibility of a terminated servicer. Any successor servicer, including Dynex, will be entitled generally to compensation arrangements similar to, and not in excess of, those provided to the terminated Servicer. If Norwest becomes the Master Servicer, it is anticipated that GreenPoint Credit Corp. will become the Servicer.


SERVICING AND OTHER COMPENSATION AND EXPENSES

The primary compensation payable to the Servicer is the monthly servicing fee (the "Servicing Fee"), which fee is capped at an amount equal to 1/12 of 1% (the "Servicing Fee Rate") multiplied by the Unpaid Principal Balance of each Contract on the first day of the Due Period preceding each Payment Date. So long as Dynex Services is the Servicer of the Contracts, Dynex Services will remit the monthly payments on the Contracts without retaining the Servicing Fee and the Trustee will pay such Servicing Fee to Dynex Services to the extent of the Interest Payment Amount available after having paid interest on the Bonds. In addition to the Servicing Fees, late payment fees, loan assumption fees and conversion fees with respect to the Contracts, and any interest or other income earned on collections with respect to the Contracts pending remittance to the Master Servicer will be paid to or retained by the Servicer as additional servicing compensation. The Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the related Contracts and incurred by the Servicer in connection with its responsibilities under the Servicing Agreement. The Master Servicing Fee will be equal to 0.02% per annum on the aggregate Unpaid Principal Balance of the Contracts.


SPECIAL SERVICER

A Special Servicer acceptable to the Rating Agencies may be appointed to undertake some of or all the Servicer's obligations with respect to Contracts that are in default. The Special Servicer, if any, may be entitled to various fees, including, but not limited to, (i) a special servicing fee expressed as a fixed percentage of the remaining Unpaid Principal Balance of each specially serviced Contract, (ii) a performance fee applicable to each liquidated Contract based upon the Liquidation Proceeds of such Contract, or both. See "SERVICING OF THE COLLATERAL -- Special Servicing Agreement" in the Prospectus.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

The Stated Maturity Date for Class A1, Class A3, Class A4, Class M1, Class M2 and Class B1 Bonds was calculated by adding approximately four years to the last scheduled payment date on the Contracts originally pledged to such Bonds. The Stated Maturity Date for the Class A2 Bonds was calculated by adding approximately twelve months to the last scheduled payment date on the Contracts originally pledged to such Bonds.

Because the rate of payment (including payments attributable to prepayments, defaults, liquidations, and repurchases) of principal on the Contracts may exceed the scheduled rate of payments, and could exceed such scheduled rate by a substantial amount, the actual final payment of principal of the Bonds may be earlier, and could be substantially earlier, than the Stated Maturity Date of such Class.

WEIGHTED AVERAGE LIFE OF THE BONDS

Weighted average life refers to the average amount of time that will elapse from the date of delivery of a bond until each dollar of principal of such bond will be repaid to the investor. The weighted average life of the Bonds will be influenced by the rate at which principal of the Contracts is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes payments resulting from refinancings, liquidations of the Contracts due to defaults, casualties, indemnifications and purchases by or on behalf of MERIT or the Servicer, as the case may be).

Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this Prospectus Supplement, the Manufactured Housing Prepayment Model ("MHP"), is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new manufactured housing installment sales contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

As used in the following tables "200% MHP" assumes the Contracts will prepay at rates equal to twice 100% of the MHP assumed prepayment rates; "300% MHP" assumes the Contracts will prepay at rates equal to three times 100% of the MHP prepayment rates, and so forth.


FACTORS AFFECTING PREPAYMENTS ON THE CONTRACTS

The rate of payments (including prepayments) on a pool of manufactured housing installment sale contracts is influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing interest rates fall significantly below the then current interest rates on the Contracts or significantly below the maximum lifetime interest rates on the Adjustable Rate Contracts, the rate of prepayments on such Contracts would be expected to increase. Conversely, if prevailing rates rise significantly above the then current interest rates on the Contracts or significantly above the maximum lifetime interest rates on the Adjustable Rate Contracts, the rate of prepayments would be expected to decrease. Other factors affecting prepayment of Contracts include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the related properties and servicing decisions, as well as Contract terms and the type of collateral securing a Contract. See "SECURITY FOR THE BONDS -- Selected Initial Contract Data" on page S-15. The Contracts may be prepaid, in whole or in part, at any time by the borrowers. NO ASSURANCE CAN BE GIVEN AS TO THE RATE OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON THE CONTRACTS.

Of the Contracts, 1.69% were Adjustable Rate Contracts as of August 10, 1999. MERIT is not aware of any publicly available statistics relating to the principal prepayment experience of adjustable rate manufactured housing installment sales contracts loans over an extended period of time, and MERIT's experience with respect to adjustable rate contracts is insufficient to draw any conclusions with respect to the expected prepayment rates on the Adjustable Rate Contracts. Defaults on Adjustable Rate Contracts leading to foreclosure and the ultimate liquidation of the related properties may occur with greater frequency in their early years, although little data is available with respect to the rate of default on Adjustable Rate Contracts. Increases in the required monthly payments on the Adjustable Rate Contracts may result in a default rate higher than that on contracts with fixed interest rates. MERIT, at its option, may purchase, on any Payment Date, any Contract that is delinquent in payment by 90 days or more. Any such purchase must be made at a price equal to the outstanding principal balance of the related Contract plus accrued and unpaid interest thereon at its interest rate through the Payment Date following the date of purchase. See "YIELD CONSIDERATIONS" and "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus. Furthermore, MERIT will have the option to pledge to the Trustee a Substitute Contract in substitution for a defaulted Contract or REO, as more particularly described in "SECURITY FOR THE BONDS -- Substitution of Contracts" on page S-18. The weighted average life of the Bonds may increase to the extent that MERIT exercises its option to pledge Substitute Contracts to the Trustee for defaulted Contracts or Repo Property, because such substitution will be effected in lieu of foreclosure and disposition of the related properties or Repo Property and the payment of Liquidation Proceeds to Holders of the Bonds. See "YIELD CONSIDERATIONS" on page S-26.

The interest rates on the Adjustable Rate Contracts will adjust periodically (although not on the same dates), generally based on the current Six-Month LIBOR Index as applicable (which may not rise and fall consistently with prevailing interest rates or other adjustable rate residential loans based on other indices), plus the Gross Margins for the Adjustable Rate Contracts (which may be different from the current margins on other adjustable rate residential loans). As a result, the interest rates on the Adjustable Rate Contracts at any time may not equal the prevailing rates for similar adjustable rate residential loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated. See "RISK FACTORS -- Uncertain Timing of Principal" on page S-3.


MANDATORY PREPAYMENT

If not all the Original Pre-Funded Amount is used to acquire Subsequent Contracts, then the Holders of the Bonds then entitled to receive payments of principal will receive a partial prepayment on the Payment Date immediately following the end of the Funding Period.

Although no assurances can be given, MERIT expects that the principal amount of Subsequent Contracts to be purchased will require the application of substantially all the Original Pre-Funded Amount and that there should be no material prepayment as a result of a failure to purchase Subsequent Contracts.


MODELING ASSUMPTIONS

The following assumptions (the "Modeling Assumptions") have been used in preparing the principal decrement tables on the following pages (the "DEC Tables"). It has been assumed that: (1) the Adjustable Rate Contracts consist of one assumed Adjustable Rate Contract, (2) the Level Payment Contracts consist of two assumed Level Payment Contracts and (3) the Pre-Funded Amount is applied to acquire one Level Payment Contract, each with the characteristics set forth in the following tables as of August 10, 1999:


                 August 10, 1999                  Current
Contract             Current                       Gross    Total   Current   Gross  Original   Current  Periodic   Next Reset
Type                 Balance          Index      WAC Rate    Fees   Net WAC  Margin     WAM       WAM      Cap        Date
----------------------------------------------------------------------------------------------------------------------------
 Level Payment   $215,626,512.50      Fixed       8.5439%   0.020%  8.5239%    N/A       332      330      N/A        N/A
 Level Payment    $83,224,555.65      Fixed       9.7094%   0.020%  9.6894%    N/A       308      284      N/A        N/A
 Level Payment * $104,191,656.96      Fixed       8.5439%   0.020%  8.5239%    N/A       332      332      N/A        N/A
 Adjustable Rate   $5,124,488.25 Six-Month LIBOR  9.2926%   0.020%  9.2726%  5.800%      350      330     1.00%     11/1/00

---------------
*  Represents the assumed Subsequent Contracts.

It has been further assumed that:

                  (i) all scheduled payments on the assumed Contracts are received timely on the payment date for each Contract, commencing September 1, 1999, and prepayments on such Contracts are received on the last day of each month beginning August 31, 1999, and include 30 days of interest thereon;

                 (ii) there are no defaults or shortfalls on the assumed Contracts;

                (iii) the assumed Contracts prepay monthly at the specified constant percentages of MHP;

                 (iv) the Closing Date for the Bonds is September 2, 1999;

                  (v) payments are made to the Bondholders on the 28th day of each month, commencing in September 1999;

                  (vi) the initial principal amount of each Class of Bonds is as set forth on the cover hereof;

                 (vii) there is no optional redemption or mandatory purchase of the Bonds (except with respect to the line entitled "Weighted Average Life with Redemption" which assumes an early redemption on the earlier of (1) August 28, 2004, or (2) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the initial aggregate principal balance of the Bonds) and no increase in the Class Interest Rates of the Bonds as a result of MERIT's failure to redeem the Bonds when it is permitted to do so;

                (viii) there are no prepayment fees or penalties;

                  (ix) 100% of all principal amounts due with respect to the assets in the Collateralization are received and are invested in Eligible Investments held in Collateralization Fund;


                   (x) Six month LIBOR remains constant at 5.885%;


                  (xi) all the Original Pre-Funded Amount is applied to the purchase of Subsequent Contracts; and

                 (xii) for purposes of calculating the value of the Collateralization Fund, the initial deposit to the Collateralizataion Fund was assumed to be approximately $15,858,828, which was valued at 34.49% to derive a deemed initial principal balance of approximately $5,469,710.

If the Bonds are redeemed when MERIT has the option to do so, the weighted average life of the Bonds will be shorter than the weighted average life set forth on the line entitled "Weighted Average Life Without Redemption", and, using the Modeling Assumptions, the weighted average life of the Bonds would be as set forth on the line entitled "Weighted Average Life With Redemption." See "DESCRIPTION OF THE BONDS -- Optional Redemption" on page S-13.

There will be discrepancies between the Contracts actually included in the Collateral and the Modeling Assumptions. Any discrepancy may have an effect upon the percentages of initial principal amount (and weighted average lives) set forth in the DEC Tables. To the extent that the Contracts actually included in the Collateral have characteristics that differ from the Modeling Assumptions, the Bonds are likely to have weighted average lives that are shorter or longer than indicated by such tables. Other things being equal, to the extent that cash is used to redeem Bonds because Contracts are not delivered together with all the required documentation or Contracts are repurchased, the Bonds will have shorter weighted average lives than indicated by the DEC Tables, which will adversely affect the yield of such Bonds to the extent that they are purchased at a premium.

There is no assurance that prepayment of the Contracts will conform to any of the percentages of MHP described in the DEC Tables. Among other things, the DEC Tables assume that the Contracts prepay at the indicated percentage rates of MHP, notwithstanding the fact that such Contracts may vary substantially as to geographic concentration of properties, interest rate and prepayment terms. Variations in actual prepayment experience for the Contracts will increase or decrease the percentages of initial principal balance (and weighted average lives) shown in the DEC Tables.

The DEC Tables indicate the projected weighted average life of each Class of the Bonds and set forth the percentage of the initial balance of the Bonds that would be outstanding after each of the dates shown at various percentages of MHP as indicated below. See "MATURITY AND PREPAYMENT CONSIDERATIONS" in the Prospectus.


The Weighted Average Life values included in the following DEC Tables have been determined by (a) multiplying the amount of each principal payment by the number of years from the date of delivery of the Bonds to the related Payment Date, (b) summing the results and (c) dividing the sum by the total principal to be paid on the applicable Class of Bonds. Asterisks (*) in the following tables indicate values between 0.0% and 0.5%.

                     PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT


                     Class A1 Bonds Scenario
                   -----------------------------
                   75%   150%  200%  250%  300%
                   ---   ----  ----  ----  ----
Initial Percent     100   100   100   100   100
August 28, 2000      76    56    44    31    18
August 28, 2001      48     9     0     0     0
August 28, 2002      20     0     0     0     0
August 28, 2003       0     0     0     0     0
August 28, 2004       0     0     0     0     0
August 28, 2005       0     0     0     0     0
August 28, 2006       0     0     0     0     0
August 28, 2007       0     0     0     0     0
August 28, 2008       0     0     0     0     0
August 28, 2009       0     0     0     0     0
August 28, 2010       0     0     0     0     0
August 28, 2011       0     0     0     0     0
August 28, 2012       0     0     0     0     0
August 28, 2013       0     0     0     0     0
August 28, 2014       0     0     0     0     0
August 28, 2015       0     0     0     0     0
August 28, 2016       0     0     0     0     0
August 28, 2017       0     0     0     0     0
August 28, 2018       0     0     0     0     0
August 28, 2019       0     0     0     0     0
August 28, 2020       0     0     0     0     0
August 28, 2021       0     0     0     0     0
August 28, 2022       0     0     0     0     0
August 28, 2023       0     0     0     0     0
August 28, 2024       0     0     0     0     0
August 28, 2025       0     0     0     0     0
August 28, 2026       0     0     0     0     0
August 28, 2027       0     0     0     0     0
August 28, 2028       0     0     0     0     0
August 28, 2029       0     0     0     0     0
Weighted Average
Life
  Without
Redemption(1)       1.9   1.2   0.9   0.8   0.6
  With
Redemption(2)       1.9   1.2   0.9   0.8   0.6


                     Class A2 Bonds Scenario
                   -----------------------------
                   75%   150%  200%  250%  300%
                   ---   ----  ----  ----  ----
Initial Percent     100   100   100   100   100
August 28, 2000     100   100   100   100   100
August 28, 2001     100   100    65    13     0
August 28, 2002     100    21     0     0     0
August 28, 2003      86     0     0     0     0
August 28, 2004      31     0     0     0     0
August 28, 2005       0     0     0     0     0
August 28, 2006       0     0     0     0     0
August 28, 2007       0     0     0     0     0
August 28, 2008       0     0     0     0     0
August 28, 2009       0     0     0     0     0
August 28, 2010       0     0     0     0     0
August 28, 2011       0     0     0     0     0
August 28, 2012       0     0     0     0     0
August 28, 2013       0     0     0     0     0
August 28, 2014       0     0     0     0     0
August 28, 2015       0     0     0     0     0
August 28, 2016       0     0     0     0     0
August 28, 2017       0     0     0     0     0
August 28, 2018       0     0     0     0     0
August 28, 2019       0     0     0     0     0
August 28, 2020       0     0     0     0     0
August 28, 2021       0     0     0     0     0
August 28, 2022       0     0     0     0     0
August 28, 2023       0     0     0     0     0
August 28, 2024       0     0     0     0     0
August 28, 2025       0     0     0     0     0
August 28, 2026       0     0     0     0     0
August 28, 2027       0     0     0     0     0
August 28, 2028       0     0     0     0     0
August 28, 2029       0     0     0     0     0
Weighted Average
Life
  Without
Redemption(1)       4.7   2.7   2.2   1.8   1.5
  With
Redemption(2)       4.6   2.7   2.2   1.8   1.5

                     Class A3 Bonds Scenario
                   -----------------------------
                   75%   150%  200%  250%  300%
                   ---   ----  ----  ----  ----
Initial Percent     100   100   100   100   100
August 28, 2000     100   100   100   100   100
August 28, 2001     100   100   100   100    72
August 28, 2002     100   100    59     6     0
August 28, 2003     100    50     0     0     0
August 28, 2004     100     0     0     0     0
August 28, 2005      83     0     0     0     0
August 28, 2006      45     0     0     0     0
August 28, 2007       8     0     0     0     0
August 28, 2008       0     0     0     0     0
August 28, 2009       0     0     0     0     0
August 28, 2010       0     0     0     0     0
August 28, 2011       0     0     0     0     0
August 28, 2012       0     0     0     0     0
August 28, 2013       0     0     0     0     0
August 28, 2014       0     0     0     0     0
August 28, 2015       0     0     0     0     0
August 28, 2016       0     0     0     0     0
August 28, 2017       0     0     0     0     0
August 28, 2018       0     0     0     0     0
August 28, 2019       0     0     0     0     0
August 28, 2020       0     0     0     0     0
August 28, 2021       0     0     0     0     0
August 28, 2022       0     0     0     0     0
August 28, 2023       0     0     0     0     0
August 28, 2024       0     0     0     0     0
August 28, 2025       0     0     0     0     0
August 28, 2026       0     0     0     0     0
August 28, 2027       0     0     0     0     0
August 28, 2028       0     0     0     0     0
August 28, 2029       0     0     0     0     0
Weighted Average
Life
  Without
Redemption(1)       6.9   4.0   3.2   2.6   2.2
  With
Redemption(2)       5.0   4.0   3.2   2.6   2.2


                     Class A4 Bonds Scenario
                   -----------------------------
                   75%   150%  200%  250%  300%
                   ---   ----  ----  ----  ----
Initial Percent     100   100   100   100   100
August 28, 2000     100   100   100   100   100
August 28, 2001     100   100   100   100   100
August 28, 2002     100   100   100   100    82
August 28, 2003     100   100    92    67    44
August 28, 2004     100    96    65    37    14
August 28, 2005     100    80    56    31    11
August 28, 2006     100    71    48    26     9
August 28, 2007     100    64    42    22     7
August 28, 2008      89    57    36    18     6
August 28, 2009      81    50    31    15     4
August 28, 2010      75    44    26    11     0
August 28, 2011      69    39    22     2     0
August 28, 2012      64    34    14     0     0
August 28, 2013      59    30     5     0     0
August 28, 2014      53    22     0     0     0
August 28, 2015      48    14     0     0     0
August 28, 2016      43     6     0     0     0
August 28, 2017      39     0     0     0     0
August 28, 2018      34     0     0     0     0
August 28, 2019      29     0     0     0     0
August 28, 2020      18     0     0     0     0
August 28, 2021       8     0     0     0     0
August 28, 2022       0     0     0     0     0
August 28, 2023       0     0     0     0     0
August 28, 2024       0     0     0     0     0
August 28, 2025       0     0     0     0     0
August 28, 2026       0     0     0     0     0
August 28, 2027       0     0     0     0     0
August 28, 2028       0     0     0     0     0
August 28, 2029       0     0     0     0     0
Weighted Average
Life
  Without
Redemption(1)      15.6  10.6   7.9   5.8   4.3
  With
Redemption(2)       5.0   5.0   4.8   4.4   3.8




---------------------------
(1) In years, assuming no redemption of the Bonds.
(2) In years, assuming the Bonds are redeemed on the earliest possible Payment Date using the Modeling Assumptions.

                     Class M1 Bonds Scenario
                   -----------------------------
                   75%   150%  200%  250%  300%
                   ---   ----  ----  ----  ----
Initial Percent     100   100   100   100   100
August 28, 2000     100   100   100   100   100
August 28, 2001     100   100   100   100   100
August 28, 2002     100   100   100   100   100
August 28, 2003     100   100   100   100   100
August 28, 2004     100   100   100   100   100
August 28, 2005     100    95    87    84    81
August 28, 2006     100    85    75    70    65
August 28, 2007     100    75    65    58    52
August 28, 2008     100    67    56    46    25
August 28, 2009      95    60    44    19     0
August 28, 2010      88    53    21     0     0
August 28, 2011      81    40     2     0     0
August 28, 2012      75    21     0     0     0
August 28, 2013      69     5     0     0     0
August 28, 2014      63     0     0     0     0
August 28, 2015      57     0     0     0     0
August 28, 2016      51     0     0     0     0
August 28, 2017      36     0     0     0     0
August 28, 2018      18     0     0     0     0
August 28, 2019       *     0     0     0     0
August 28, 2020       0     0     0     0     0
August 28, 2021       0     0     0     0     0
August 28, 2022       0     0     0     0     0
August 28, 2023       0     0     0     0     0
August 28, 2024       0     0     0     0     0
August 28, 2025       0     0     0     0     0
August 28, 2026       0     0     0     0     0
August 28, 2027       0     0     0     0     0
August 28, 2028       0     0     0     0     0
August 28, 2029       0     0     0     0     0
Weighted Average
Life
  Without
Redemption(1)      15.9  10.5   9.0   8.3   7.8
  With
Redemption(2)       5.0   5.0   5.0   5.0   4.4


                     Class M2 Bonds Scenario
                   -----------------------------
                   75%   150%  200%  250%  300%
                   ---   ----  ----  ----  ----
Initial Percent     100   100   100   100   100
August 28, 2000     100   100   100   100   100
August 28, 2001     100   100   100   100   100
August 28, 2002     100   100   100   100   100
August 28, 2003     100   100   100   100   100
August 28, 2004     100   100   100   100   100
August 28, 2005     100    95    87    84    81
August 28, 2006     100    85    75    70    55
August 28, 2007     100    75    53    31    10
August 28, 2008     100    62    22     0     0
August 28, 2009      95    36     0     0     0
August 28, 2010      88    12     0     0     0
August 28, 2011      81     0     0     0     0
August 28, 2012      75     0     0     0     0
August 28, 2013      68     0     0     0     0
August 28, 2014      47     0     0     0     0
August 28, 2015      26     0     0     0     0
August 28, 2016       6     0     0     0     0
August 28, 2017       0     0     0     0     0
August 28, 2018       0     0     0     0     0
August 28, 2019       0     0     0     0     0
August 28, 2020       0     0     0     0     0
August 28, 2021       0     0     0     0     0
August 28, 2022       0     0     0     0     0
August 28, 2023       0     0     0     0     0
August 28, 2024       0     0     0     0     0
August 28, 2025       0     0     0     0     0
August 28, 2026       0     0     0     0     0
August 28, 2027       0     0     0     0     0
August 28, 2028       0     0     0     0     0
August 28, 2029       0     0     0     0     0
Weighted Average
Life
  Without
Redemption(1)      14.4   9.2   7.9   7.4   7.0
  With
Redemption(2)       5.0   5.0   5.0   5.0   4.4



---------------------------
(1) In years, assuming no redemption of the Bonds.
(2) In years, assuming the Bonds are redeemed on the earliest possible Payment Date using the Modeling Assumptions.


The DEC Tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts which may differ from the actual characteristics and performance thereof) and should be read in conjunction with the Modeling Assumptions.


                              YIELD CONSIDERATIONS


GENERAL

The yield to maturity of, and the aggregate amount of payments on, the Bonds will be related to the rate and timing of principal payments on the Contracts, which will be affected by the amortization schedules of the Contracts and the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Contracts due to default, casualties and condemnations and repurchases). An optional redemption of a Class of Bonds will have the same effect as a prepayment in full of the Contracts with respect to such Class. No assurance can be given as to the rate of principal payments or prepayments on the Contracts.

The timing of changes in the rate of prepayments on the Contracts may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal of a Contract, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is faster than that actually received on the Contracts, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Bond offered at a premium over its Parity

Price calculates the anticipated yield to maturity of such Bond based on an assumed rate of payment of principal that is slower than that actually received on the Contracts, the actual yield to maturity will be lower than that so calculated.

Because the rate of principal payments (including prepayments) on the Contracts may significantly affect the weighted average life and other characteristics of the Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the Contracts and the suitability of the Bonds to their investment objectives. For factors affecting principal prepayments on the Contracts, see "MATURITY AND PREPAYMENT CONSIDERATIONS" on page S-21.

In certain circumstances a Substitute Contract may be pledged to the Trustee in substitution for a defaulted Contract or Repo Property, as more particularly described in "SECURITY FOR THE BONDS -- Substitution of Contracts" on page S-18. The amount, if any, by which the Unpaid Principal Balance of the defaulted Contract or Repo Property exceeds the Unpaid Principal Balance of the Substitute Contract would constitute a Loss on such Contract or Repo Property. Furthermore, to the extent that any Substitute Contract has payment terms that differ from the original Contract such difference in payment terms will affect the yield to maturity of investors in the Bonds. MERIT's ability to pledge Substitute Contracts may result in an increase in the weighted average life of the Bonds, because such substitution would be effected in lieu of a foreclosure and disposition of the related properties or REO and the resulting payment of Liquidation Proceeds to Holders of the Bonds.

A higher than expected rate of default could produce payment delays and could lead to foreclosures. A foreclosure may produce proceeds upon sale that are less than the Unpaid Principal Balance of such Contract plus interest accrued thereon and the expenses of sale. Such a shortfall upon foreclosure would result in a Loss on such Contract.


SUBORDINATION

On each Payment Date, the holders of any higher ranking Class of Bonds will have a preferential right to receive amounts of interest and, generally, principal before any payments are made on any Class of Bonds subordinate to such Class. As a result, the Class M2 and Class M1 Bonds will be more sensitive to the rate of delinquencies and defaults on the Contracts than the Senior Bonds .

Losses with respect to the Contracts will be borne, by virtue of the payment priorities described herein, first, by the cash and cash equivalents on deposit in the Collateralization Fund attributable to principal, second, by any interest received on the Contracts in excess of interest required to be paid on the Bonds on any Payment Date, third, by any interest earnings on assets on deposit in the Collateralization Fund, fourth, by the limited overcollateralization of the Bonds and, fifth, by the Class B1, Class M2 and Class M1 Bonds (in that order) before any losses will be borne by the Class A1, Class A2, Class A3 and Class A4 Bonds. Losses will be borne by the Class A1, Class A2, Class A3 and Class A4 Bonds PRO RATA based on their outstanding principal balance.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

MERIT will cause an election to be made to treat the Contracts and the Collateral Proceeds Account (the "REMIC Estate") as a REMIC for federal income tax purposes; the Capitalized Interest Account, the Pre-Funding Account and the Collateralization Fund will not be part of the REMIC Estate. The Bonds will be designated as the regular interests in the REMIC; MERIT will retain the residual interest in the REMIC.

In the opinion of Arter & Hadden LLP, counsel to MERIT, for federal income tax purposes, assuming (i) the REMIC election is made, (ii) the Indenture is fully executed, delivered and enforceable against the parties thereto in accordance with its terms, (iii) the transactions described herein are completed on substantially the terms and conditions set forth herein and (iv) compliance with the Indenture, the REMIC Estate will be treated as a REMIC and each Class of

Bonds will be treated as a "regular interest" in the REMIC and generally will be treated as debt instruments issued by the REMIC. Holders of Bonds that otherwise report income under a cash method of accounting will be required to report income with respect to the Bonds under an accrual method.

As a result of the qualification of the REMIC Estate as a REMIC, the REMIC will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the REMIC after the Closing Date. The total income of the REMIC (exclusive of any income that is taxed at the REMIC level) will be taxable to the beneficial owners of the Bonds and the residual interest. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Income with respect to the Pre-Funding Account, the Capitalized Interest Account and the Collateralization Fund will be taxed to MERIT.

The Class A1 Bonds earn interest at a fixed rate and will be issued with original issue discount only if their stated principal amount exceeds their issue price. The Class A2, Class A3, Class A4, Class M1 and Class M2 Bonds will be treated as contingent payment obligations and will be treated as issued with original issue discount regardless of their issue prices. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Original Issue Discount" in the Prospectus. In determining the rate of accrual of original issue discount, amortization of bond premium or market discount, if any, on the Bonds, Bondholders should use a prepayment assumption of 200% MHP (as described under "MATURITY AND PREPAYMENT CONSIDERATIONS -- Modeling Assumptions" on page S-23). No representation, however, is made herein as to the rate at which prepayments on the Contracts actually will occur.

The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments. Although the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code, in the absence of further guidance, MERIT intends to account for income on the Class A2, Class A3, Class A4, Class M1 and Class M2 Bonds in the manner described in this paragraph. Income will be accrued on those Bonds based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the interest payments that are expected to be made, based on the assumption that the principal balances of the Contracts pay down pro rata. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.

The method described in the foregoing paragraph for accounting for interest on the Class A2, Class A3, Class A4, Class M1 and Class M2 Bonds is consistent with Code section 1272(a)(6) and the legislative history to that section. However, considerable uncertainty exists with respect to the treatment of bonds such as the Class A2, Class A3, Class A4, Class M1 and Class M2 Bonds under the OID Regulations. Accordingly, there can be no assurance that the Internal Revenue Service will not assert successfully that a method less favorable to Bondholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to securities such as the Class A2, Class A3, Class A4, Class M1 and Class M2 Bonds, each purchaser should consult his own tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.


CREDIT ENHANCEMENT PROVIDED BY COLLATERALIZATION FUND AND SALE OF CALL RIGHT

The Bonds will be entitled to the benefit provided by the Collateralization Fund, which is not part of the REMIC, and will be purchased subject to the right of an affiliate of MERIT to effect a mandatory purchase of a Class or Classes of the Bonds on any Payment Date on and after the earlier of (i) the Payment Date in August 2004 or (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding principal balance of the Bonds is less than 35% of the initial aggregate outstanding principal balance of the Bonds (the "Call Right").

If the benefit provided by the Collateralization Fund is treated as separate from the Bonds, the purchasers of the Bonds may be treated for federal income tax purposes as having purchased simultaneously (i) the Bonds without the credit enhancement provided by the Collateralization Fund and (ii) the credit enhancement provided by the Collateralization Fund. The purchasers of the Bonds would have to allocate for federal income tax purposes the amount paid by them between the Bonds without the credit enhancement and the credit enhancement provided by the Collateralization Fund.

If the Call Right is treated as separate from the Bonds, the purchasers of the Bonds may be treated for federal income tax purposes as having purchased such Bonds without any obligation to sell such Bonds and as having simultaneously sold a separate option to effect a mandatory purchase of the Bonds. The purchasers of the Bonds would be considered to have received an option premium and to have purchased the Bonds for a purchase price equal to the amount paid plus the option premium. Certain rules (such as the straddle rules) governing the treatment of a debt instrument and a related option could apply in this situation and, in certain circumstances, could affect a Bondholder's holding period and cost-of-carry in respect of its Bonds.

MERIT, however, believes that the credit enhancement provided by the Collateralization Fund and the Call Right retained by MERIT should be treated as part of a single debt instrument for federal income tax purposes. Even if the credit enhancement provided by the Collateralization Fund and/or the Call Right and the Bonds are not treated as a single debt instrument, MERIT believes that the fair market value of each of the credit enhancement provided by the Collateralization Fund and the Call Right retained by MERIT is DE MINIMIS and, therefore, the purchase price of the Bonds would not be affected in any event. If nevertheless, the Internal Revenue Service determined that the credit enhancement provided by the Collateralization Fund had more than DE MINIMIS value, the result of that determination would be that a Bondholder would have to allocate its purchase price for the Bond between the individual interest in the Collateralization Fund and its regular interest in the REMIC in accordance with the relative fair market value of those two property rights. The amount allocated to the credit enhancement provided by the Collateralization Fund would likely be treated as a notional principal contract subject to special accounting rules under applicable Treasury Regulations. Similarly, if the Service determined that the Call Right had more than DE MINIMIS value, the result of that determination would be that a Bondholder had sold a call right with more than DE MINIMIS value, which, if not exercised by MERIT, would result in a gain to the Bondholder. In that event, the issue price of such a Bond would be greater, by the value of the Call Right, than the aggregate price paid. If the issue price is greater than the stated redemption price at maturity, the Bond would have acquisition premium.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.


                                 USE OF PROCEEDS

MERIT will retain from the proceeds from the sale of the Bonds an issuance fee that will be used to cover its expenses and to compensate it for facilitating the issuance of the Bonds. The proceeds from the sale of the Bonds net of the issuance fee will be used by MERIT to purchase the Collateral from Issuer Holding Corp. A portion of such net proceeds will be used to repay Lehman Brothers Inc. and Greenwich Capital Markets, Inc., in respect of certain extensions of credit made to one or more affiliates of MERIT.


                                  UNDERWRITING


Subject to the terms and conditions set forth in the underwriting agreement dated as of the date hereof (the "Underwriting Agreement") between Lehman Brothers Inc. and Greenwich Capital Markets, Inc. (the "Underwriters"), Issuer Holding Corp. and MERIT, MERIT has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from MERIT, the Class A1, Class A2, Class

A3, Class A4, Class M1 and Class M2 Bonds other than $11,000,000 principal amount of the Class M2 Bonds (the "Offered Bonds"). An affiliate of MERIT will purchase the Class M2 Bonds not purchased by the Underwriters and may offer such Class M2 Bonds from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The distribution of the Offered Bonds will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriters may effect such transactions by selling Offered Bonds to or through dealers, and such dealers may receive from the Underwriters, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Bonds may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the Offered Bonds purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). In addition, Lehman Brothers Inc. will be entitled to receive a structuring fee of $366,500 from MERIT.

The Underwriting Agreement provides that MERIT and Issuer Holding Corp. will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act to the extent and under the circumstances set forth therein.

MERIT expects to receive proceeds of approximately $325,333,000, plus accrued interest, before deducting expenses estimated to be $625,000.

The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act"). Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the offered certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the offered certificates originally sold by syndicate members are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered certificates to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

Some of the Contracts have been the subject of financing provided by affiliates of the Underwriters. The Underwriters and their affiliates have lending relationships with affiliates of MERIT.


                                  LEGAL MATTERS

Certain legal matters relating to the Bonds will be passed upon for MERIT by Arter & Hadden LLP, Washington, D.C., and certain legal matters relating to the Bonds will be passed upon for the Underwriters by Hunton & Williams, Richmond, Virginia, which also performs certain legal services for MERIT and its affiliates on other matters.


                                     RATINGS

It is a condition to the issuance of the Bonds that the Offered Bonds be rated as set forth on the cover page.

The ratings assigned to asset-backed bonds take into consideration the credit quality of the related pool of assets, including any credit enhancement, structural and legal aspects associated with such bonds and the extent to which the payment stream on the related assets is adequate to make payments required on such bonds. Ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments on the related loans. As a result, the ratings do not address the possibility that the holders of the Offered Bonds might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold Offered Bonds and may be subject to revision or withdrawal at any time by the assigning Rating Agency. In the event that a rating initially assigned to the Offered Bonds is subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Bonds. Each security rating should be evaluated independently of any other security rating.

MERIT has not requested a rating on the Offered Bonds by any rating agency other than Moody's Investors Services, Inc., and Fitch IBCA, Inc. (collectively, the "Rating Agencies"). Nevertheless, there can be no assurance as to whether any other rating agency will nonetheless issue a rating and, if it does, what such rating would be. A rating assigned to the Offered Bonds by a rating agency that has not been requested by MERIT to do so may be lower than the rating assigned by the Rating Agencies pursuant to MERIT's request.


                              ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the Code (any of the foregoing a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors"), should carefully review with their legal advisors whether the purchase or holding of the Bonds could give rise to a transaction that is prohibited under ERISA or the Code or cause the Collateral securing the Bonds to be treated as "plan assets" for purposes of regulations of the Department of Labor set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations"). Prospective investors should be aware that, although certain exceptions from the application of the prohibited transaction rules and the Plan Asset Regulations exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Bond. See "ERISA CONSIDERATIONS" in the Prospectus.

If the Offered Bonds are treated as equity for purposes of ERISA, the purchaser of an Offered Bond could be treated as having acquired a direct interest in the Collateral securing the Offered Bonds. In that event, the purchase, holding, or resale of the Offered Bonds could result in a transaction that is prohibited under ERISA or the Code. Furthermore, regardless of whether the Offered Bonds are treated as equity for purposes of ERISA, the acquisition or holding of the Offered Bonds by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if MERIT, the Trustee, any Master Servicer, any Servicer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. Nevertheless, one or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the Offered Bonds, depending in part upon the type of Plan fiduciary making the decision to acquire Offered Bonds and the circumstances under which such decision is made. Those exemptions include, but are not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts; (ii) PTCE 91-38, regarding investments by bank collective investment funds; (iii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iv) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or (v) PTCE 96-23, regarding transactions negotiated by in-house asset managers. Before purchasing Bonds, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) (and not exempt under Section 4975(g)) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of a Offered Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. See "ERISA CONSIDERATIONS" in the Prospectus.

MERIT believes that the Offered Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations. Accordingly, a Plan that acquires such Bond should not be treated as having acquired a direct interest in the assets of MERIT. Nevertheless, there can be no complete assurance that such Bonds will be treated as debt obligations without significant equity features for purposes of the Plan Asset Regulations.

                         LEGAL INVESTMENT CONSIDERATIONS

At the end of the Funding Period the Senior Bonds and the Class M1 Bonds will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As mortgage related securities, the Senior Bonds and the Class M1 Bonds will be legal investments for entities to the extent provided in SMMEA, unless there are state laws overriding SMMEA. A number of states have enacted legislation overriding the legal investment provisions of SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

THE CLASS M2 BONDS WILL NOT CONSTITUTE MORTGAGE RELATED SECURITIES FOR PURPOSES OF SMMEA BECAUSE THEY ARE NOT RATED IN ONE OF THE TWO HIGHEST RATING CATEGORIES BY A NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION. There are significant interpretive uncertainties in determining the appropriate characterization of the Class M2 Bonds under various legal investment restrictions, and thus the ability of investors that face legal restrictions to purchase the Class M2 Bonds. Any financial institution regulated by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission or any other federal or state agency with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any certificates. Financial institutions should review and consider the applicability of the Federal Financial Institutions Examination Counsel Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices, to the extent adopted by their respective federal regulators, which, among other things, sets forth guidelines for investing in certain types of mortgage related securities and prohibits investment in high risk mortgage securities.

MERIT does not make any representations as to the proper characterization of any class of the Offered Bonds for legal investment or other purposes, or as to the legality of investment by particular investors in any class of the offered certificates under applicable legal investment restrictions. Accordingly, all institutions that must observe legal investment laws and regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors to determine whether and to what extent the offered certificates constitute legal investments under SMMEA or must follow investment, capital or other restrictions. See "LEGAL INVESTMENT" in the Prospectus.

                          MERIT SECURITIES CORPORATION
                              COLLATERALIZED BONDS
                              (Issuable in Series)

     MERIT Securities Corporation (the "Issuer") may sell from time to time under this Prospectus and related Prospectus Supplements various series (each, a "Series") of its Collateralized Bonds (the "Bonds"). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary.

     Each Series of Bonds will be secured by collateral (the "Collateral") consisting of one or more of the following: (a) one- to four-family, residential mortgage loans ("Mortgage Loans"), which may include Second Lien Mortgage Loans,
(b) mortgage loans secured by model homes leased to homebuilders ("Model Home Loans"), (c) manufactured housing installment sales contracts ("Manufactured Home Loans") and (d) installment sales contracts secured by heating, air conditioning and other facilities installed in one- to four-family residential properties ("Consumer Finance Loans"). Each item of the Collateral for a Series of Bonds may be referred to herein as a "Loan." A Series of Bonds may also be secured by certain debt service funds, Reserve Funds, Insurance Policies, Servicing Agreements, Master Servicing Agreements, Additional Collateral and other credit enhancement as specified in the related Prospectus Supplement (together with the Collateral, the "Trust Estate").

     The Loans will have been originated by one or more Affiliates of the Issuer, by various financial institutions, and by other entities engaged generally in the business of originating or servicing residential mortgage loans or installment sales contracts for manufactured housing and certain facilities installed in residential properties. The Collateral may include fixed rate or adjustable rate loans, as specified in the related Prospectus Supplement. See "SECURITY FOR THE BONDS -- The Collateral." The Loans may be underwritten in accordance with underwriting standards for "non-conforming credits," which include borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae or FHLMC underwriting guidelines. See "RISK FACTORS -- Credit Considerations." The Collateral securing a Series will be serviced by one or more Servicers that are subject to supervision by a Master Servicer, which may be Dynex Capital, Inc. ("Dynex") or another entity experienced in acting as a Master Servicer. The Master Servicer's and each Servicer's obligations will be limited to its contractual, supervisory or servicing obligations. Unless otherwise specified in the related Prospectus Supplement, each Servicer and the Master Servicer will be obligated under certain circumstances to make Advances. See "SERVICING OF THE COLLATERAL."

     The Prospectus Supplement relating to a Series of Bonds will set forth, among other things, the following information if applicable to the Series: (i) the Class or Classes of Bonds and authorized denominations of each Class of Bonds; (ii) the aggregate principal amount, Class Interest Rate (or method of determining the Class Interest Rate), Payment Dates and Stated Maturity Date for each Class of Bonds; (iii) the order of application of principal and interest payments to one or more Classes of Bonds of the Series, which may differ as to timing, sequential order, priority of payment or amount of payments of principal or interest or both; (iv) information as to the the Trust Estate securing such Series; (v) the redemption features pertaining to the Series and (vi) additional information with respect to the plan of distribution of Bonds of each Class. See "DESCRIPTION OF THE BONDS."

     Bonds of a Series will be characterized for federal income tax purposes as debt instruments. If specified in a Prospectus Supplement, one or more elections will be made to treat the related Trust Estate or specified portions thereof as real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

     IT IS INTENDED THAT THE BONDS OF A SERIES WILL BE PAYABLE FROM THE COLLATERAL PLEDGED TO SECURE THE BONDS OF THAT SERIES OR OTHER SERIES SOLD FROM TIME TO TIME UNDER THIS PROSPECTUS. THE ISSUER HAS NO SIGNIFICANT ASSETS OTHER THAN THOSE PLEDGED AS SECURITY FOR THE BONDS. THERE WILL BE NO RECOURSE TO THE ISSUER. EXCEPT AS OTHERWISE PROVIDED IN A RELATED PROSPECTUS SUPPLEMENT, NEITHER THE COLLATERAL NOR THE BONDS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PARTY.

     UNDER CERTAIN CIRCUMSTANCES, THE ISSUER MAY PLEDGE ADDITIONAL COLLATERAL TO THE TRUSTEE AND ISSUE ADDITIONAL BONDS OF A SERIES. ANY PLEDGE OF ADDITIONAL COLLATERAL AND ISSUANCE OF ADDITIONAL BONDS MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS ON ANY OUTSTANDING BONDS OF THAT SERIES AND AN INVESTOR'S YIELD ON ANY SUCH OUTSTANDING BONDS. SEE "SECURITY FOR THE BONDS -- Pledge of Additional Collateral and Issuance of Additional Bonds."

     SEE "RISK FACTORS" ON PAGE 6 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING BONDS OF A SERIES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales offered hereby unless accompanied by a related Prospectus Supplement.

                 THE DATE OF THIS PROSPECTUS IS AUGUST 11, 1999

                                TABLE OF CONTENTS

                                     PAGE
                                     ----

PROSPECTUS SUMMARY....................1
RISK FACTORS..........................6
   Credit Considerations..............6
   Limited Obligations...............11
   Limited Liquidity.................12
   Bankruptcy or Insolvency of the
     Issuer..........................12
   Bankruptcy or Insolvency of IHC
     or a Participant................12
   Deficiency on Sale of Collateral..12
   Modification and Substitution
   of Collateral.....................12
   Pledge of Additional Collateral...13
   Average Life and Yield
     Considerations..................13
   Limited Nature of Ratings.........14
   Insurance and Credit Support
     Limitations.....................14
   Lender Regulations................14
   Limitations on Subordination......15
   Original Issue Discount...........15
   Legal Investment Considerations...15
   Consolidated Tax Return...........15
DESCRIPTION OF THE BONDS.............15
   General...........................15
   Book-Entry Procedures.............16
   Payments of Principal and
     Interest........................22
   Redemption........................23
MATURITY AND PREPAYMENT
  CONSIDERATIONS.....................23
YIELD CONSIDERATIONS.................23
SECURITY FOR THE BONDS...............24
   General...........................24
   The Collateral....................24
   The Mortgage Loans................24
   The Model Home Loans..............26
   The Manufactured Home Loans.......27
   The Consumer Finance Loans........28
   Substitution of Collateral........29
   Pledge of Additional Collateral and
     Issuance of Additional Bonds....29
   Master Servicer Custodial Account.30
   Collateral Proceeds Account.......30
   Reserve Fund or Accounts..........30
   Other Funds or Accounts...........30
   Investment of Funds...............31
   Insurance on the Collateral.......31
   Credit Enhancement................33
   Bond Insurance and Surety Bonds...34
ORIGINATION OF THE COLLATERAL........34
   Mortgage Loans and Manufactured
   Home Loans........................34
   Model Home Loans..................35
   Consumer Finance Loans............35
   Representations and Warranties....36
SERVICING OF THE COLLATERAL..........36
   General...........................36
   Payments on Collateral............37
   Advances..........................38
   Collection and Other Servicing
     Procedures......................38
   Defaulted Collateral..............39
   Maintenance of Insurance Policies;
     Claims Thereunder and  Other
     Realization Upon Defaulted
     Collateral......................39
   Evidence as to Servicing
     Compliance......................40
   Events of Default and Remedies....40
   Master Servicing Agreement........41
   Special Servicing Agreement.......41
THE INDENTURE........................41
   General...........................41
   Modification of Indenture.........42
   Events of Default.................42
   Authentication and Delivery of
     Bonds...........................44
   List of Bondholders...............44
   Annual Compliance Statement.......44
   Reports to Bondholders............44
   Trustee's Annual Report...........44
     Trustee.........................45
   Satisfaction and Discharge of the
     Indenture.......................45
CERTAIN LEGAL ASPECTS OF THE
  COLLATERAL.........................45
   Mortgage Loans and Model Home
     Loans...........................45
   Manufactured Home Loans...........49
   Consumer Finance Loans............53
   Consumer Protection Laws..........55
   Environmental Considerations......55
   Enforceability of Certain
     Provisions......................56
THE ISSUER...........................56
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES.......................56
   General...........................56
   Bonds Treated as Debt Without a
     REMIC Election..................57
   REMIC Bonds.......................58
   Sales or Exchanges of Bonds.......61
   Original Issue Discount...........62
   Market Discount...................65
   Premium...........................67
   Reporting and Other Administrative
     Matters.........................67
   Backup Withholding with Respect to
     Bonds...........................67
   Foreign Investors in Bonds........67
STATE TAX CONSIDERATIONS.............68
ERISA CONSIDERATIONS.................68
LEGAL INVESTMENT.....................69
USE OF PROCEEDS......................70
PLAN OF DISTRIBUTION.................70
LEGAL MATTERS........................71
FINANCIAL INFORMATION................71
ADDITIONAL INFORMATION...............71
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE.......................71
REPORTS TO BONDHOLDERS...............71
GLOSSARY.............................72

                                    PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Bonds contained in the related Prospectus Supplement and Indenture to be prepared and delivered in connection with the offering of Bonds of such Series.

      Capitalized terms used herein and not defined herein will have the respective meanings assigned to them in the "GLOSSARY."

ISSUER.................. MERIT SecuritiesCorporation, a wholly owned, limited purpose financing subsidiary of Issuer Holding Corp. ("IHC"), which is a wholly owned subsidiary of Dynex Capital, Inc. ("Dynex"), formerly Resource Mortgage Capital, Inc. Neither IHC nor Dynex has guaranteed, or is otherwise obligated with respect to, the Bonds of any Series. See "THE ISSUER."

TITLE OF BONDS.......... Collateralized Bonds (the "Bonds"), issuable in Series, all as more fully described in the related Prospectus Supplement. The Bonds may be issued from time to time in Series pursuant to an indenture (the "Original Indenture") between the Issuer and Chase Bank of Texas, National Association, as trustee (the "Trustee") (or such other Trustee as may be specified in the related Prospectus Supplement), as supplemented by an indenture supplement for each Series (a "Series Supplement") (the Original Indenture as so supplemented, the "Indenture").

INTEREST PAYMENTS....... The Bonds of each Class of a Series will bear interest on their outstanding principal amounts at the rate specified, or determined as specified, in the related Prospectus Supplement (the "Class Interest Rate"). Unless otherwise specified in the related Prospectus Supplement, interest on each Class of Bonds will be paid periodically on the dates specified in the related Prospectus Supplement (each, a "Payment Date"). Each payment of interest will include all interest either accrued through the Accounting Date immediately preceding the Payment Date on which it is made or to another date indicated in the related Prospectus Supplement. See "DESCRIPTION OF THE BONDS -- Payments of Principal and Interest" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

 PRINCIPAL PAYMENTS..... To the extent specified in the related Prospectus
                         Supplement, payments on the Collateral securing a Series, together with withdrawals from various debt service funds and Reserve Funds, if any, will be available to pay principal of and interest on the Bonds of a Series. The related Prospectus Supplement may specify that the payments received on the Collateral will be distributed (i) so as to prioritize certain Classes of Bonds of a Series, (ii) disproportionately among the various Classes of Bonds or (iii) to secure one or more Series sold pursuant to this Prospectus. On each Payment Date for a Series, provided funds are available therefor, principal will be paid on the Bonds in an amount equal to the Principal Distribution Amount defined in the related Prospectus Supplement. See "DESCRIPTION OF THE BONDS -- Payments of Principal and Interest."

REDEMPTION AT OPTION OF
   ISSUER............... To the extent specified in the related Prospectus
                         Supplement, any Class of Bonds may be subject to redemption at the option of the Issuer prior to its Stated Maturity Date. See "DESCRIPTION OF THE BONDS -- Redemption."

SECURITY FOR THE
   BONDS................ Each Series of Bonds will be secured by a Trust Estate that consists of one or more of the following:

      A.  COLLATERAL.... The Collateral for Bonds of each Series may consist of:

                         MORTGAGE LOANS: fixed or adjustable rate, conventional mortgage loans secured by mortgages or deeds of trust on single family (one- to four-family) attached or detached residential property ("Mortgage Loans"), which may include Second Lien Mortgage Loans.

                         MODEL HOME LOANS: fixed or adjustable rate, conventional mortgage loans (the "Model Home Loans") made by the Participant or its Affiliate and, in each case, secured by a single family (one- to four-family) attached or detached residential property that the Borrower will lease to a homebuilder for use as a model home.

                         MANUFACTURED HOME LOANS: fixed or adjustable rate, conventional manufactured housing installment sales contracts (the "Manufactured Home Loans"), each of which will be secured by a new or used Manufactured Home, or by a Manufactured Home that has been transferred from a previous owner to a new Borrower, and may also be secured by a lien on a parcel of real estate.

                         CONSUMER FINANCE LOANS: fixed or adjustable rate, conventional facility installment sales contracts (the "Consumer Finance Loans"), each of which will be secured by residential heating or air conditioning facilities, insulation facilities or other such facilities and related materials that will be installed in single family (one- to four-family) attached or detached residential property.

                         Mortgage Loans, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans securing a Series of Bonds are herein referred to collectively as "Collateral." The Collateral securing the Bonds of a Series will have an aggregate Collateral Value initially equal to at least the original aggregate principal amount of such Bonds. Assuming no Losses, scheduled payments of principal of and interest on the Collateral with respect to a Series net of applicable servicing, master servicing, administration and guarantee fees and insurance premiums, if any, all as specified in the related Prospectus Supplement, are intended to be sufficient to make the required payments of interest on the Bonds of the Series and to pay the principal of each Class of Bonds not later than its Stated Maturity Date. See "SECURITY FOR THE BONDS."

                         The Collateral for each Series of Bonds will be more specifically described in the related Prospectus Supplement.

B. COLLATERAL PROCEEDS
     ACCOUNT............ All distributions (net of servicing and master servicing fees and other credit enhancement and administrative costs described herein) on the Collateral will be remitted to the Collateral Proceeds Account for the Bonds and will be available for application to the payment of principal of and interest on the Bonds on the related Payment Date to the extent specified in the Prospectus Supplement. See "SECURITY FOR THE BONDS -- Collateral Proceeds Account" and " -- Master Servicer Custodial Account."

C. INSURANCE POLICIES... If specified in the Prospectus Supplement for a Series of Bonds, the Issuer may pledge to the Trustee payments due under certain mortgage insurance, hazard insurance and other policies, if any (collectively, "Insurance Policies"), including (a) Insurance Policies consisting of (i) Primary Mortgage Insurance Policies that will insure (subject to their provisions and certain limitations) Mortgage Loans and Model Home Loans against all or a portion of any loss sustained by reason of nonpayments by the Borrowers, (ii) one or more Pool Insurance Policies providing coverage in amounts described in the related Prospectus Supplement or (iii) a combination of Primary Mortgage Insurance and Pool Insurance Policies, (b) Standard Hazard Insurance Policies insuring Mortgaged Premises or Manufactured Homes against losses due to various causes, including fire and windstorm, (c) Special Hazard Insurance Policies insuring Mortgage Premises and Manufactured Homes against certain losses that are not covered by the Standard Hazard Insurance Policies (including earthquakes, landslides and mudflows) in an amount specified in the related prospectus Supplement and (d) Flood Insurance against losses to Mortgaged Premises or Manufactured Homes located in certain flood areas.

D. RESERVE FUNDS........ If specified in the Prospectus Supplement for a Series, the Issuer will deposit loans, cash, securities, certificates of deposit, letters of credit or other instruments or documents acceptable to the Rating Agencies for such Series in one or more Reserve Funds that may be used by the Trustee to make any required payments of principal or interest on Classes of Bonds of the Series to the extent that funds are not otherwise available. The amount of any deposit to the Reserve Fund will be specified in the Prospectus Supplement for the Series. The Issuer will have certain rights on any Payment Date to cause the Trustee to release funds to the Issuer from any Reserve Fund as described in the Prospectus Supplement for a Series. See "SECURITY FOR THE BONDS -- Reserve Fund or Accounts."

E. CREDIT
     ENHANCEMENT........ If so specified in the related Prospectus Supplement for a Series, in addition to, or in lieu of, a Reserve Fund or Insurance Policies, the Trust Estate may include one or any combination of a letter of credit, guarantees, pledge of additional collateral by an institution acceptable to the Rating Agencies or other forms of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the Collateral.

F. BOND INSURANCE....... To the extent specified in the related Prospectus
                         Supplement for a Series, a financial guaranty insurance policy may be acquired with respect to one or more Classes of Bonds. Such policy may be acquired for the purposes of guaranteeing timely payment of interest and timely or ultimate payment of principal on certain Classes of Bonds.

G. SURPLUS.............. To the extent specified in the related Prospectus
                         Supplement, amounts in the Collateral Proceeds Account in excess of the amount required to pay principal of and interest on the Bonds of a Series and certain expenses will be "Surplus." All or a portion of the Surplus may be (i) distributed to the Issuer and released from the lien of the Indenture or (ii) applied to cover Losses for the Series or other Series on each Payment Date.

SERVICING............... The Collateral securing a Series will be serviced by one or more servicers specified in the related Prospectus Supplement (each, a "Servicer"). Each Servicer must be approved, and will be supervised, by the Master Servicer. Each Servicer of Mortgage Loans, Model Home Loans, Manufactured Home Loans or Consumer Finance Loans will perform the servicing in a manner consistent with the applicable Servicing Agreement and the servicing standards and practices that prudent lending institutions follow with respect to loans of the same type as the Mortgage Loans, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans. Unless otherwise specified in the related Prospectus Supplement, each Servicer will be obligated under a Servicing Agreement (i) to perform customary servicing functions and (ii) to make limited advances of funds (each, an "Advance") to cover certain payments not made by a Borrower to the extent the Advance is deemed by the Master Servicer to be recoverable out of future payments on the Loan by the Borrower, Insurance Proceeds, Liquidation Proceeds or as otherwise provided in the related Prospectus Supplement. Any Servicer may delegate duties under its Servicing Agreement to a Sub-Servicer, which may be either an Affiliate of the Servicer or an unrelated third party. The Issuer will assign to the Trustee its rights under each Servicing Agreement as security for the Bonds of the Series. See "SERVICING OF THE COLLATERAL-- General."

MASTER SERVICER......... Except as otherwise indicated in a Prospectus
                         Supplement, Dynex will act as Master Servicer (in such capacity, the "Master Servicer") with respect to all the Collateral pursuant to a Master Servicing Agreement between the Master Servicer and the Issuer. The Master Servicer will administer and supervise the performance of the Servicers under the Servicing Agreements and will be obligated to perform the servicing obligations of a terminated Servicer or appoint a successor Servicer. In addition, the Master Servicer will provide certain reports to the Trustee regarding the Collateral, provide certain administrative functions with respect to the Bonds and, unless otherwise specified in the related Prospectus Supplement, make limited Advances. However, the Master Servicer will not be obligated to make an Advance that it deems to be a Non-Recoverable Advance. The Issuer will assign to the Trustee its rights to enforce the obligations of the Master Servicer under the Master Servicing Agreement as security for the Bonds of the Series. See "SERVICING OF THE COLLATERAL -- Master Servicing Agreement."


SPECIAL SERVICER........ If specified in the related Prospectus Supplement, the
                         Master Servicer may appoint a special servicer (the "Special Servicer") to service, and to make certain decisions and take certain actions with respect to, delinquent or defaulted Collateral pledged as security for a Series. See "SERVICING OF THE COLLATERAL -- Special Servicing Agreement."

CERTAIN FEDERAL INCOME
   TAX CONSEQUENCES..... The federal income tax consequences to Bondholders will depend on, among other things, whether one or more elections are made to treat the related Trust Estate (or specified portions) as "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended ( the "Code"). If no such election is made, based on the facts as they exist on the Closing Date, the Bonds, when beneficially owned by someone other than the Participant or one of its qualified real estate investment trust ("REIT") subsidiaries (as defined in Code section 856(i)), will constitute debt instruments for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein and in the related Prospectus Supplement, which will specify whether a REMIC election will be made.

YIELD
CONSIDERATIONS.......... The Prospectus Supplement for a Series may specify certain yield considerations for Bondholders of Discount Bonds or Premium Bonds. A higher rate of principal payments on the Collateral than was anticipated when pricing the Bonds of a particular Class is likely to have an adverse effect on the yield of any Class of Bonds ("Premium Bonds") that has a purchase price greater than the price at which the yield to maturity of such Class is equal to its coupon, after giving effect to any payment delay (its "Parity Price"). A lower rate of principal payments on the Collateral than anticipated is likely to have an adverse effect on the yield of any Class of Bonds that has a purchase price less than its Parity Price ("Discount Bonds"). It is possible under certain circumstances that Bondholders of Premium Bonds not only will suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investments.

USE OF PROCEEDS......... The Issuer will use the net proceeds from the sale of each Series for one or more of the following purposes:
                         (i) to purchase the related Collateral, (ii) to repay indebtedness, if any, that has been incurred to obtain funds to acquire the Collateral, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing the Bonds. See "USE OF PROCEEDS."

LEGAL
  INVESTMENT............ The Bonds of any Class offered by the related
                         Prospectus Supplement may constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are secured by first liens on residential real property, including Manufactured Homes, and are rated in one of the two highest rating categories by at least one of the Rating Agencies identified in such Prospectus Supplement. Any such securities would be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject to state laws overriding SMMEA. Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in such Class of Bonds complies with applicable guidelines, policy statements or restrictions. See "LEGAL INVESTMENT."

ERISA
  CONSIDERATIONS.......  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 (each such entity, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or under Code Section 4975. Investors are advised to consult their counsel and to review "ERISA CONSIDERATIONS." As specified in the related Prospectus Supplement, Plans may be prohibited from acquiring certain Classes of Bonds.

RATING.................. Each Class of Bonds offered by means of this Prospectus and the related Prospectus Supplement will initially be rated in one of the four highest rating categories by one or more Rating Agencies identified in the Prospectus Supplement. Such ratings are subject to review and possible revision from time to time.

                                  RISK FACTORS

      Investors should consider, among other things, the following factors in connection with an investment in the Bonds.

      The Issuer is expected to have no significant assets other than the Collateral. For that reason, prospective purchasers of the Bonds of a Series must rely primarily upon payments of principal of and interest on the Collateral, the security therefor and sources of credit enhancement identified in the related Prospectus Supplement to provide for payments on the Bonds.

CREDIT CONSIDERATIONS

      MORTGAGE LOANS. A Mortgage Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on his Mortgage Loan and upon the value of the Mortgaged Premises secured thereby. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. The value of an investment in Bonds of a Series may be adversely affected by a decline in real estate values. If the residential real estate market in the area of one or more of the Mortgaged Premises should experience an overall decline in property values, the actual rate of Delinquencies, Foreclosures and Losses could be higher than those now generally experienced in the mortgage lending industry. In addition, to the extent that the Mortgage Loans are underwritten pursuant to underwriting guidelines that are less stringent than the underwriting guidelines of Fannie Mae and FHLMC with respect to the Borrower's creditworthiness and repayment ability, the rates of Delinquencies and Foreclosures experienced on the Mortgage Loans are likely to be substantially higher than those experienced by mortgage loans underwritten in accordance with Fannie Mae and FHLMC underwriting guidelines. As a result, Losses on the Mortgage Loans may be higher than those on mortgage loans originated in accordance with such guidelines. See "-- Underwriting Standards and Potential Delinquencies." To the extent that such losses are not covered by applicable Insurance Policies, if any, or by any credit enhancement as described in the related Prospectus Supplement, Holders of the Bonds of a Series will bear all risk of Loss resulting from default by Borrowers and will have to look primarily to the value of the Mortgaged Premises for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. As described in the related Prospectus Supplement, the risk of Loss associated with such Mortgage Loans may be allocated disproportionately among the Classes of Bonds that comprise a Series to the extent that such losses are not covered by applicable Insurance Policies, Additional Collateral or other credit enhancement. Such Losses could result in an Event of Default. See "THE INDENTURE -- Events of Default."

      As further described in the applicable Prospectus Supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on such a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing for such Mortgage Loan or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of Delinquency, Foreclosure and Loss than certain other types of mortgage loans. To the extent Losses on such Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of the related Series may experience a loss. In addition, to the extent specified in the related Prospectus Supplement, Losses on the Mortgage Loans in excess of available credit enhancement may result in an Event of Default under the Indenture. See "THE INDENTURE -- Events of Default."

      In addition, Adjustable Rate Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain Adjustable Rate Mortgage Loans, after relatively short periods of time. Accordingly, defaults on Adjustable Rate Mortgage Loans leading to Foreclosure and the ultimate Liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such Mortgage Loans, although little data is available with respect to the rate of default on such loans. Increases in the required monthly payments on such Mortgage Loans may result in a default rate that is higher than that for fixed rate or Level Payment Mortgage Loans. A higher default rate may result in an increase in Losses on the Mortgage Loans. To the extent that Losses on the Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of the related Series may experience a loss. In addition, to the extent specified in the related Prospectus Supplement, Losses on the Mortgage Loans in excess of available credit enhancement may result in an Event of Default under the Indenture. See "THE INDENTURE -- Events of Default."

      As specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer may have considerable flexibility under the Master Servicing Agreement to extend and modify the terms of Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including, in particular, Balloon Payment Mortgage Loans. In addition, the Master Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While the Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than Liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee to the Master Servicer will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. To the extent Losses on such Mortgage Loans exceed levels of available credit enhancement, the holders of the Bonds of the related Series may experience a loss. In addition, to the extent specified in the related Prospectus Supplement, Losses on the Mortgage Loans in excess of available credit enhancement may result in an Event of Default under the Indenture. See "THE INDENTURE -- Events of Default."

      SECOND LIEN MORTGAGE LOANS. An overall decline in the residential real estate market could adversely affect the value of the property securing a Second Lien Mortgage Loan such that the outstanding principal balance of the Second Lien Mortgage Loan, together with any senior financing thereon, exceeds the value of the Mortgaged Premises. Because a Mortgage Loan secured by a second lien is subordinate to the rights of the first lien, such a decline would adversely affect the position of the related Trust Estate as a junior lienholder before having such an effect on the position of the related senior lien. A rise in prevailing interest rates over a period of time, the general condition of a Mortgaged Premises and other factors may also have the effect of reducing the value of the Mortgaged Premises from its level at the time the Second Lien Mortgage Loan was originated. As a result, the ratio of the Unpaid Principal Balance of the Mortgage Loan to the value of the Mortgaged Premises may exceed the ratio in effect at the time the Mortgage Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the Borrower, Liquidation Proceeds or other proceeds will be sufficient to satisfy the Second Lien Mortgage Loan after satisfaction of any senior lien and the payment of any Liquidation expenses.

      Even assuming that the Mortgaged Premises provide adequate security for the Second Lien Mortgage Loans, substantial delay could be encountered in connection with the Liquidation of defaulted Mortgage Loans with corresponding delays in the receipt of related proceeds available for payment to Bondholders, thereby reducing the security for the Second Lien Mortgage Loans. In the event that any Mortgaged Premises fail to provide adequate security for the related Second Lien Mortgage Loans and any related credit enhancement has been exhausted, Bondholders would experience a loss.

      Liquidation expenses with respect to defaulted Mortgage Loans are not likely to vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer or Special Servicer took the same steps in realizing upon defaulted Second Lien Mortgage Loans having small outstanding principal balances and upon defaulted Mortgage Loans having larger outstanding principal balances, the amount realized after expenses of Liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. Because the average outstanding principal balances of the Second Lien Mortgage Loans in a Trust Estate may be relatively small, realizations net of Liquidation expenses may also be relatively small as percentages of the Unpaid Principal Balances of the Second Lien Mortgage Loans.

      UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES. Mortgage Loans originated under underwriting standards less stringent than the underwriting guidelines of Fannie Mae or FHLMC generally will bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and FHLMC underwriting guidelines. The Mortgage Loans generally will be underwritten in accordance with the underwriting standards described for Mortgage Loans under "ORIGINATION OF THE COLLATERAL -- Mortgage Loans and Manufactured Home Loans," which are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a "non-conforming credit" means a mortgage loan that is ineligible for purchase by Fannie Mae or FHLMC due to borrower credit characteristics that do not meet Fannie Mae or FHLMC underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or FHLMC underwriting guidelines or a borrower who may have a record of major derogatory credit items, such as default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. ACCORDINGLY, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH FANNIE MAE OR FHLMC UNDERWRITING GUIDELINES. AS A RESULT, LOSSES ON THE MORTGAGE LOANS ARE LIKELY TO BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

      Under the underwriting standards applicable to the Mortgage Loans, the primary considerations in underwriting a Mortgage Loan, other than the creditworthiness of the Borrower, are the value of the Mortgaged Premises and the adequacy of such property as collateral in relation to the amount of the Mortgage Loan. Because Delinquencies and Foreclosures are likely to be more frequent for Mortgage Loans originated under underwriting standards for non-conforming credits than for mortgage loans originated in accordance with Fannie Mae or FHLMC underwriting guidelines, changes in the values of the related Mortgage Premises may have a greater effect on the Loss experience of the Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or FHLMC underwriting guidelines. No assurance can be given that the values of Mortgaged Premises have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. If the values of the Mortgaged Premises decline after the dates of origination of the Mortgage Loans, the rate of Losses on the Mortgage Loans may increase, and such increase may be substantial.

      MODEL HOME LOANS. As further described in the related Prospectus Supplement, a Model Home Loan is a mortgage loan made by the Participant or its Affiliate and secured by Mortgaged Premises that are leased by the Borrower to a homebuilder for use as a model home. The leases typically have a term shorter than that of the related Model Home Loan. Because the Borrower with respect to a Model Home Loan will have no significant assets other than the Mortgaged Premises and the related lease payments, the Borrower's ability to make payments of principal and interest on a Model Home Loan will depend substantially on its receipt of lease payments from the homebuilder and on its ability to sell the Mortgaged Premises. Thus, the value of an investment in the Bonds of a Series secured by Model Home Loans could suffer as a result of a decline in real estate values in areas where one or more of the related Mortgaged Premises are located. Such a decline might simultaneously affect adversely the homebuilder's ability to make the required lease payments (and payments of required taxes, insurance, utilities and maintenance) and the Borrower's ability to sell the Mortgaged Premises at a price sufficient to pay the Unpaid Principal Balance and interest on the Model Home Loan. Such a decline might also adversely affect the Borrower's ability to sell the Mortgaged Premises even if the homebuilder successfully fulfills its lease obligation. Accordingly, Model Home Loans may be subject to a higher risk of Delinquency and Loss than certain other types of mortgage loans.

      In addition, although there are accepted industry standards for underwriting mortgage loans generally, there are no such standards for evaluating mortgage loans such as the Model Home Loans. Accordingly, the Participant has developed its own guidelines for determining the creditworthiness of homebuilders. There can be no assurance that the creditworthiness standards applied by the Participant in determining the eligibility of homebuilders for this program will not result in a greater rate of Delinquencies than anticipated.

      Homebuilder leases securing Model Home Loans that serve as security for a Series of Bonds may require the homebuilder to make lease payments that are adjusted from month-to-month based on current interest rates. Homebuilders may be more likely to default on this type of lease obligation than they would be on level-payment lease obligations, particularly as their lease obligations increase. Default by a homebuilder on its lease obligations would render the Borrower unable to make required Monthly Payments on the related Model Home Loan.

      To the extent that Losses on the Model Home Loans exceed the available credit enhancement, the Holders of the Bonds of a Series secured by Model Home Loans would experience a loss.

      MANUFACTURED HOME LOANS. A Manufactured Home Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on the Manufactured Home Loan and upon an investment analysis of the related Manufactured Home designed to determine the permissible Loan size. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. When a Borrower does default on a Manufactured Home Loan, realization is generally accomplished through repossession and resale of the related Manufactured Home. Manufactured homes generally decline in value over time, which may not necessarily be the case with respect to mortgaged premises securing mortgage loans, and so the Losses incurred upon repossession and resale of or Foreclosure on Manufactured Homes securing Manufactured Home Loans generally may be expected to be more severe than the Losses that would be incurred upon Foreclosure on Mortgaged Premises securing first lien Mortgage Loans (in each case, measured as a percentage of the Unpaid Principal Balance of the related Loan). In addition, experience with delinquencies and repossessions under manufactured housing installment sale contracts indicates that recovery experience decreases with downturns in regional or economic conditions. Thus, if economic conditions decline in areas where Manufactured Homes are located, the actual rates of Delinquencies, repossessions and Foreclosures with respect to the Manufactured Home Loans are likely to increase, and, accordingly, Losses on the Manufactured Home Loans are likely to increase, perhaps substantially.

      To the extent that Losses are not covered by applicable Insurance Policies, Additional Collateral or other credit enhancement as described in the related Prospectus Supplement, Holders of the Bonds of a Series will bear all risk of Loss resulting from default by Borrowers of Manufactured Home Loans, and this risk of Loss may be allocated disproportionately among the Classes of Bonds that comprise a Series. Such Losses could result in an Event of Default. See "THE INDENTURE -- Events of Default."

      In addition, adjustable rate Manufactured Home Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts after a relatively short time. Accordingly, defaults on adjustable rate Manufactured Home Loans leading to repossession and resale (or foreclosure, in the case of related Real Property) may occur with greater frequency in the early years of such Loans, although little data is available with respect to the rate of default on such loans. Losses on Manufactured Home Loans that exceed levels of available credit enhancement could result in an Event of Default under the Indenture. See "THE INDENTURE -- Events of Default."

      UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES. Manufactured Home Loans are originated in accordance with credit underwriting standards that are customary in the industry. These standards generally are more lenient than those applied to borrowers under many conventional residential first lien mortgage loans. ACCORDINGLY, THE MANUFACTURED HOME LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY AND FORECLOSURE THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH OTHER UNDERWRITING STANDARDS. AS A RESULT, LOSSES ON THE MORTGAGE LOANS ARE LIKELY TO BE HIGHER THAN LOSSES ON MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH SUCH GUIDELINES.

      Under the underwriting standards applicable to the Manufactured Home Loans, the primary considerations in underwriting a Manufactured Home Loan, other than the creditworthiness of the Borrower, are the results of an investment analysis of the Manufactured Home, which is used to determine the allowable Loan size, and the adequacy of such property as collateral in relation to the amount of the Manufactured Home Loan. Because Delinquencies and Foreclosures are likely to be more frequent for Manufactured Home Loans than for Mortgage Loans originated in accordance with more stringent underwriting guidelines, decreases in the values of the related Manufactured Homes are likely to have a greater effect on the Loss experience of such Manufactured Home Loans than decreases in the values of Mortgaged Premises would be expected to have on the Loss experience of such Mortgage Loans. It is unlikely that the values of the Manufactured Homes securing Manufactured Home Loans have remained or will remain at the levels in effect on the dates of origination of the related Manufactured Home Loans. If the values of the Manufactured Homes decline after the dates of origination of the Manufactured Home Loans, the rate of Losses on the Manufactured Home Loans may increase, and the increases may be substantial.

      SECURITY INTERESTS IN MANUFACTURED HOMES. Each Manufactured Home Loan is secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes is subject to a number of state laws, including, in some states, the Uniform Commercial Code (the "UCC") as adopted in such states and, in other states, such states' motor vehicle titling statutes. In some states, perfection of security interests in Manufactured Homes is governed both by the applicable UCC and by motor vehicle titling statutes. The steps necessary to perfect a security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Participant will not amend any certificate of title to change the lienholder specified therein or take any other steps to effect re-registration of any Manufactured Home with the appropriate state motor vehicle authority. In addition, the Participant will not deliver any certificate of title, note thereon the Issuer's interest or file any UCC-3 financing statements or other instruments evidencing the transfer to the Issuer of the security interest in any Manufactured Home. In some states, in the absence of such an amendment to the certificate of title or such a filing under the applicable UCC, it is unclear whether the transfer of the security interest created by a Manufactured Home Loan in the underlying Manufactured Home will be effective or whether the security interest in the Manufactured Home will be perfected. In addition, in the absence of notation of the interest in a Manufactured Home on the related certificate of title, re-registration of the Manufactured Home with the appropriate state motor vehicle authority, delivery of the certificate of title or filing of an appropriate transfer instrument under the applicable UCC, it is unclear whether the assignment to the Issuer of the security interest created by a Manufactured Home Loan in the underlying Manufactured Home will be effective against creditors of the Participant or a trustee in bankruptcy of the Participant. The Issuer will make certain warranties relating to the validity, perfection and priority of the security interest created by each Manufactured Home Loan in the underlying Manufactured Home in favor of the Manufactured Home Loan's originator. A breach of any such warranty that materially and adversely affects the Trust's interest in any Manufactured Home Loan would create an obligation on the part of the Participant to repurchase or substitute for the Manufactured Home Loan unless the breach is cured within 90 days after the Issuer's discovery of or receipt of notice of the breach.

      CONVEYANCE OF MANUFACTURED HOME LOANS. A case (OCTAGON GAS SYSTEMS, INC.
V. RIMMER, 995 F.2d 948 (10th Cir.), CERT. DENIED 114 S.Ct 554 (1993)) decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Manufactured Home Loans constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Participant, a court were to apply the reasoning of the Tenth Circuit to chattel paper, then delays or reductions in payments of collections on or in respect of the Manufactured Home Loans could occur. To the extent the security for any Series of Bonds offered hereunder contains a material concentration of Manufactured Home Loans secured by Manufactured Homes located within the Tenth Circuit's jurisdiction, the related Prospectus Supplement will disclose this concentration and will further describe the impact the decision could have upon such Series.

      CONSUMER FINANCE LOANS. A Consumer Finance Loan typically is made based upon a determination of the Borrower's ability to make Monthly Payments on the Consumer Finance Loan and upon the purchase price of the related Facilities and the costs of installing the Facilities in a single family residential property. The ability of a Borrower to make Monthly Payments will be dependent on the availability of jobs and general economic conditions. Where a Borrower defaults on a Consumer Finance Loan, realization is generally accomplished through repossession and resale of the related Facilities. Facilities generally decline in value over time, and so the Losses incurred upon repossession and resale of Facilities securing Consumer Finance Loans generally may be expected to be more severe than the Losses that would be incurred upon Foreclosure on Mortgaged Premises securing Mortgage Loans (in each case, measured as a percentage of the Unpaid Principal Balance of the related Loan). In addition, experience with delinquencies and repossessions under manufactured housing installment sale contracts indicates that recovery experience decreases with downturns in regional or economic conditions, and such downturns are likely to have the same effect on installment sales contracts like the Consumer Finance Loans. Thus, if economic conditions decline in areas where Facilities are located, the actual rates of Delinquencies, repossessions and Foreclosures are likely to increase, and Losses on the Consumer Finance Loans are likely to increase, perhaps substantially.

      SECURITY INTERESTS IN FACILITIES. Each Consumer Finance Loan is secured by a security interest in Facilities. Perfection of security interests in Facilities is subject to state laws, including the Uniform Commercial Code (the "UCC") as adopted in such states. Because of the expense and administrative inconvenience involved, neither the Issuer nor the Participant will file any UCC-3 financing statements or other instruments evidencing the pledge to the Trustee of the Issuer's security interest in any Facilities. In some states, in the absence of the filing of an appropriate transfer instrument under the applicable UCC, it is unclear whether the assignment to the Trustee of the security interest created by a Consumer Finance Loan in the underlying Facilities will be effective against creditors of the Participant or Issuer or a trustee in bankruptcy of the Participant or the Issuer. Unless the related Prospectus Supplement otherwise provides, the Issuer will make certain warranties relating to the validity, perfection and priority of the security interest created by each Consumer Finance Loan in the underlying Facilities in favor of the Consumer Finance Loan's originator. A breach of any such warranty that materially and adversely affects the Trust's interest in any Consumer Finance Loan would create an obligation on the part of the Participant to repurchase or substitute for the Consumer Finance Loan unless the breach is cured within 90 days after the Issuer's discovery of or receipt of notice of the breach.

      CONVEYANCE OF CONSUMER FINANCE LOANS. A case (OCTAGON GAS SYSTEMS, INC. V. RIMMER, 995 F.2d 948 (10th Cir.), CERT. DENIED 114 S.Ct 554 (1993)) decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Consumer Finance Loans constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Participant, a court were to apply the reasoning of the Tenth Circuit to chattel paper, then delays or reductions in payments of collections on or in respect of the Consumer Finance Loans could occur. To the extent the security for any Series of Bonds offered hereunder contains a material concentration of Consumer Finance Loans secured by Facilities located within the Tenth Circuit's jurisdiction, the related Prospectus Supplement will disclose this concentration and will further describe the impact the decision could have upon such Series.

      ENFORCEMENT OF SECURITY INTERESTS. Facilities consist of "goods" that on installation in a single family residential property may become "fixtures." Goods become fixtures when they become so related to particular real estate that an interest arises in them under the applicable real estate law. In order to perfect a security interest in the goods, the Participant will make a "fixture filing", unless applicable state law makes such a filing inadvisable, and will also file a financing statement as though the goods were personal property under the applicable UCC. Generally, a perfected security interest in Facilities installed in an existing home will, with one exception, have priority over the conflicting interest of an encumbrancer of the real estate, including a first lien mortgagee. The exception is that a perfected security interest in fixtures will not take priority over a construction mortgage recorded before goods become fixtures if the goods become fixtures before completion of construction.

      If the goods constitute fixtures and the Trustee's security interest in the goods has priority over all other encumbrancers of the affected real estate, the Servicer may on default remove and repossess the goods (not including related "ordinary building materials"), provided that the Servicer can do so peacefully. In addition, the Servicer must reimburse any encumbrancer who is not the debtor for the cost of repair of any physical damage resulting from the removal of fixtures, and the person entitled to reimbursement may refuse permission to remove any fixtures unless the Servicer gives adequate security for the cost of repair obligation. If the Trustee's security interest in the goods does not have priority over all other owners and encumbrancers of the affected real estate, for example because a construction mortgage has priority, the Servicer may not remove the goods under any circumstances in the case of a defaulted Consumer Finance Loan.

      The value of Facilities is likely to decrease over time. In addition, each Consumer Finance Loan will be made in an amount equal to the cost of installation as well as the purchase price of the goods. If the goods are fixtures, then to the extent that the balance of the Consumer Finance Loan reflects sums spent for installation or the purchase of ordinary building materials, the Servicer may be unable to recover a sum adequate to pay off the Consumer Finance Loan, even if it can resell the removed goods for their fair value. Thus, the net proceeds of any resale upon default is likely to be inadequate to pay off the Unpaid Principal Balance plus accrued and unpaid interest on the related Consumer Finance Loan. Seeking a judgment against the debtor for the deficiency is seldom economically feasible, and, for that reason, the Servicer is unlikely to do so.

      Moreover, given that the Consumer Finance Loans involve relatively small amounts, the Servicer, even with a perfected, first priority security interest, may determine in many cases that the cost of removal of goods, particularly if an obligation to pay cost of repairs exists, exceeds the net proceeds that could be expected from a sale and, as a result, may decline to remove the goods. If the Servicer either declines or is not permitted to remove the goods, the UCC provisions dealing with fixtures do not indicate how the Servicer is to proceed. It is not clear under applicable state law whether the Trustee would be permitted to share in the proceeds of a Foreclosure proceeding brought by an encumbrancer of the real estate. If the Trustee's security interest in the goods was not a first priority security interest, there would be little likelihood in any event that any Foreclosure proceeds would remain after payment of expenses and satisfaction of the senior encumbrances. The Servicer might have the right to reduce the Trustee's claim to judgment and proceed against the debtor's assets. For the same reasons that the Servicer would be unlikely to seek a deficiency judgment in the event of a repossession and resale, however, a legal proceeding against the debtor frequently would not be economically feasible. Thus, in the event of default on a Consumer Finance Loan, the likelihood that the Trustee Estate will suffer a Loss on the Consumer Finance Loan will be high.

      Losses on the Consumer Finance Loans may reduce the amounts available for payment on the related Bonds.

LIMITED OBLIGATIONS

      The Bonds of a Series are obligations of the Issuer only, and Holders of Bonds of a Series may look only to the assets pledged to the Trustee for that Series. The Bonds will not represent an interest in or any obligation of Dynex, IHC or any Affiliate of Dynex or IHC, any Underwriter or any Affiliate of any Underwriter, any Master Servicer or any Servicer. The Bonds will not be guaranteed by any government agency or instrumentality, Dynex, IHC or any Affiliate of Dynex or IHC, any Underwriter or any Affiliate of any Underwriter, any Master Servicer or any Servicer.

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Bonds of any Series will develop or, if it does develop, that it will provide Bondholders of such Series with liquidity of investment or will remain for the term of such Series of Bonds. In addition, if such a market does develop and continue, the market value of the Bonds of each Series may fluctuate with changes in prevailing rates of interest and other factors. Consequently, the sale of Bonds by a Bondholder in any secondary market that may develop may be at a discount from their purchase price. Except as otherwise specified in the related Prospectus Supplement, Bondholders will have no optional redemption rights.

BANKRUPTCY OR INSOLVENCY OF THE ISSUER

      The bankruptcy or insolvency of the Issuer could adversely affect payments on the Bonds. For this reason, the Issuer was formed as a limited-purpose financing subsidiary of IHC. See "THE ISSUER." Notwithstanding its limited purpose, in the event of a bankruptcy or insolvency of the Issuer, the automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of the obligations of the Issuer, including its obligations under the Bonds and the Indenture, or actions against any of the Issuer's property, including the related Collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for the Issuer may be able to accelerate payment of the Bonds and liquidate the Collateral. In the event the principal of the Bonds is declared due and payable, the Bondholders would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Premium Bonds, may fail to recover fully their initial investments, and (ii) in the case of Discount Bonds, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issue discount ("Accreted Value"). There is no assurance as to how such Accreted Value would be determined if such event occurred.

BANKRUPTCY OR INSOLVENCY OF IHC OR A PARTICIPANT

      The Issuer believes that each transfer of Collateral from IHC to the Issuer will constitute an absolute and unconditional sale. However, in the event of the bankruptcy of IHC or the Participant, a trustee in bankruptcy could attempt to recharacterize the sale of the Collateral as a borrowing secured by a pledge of the Collateral. Such an attempt, even if unsuccessful, could result in delays in distributions on the Bonds. If such an attempt were successful, the trustee in bankruptcy could elect to accelerate payment of the Bonds and liquidate the Collateral, with the holders of the Bonds entitled to no more than the then outstanding principal amount of such Bonds together with interest at the applicable Class Interest Rate to the date of payment. In the event the principal of the Bonds is declared due and payable, the Bondholders of the Bonds would lose the right to future payments of interest and might suffer reinvestment loss in a lower interest rate environment and (i) in the case of Premium Bonds, may fail to recover fully their initial investments, and (ii) in the case of Discount Bonds, may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the Accreted Value. There is no assurance as to how such Accreted Value would be determined if such event occurred.

DEFICIENCY ON SALE OF COLLATERAL

      In the event of an acceleration of the payment of the Bonds following an Event of Default for a Series, if the assets securing the Bonds of such Series were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to pay in full the outstanding principal amount of the related Bonds and interest payments due thereon. The market value of the assets generally will fluctuate with changes in prevailing rates of interest. Consequently, the Collateral and any Eligible Investments in which the funds deposited in the Collateral Proceeds Account and any Reserve Funds for a Series may be invested may be liquidated at a discount, in which case the proceeds of liquidation might be less than the aggregate outstanding principal amount and interest payable on the Bonds of that Series. Unless otherwise specified in the related Prospectus Supplement, except under limited circumstances, the Holders of Subordinated Bonds will have no independent ability to declare a default or force the sale of the Collateral even if an Event of Default has occurred. See "THE INDENTURE -- Events of Default."

MODIFICATION AND SUBSTITUTION OF COLLATERAL

      If an item of Collateral is in material default or a payment default is imminent, the related Servicer, with the consent of the Master Servicer, may enter into a forbearance or modification agreement with the Borrower. The terms of any such forbearance or modification agreement may affect the amount and timing of principal and interest payments on the item of Collateral and, consequently, may affect the amount and timing of payments on one or more Classes of the related Series of Bonds. For example, a modification agreement that results in a lower Loan Rate would lower the Class Interest Rate of any related Class of Bonds that accrues interest at a rate based on the weighted average Net Loan Rate of the related Collateral. See "SERVICING OF THE COLLATERAL -- Defaulted Collateral."

      In addition, under certain circumstances, the Issuer may substitute new Collateral ("Substitute Collateral") for defaulted Collateral. The terms of each item of Substitute Collateral may differ from those of the item of Collateral for which it is substituted. In particular, the Loan Rate of the item of Substitute Collateral may be less than that of the item of Collateral for which it is substituted and, indeed, may be less than the then current market interest rate for loans or other applicable assets with similar characteristics. The substitution of an item of Substitute Collateral with a Loan Rate less than that of the item of Collateral for which it is substituted will reduce the Class Interest Rate of any related Class of Bonds with a Class Interest Rate based on the Loan Rates or Net Loan Rates of the related Collateral. Furthermore, any Bondholder that would be entitled to receive payments based on the Collateral Value of a defaulted item of Collateral, REO or Repo Property upon Liquidation of the defaulted item of Collateral may prefer that the defaulted item of Collateral be Liquidated rather than replaced with an item of Substitute Collateral, particularly if the item of Substitute Collateral has a Loan Rate less than the then current market interest rate for loans or other applicable assets with similar characteristics. See "SECURITY FOR THE BONDS -- Substitution of Collateral."

      As a condition to any modification or forbearance related to any item of Collateral or to the substitution of an item of Substitute Collateral, the Master Servicer is required to determine, in its reasonable business judgment, that such modification, forbearance or substitution will maximize the recovery on such item of Collateral on a present value basis. However, the interests of the Issuer and the Master Servicer, which is an Affiliate of the Issuer, may conflict with those of the Bondholders in determining whether to enter into a modification or forbearance agreement or to substitute an item of Substitute Collateral (or in establishing the terms of any such modification or forbearance agreement or the terms of such item of Substitute Collateral).

PLEDGE OF ADDITIONAL COLLATERAL

      Subject to certain conditions set forth herein and in the Prospectus Supplement for a Series, the Issuer may pledge additional mortgage loans, mortgage-backed certificates, model home loans, manufactured housing installment sales contracts or facilities installment sales contracts ("Additional Collateral") to the Trustee and issue Additional Bonds of that Series within one year of the date of initial issuance of the Bonds of such Series. Although the pledge of any Additional Collateral will not result in any change in the Class Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series, the pledge of Additional Collateral may result in a variance of plus or minus 0.05 years in the weighted average life of any outstanding Class of Bonds of such Series at the prepayment rate assumed for the pricing of the initial issuance of the Class, and the characteristics of the Collateral may vary within the parameters specified in the Prospectus Supplement relating to the initial issuance of the Bonds of such Series. Furthermore, no assurance can be given that any pledge of Additional Collateral and issuance of Additional Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the Prospectus Supplement for the outstanding Bonds are satisfied, the pledge of Additional Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series. See "SECURITY FOR THE BONDS -- Pledge of Additional Collateral and Issuance of Additional Bonds."

AVERAGE LIFE AND YIELD CONSIDERATIONS

      The rate of payment of principal on the Collateral will affect the average life of each Class of Bonds. The Collateral may have provisions that provide for the payment of a premium in connection with a voluntary or involuntary principal prepayment thereof. In addition, the rate of payment of principal, including prepayments, on the Collateral may be influenced by a variety of economic, geographic, social, tax, legal and other factors, including the difference between the interest rates on the Collateral and prevailing interest rates for similar loans. In general, if the Collateral is not subject to prepayment penalties and if prevailing interest rates for similar loans fall below the interest rates on the Collateral, the rate of principal prepayments would be expected to increase, especially if the Collateral carries fixed rates of interest. If prevailing interest rates for similar loans rise above the interest rates on the Collateral, the rate of principal prepayments would be expected to decrease. See "YIELD CONSIDERATIONS."

      Yields realized by Bondholders of Discount Bonds or Premium Bonds may be extremely sensitive to the rate of principal payments (including for this purpose, modifications, substitutions, scheduled principal payments, payments resulting from refinancings, Liquidations due to defaults, casualties, condemnations and repurchase by the seller of the Collateral securing such Series). In general, yields on Premium Bonds will be adversely affected by higher than anticipated rates of principal payments on the Collateral and enhanced by lower than anticipated rates. Yields on Discount Bonds are likely to be enhanced by higher than expected rates of principal payments and adversely affected by lower than expected rates. In certain circumstances, Holders of certain Classes of Bonds could fail to fully recover their initial investment.

LIMITED NATURE OF RATINGS

      Each Class of Bonds of a Series offered hereby and by means of the related Prospectus Supplement will be, when issued, rated in one of the four highest rating categories by one or more Rating Agencies identified in such Prospectus Supplement. Any such rating is not a recommendation to buy, sell or hold Bonds and is subject to revision or withdrawal at any time by the Rating Agency issuing the rating. An investor may obtain further details with respect to any rating on the Bonds from the Rating Agency issuing the rating. In addition, any such rating will be based, among other things, on the credit quality of the Collateral and will represent only an assessment of the likelihood of receipt by Bondholders of payments with respect to underlying Collateral. A rating will not represent any assessment of the likelihood that prepayment experience may differ from prepayment assumptions and, accordingly, will not represent any assessment of the possibility that Holders of Premium Bonds may, under circumstances of high principal prepayments on the Collateral, fail fully to recover their initial investment. Credit ratings assigned to Classes of Bonds having a disproportionate entitlement to principal or interest payments on the Collateral specifically do not address the effect on the yield to the Bondholder should the rate of principal payments be substantially different than that assumed by the Bondholder when the Class of Bonds was purchased. In addition, the ratings assigned to Subordinated Classes of Bonds may be more subject to change than the ratings assigned to other kinds of securities. A rating also will not assess the ability of the Participant or other party to perform its obligation, if any, to repurchase Converted Loans.

INSURANCE AND CREDIT SUPPORT LIMITATIONS

      The Insurance Policies, if any, on the Collateral or the obligation to deliver Additional Collateral, if any, with respect to a Series will not cover all contingencies and will cover certain contingencies only to a limited extent. See "SECURITY FOR THE BONDS -- Insurance on the Collateral" and "-- Pool Insurance." The amount, type and nature of Insurance Policies, subordination, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of actuarial criteria established by each Rating Agency rating the Series. This actuarial analysis is the basis upon which each Rating Agency determines required amounts and types of Pool Insurance, Special Hazard Insurance, Reserve Funds, overcollateralization or other credit support. There can be no assurance that the historical data supporting an actuarial analysis will accurately reflect future experience or any assurance that the data derived from a large pool of housing-related loans will accurately predict the Delinquency, Foreclosure or Loss experience of any particular pool of Collateral.

LENDER REGULATIONS

      Numerous federal and state consumer protection laws impose requirements on lending under mortgage loans or retail installment sales contracts such as those included in the Collateral, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities on the part of the lender's assignees to the Borrowers for amounts due under such mortgage loans or contracts or to a Borrower's right of set-off against claims by such assignees as a result of the lender's or seller's noncompliance. To the extent these laws affect the Collateral, these laws would apply to the Trustee as assignee of the Collateral. The Issuer will warrant that the origination of each item of Collateral complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the Borrower under any item of Collateral and that each item of Collateral is enforceable against the related Borrower in accordance with its terms, subject to applicable bankruptcy and similar laws, laws affecting creditors' rights generally and general principles of equity. A breach of any such warranty that materially and adversely affects the Trustee's interest in any Loan would create an obligation on the part of the Issuer to repurchase or substitute for the item of Collateral unless the breach is cured within 90 days after the Issuer's discovery of the breach or after notice of the breach is provided to the Issuer. If the credit support provided by any Subordinated Bonds, insurance or other credit enhancement is exhausted, application of these consumer protection laws could limit the ability of the Bondholders to realize upon Mortgaged Premises, Manufactured Homes, Real Property or Facilities securing defaulted items of Collateral or could limit the amount collected on a defaulted Loan to less than the amount due thereunder. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Manufactured Home Loans -- ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES", "-- Consumer Protection Laws" "-- Mortgage Loans and Model Home Loans -- ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS."

LIMITATIONS ON SUBORDINATION

      With respect to Bonds of a Series that includes a Subordinated Class, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Holders of Senior Bonds, the available subordination may be limited, as specified in the related Prospectus Supplement. In addition, with respect to Bonds of a Series supported by a Reserve Fund, the Reserve Fund could be depleted under certain circumstances. In either case, shortfalls could result for both the Senior Bonds and the Subordinated Bonds of such Series. Prospective purchasers of a Class of Bonds should carefully review the credit risks associated with the Class resulting from its subordination or from the timing of the distributions intended to be made on the Class.

ORIGINAL ISSUE DISCOUNT

      Certain Bonds may be issued, or the Trustee may treat such Bonds as issued, with original issue discount for federal income tax purposes. The Trustee will report original issue discount with respect to such Bonds on an accrual basis, which may be prior to the receipt of cash associated with such income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

LEGAL INVESTMENT CONSIDERATIONS

      No representation or warranty is made concerning whether the Bonds of any Series are legal investments under any federal or state law, regulation, rule or order of any court. Any Class of a Series of Bonds (a) that is (i) secured by Second Lien Mortgage Loans or (ii) secured by Consumer Finance Loans or (b) that is not rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will not constitute "mortgage related securities" within the meaning of SMMEA. Prospective investors are advised to consult their counsel as to qualification of any Class of a Series of Bonds as legal investments under any such laws, regulations, rules and orders.

CONSOLIDATED TAX RETURN

      If the Issuer were to fail to be treated for federal income tax purposes as a "qualified REIT subsidiary" by reason of Dynex's failure to continue to qualify as a real estate investment trust ("REIT") for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the future qualification of the Issuer as a qualified REIT subsidiary or of Dynex as a REIT for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- General."

                            DESCRIPTION OF THE BONDS

GENERAL

      The Bonds will be issued in Series, pursuant to an Indenture between the Issuer and a Trustee, as specified in the Prospectus Supplement. The Bonds within a Series will be issued by Class or Classes, pursuant to the Indenture. A Series of Bonds will consist of one or more Classes of Bonds. The Prospectus Supplement and the Series Supplement for a Series of Bonds will specify with respect to each Class the type of Bond, the specific designation of the Class, the Stated Maturity Date, the aggregate principal amount, the Payment Dates, the Class Interest Rate (or method of determining such rate), any redemption features and other related terms.

      The Bonds of each Series will be secured by the Collateral, the Collateral Proceeds Account and, to the extent specified in the related Prospectus Supplement, the Reserve Funds (and any other funds or accounts pledged to secure the Series), the Insurance Policies, the Bond Insurance, the Surplus (prior to its disbursement to the Issuer), other credit enhancement, the Servicing Agreements and the Master Servicing Agreement for such Series. See "THE INDENTURE" and "SECURITY FOR THE BONDS." The following summaries describe certain provisions of the Bonds. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Series Supplement relating to the applicable Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference. A copy of the form of Indenture (including all supplements thereto to date) has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture supplement for a Series (the "Series Supplement") will be filed with the Commission as an Exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days after issuance of Bonds of the related Series.

      The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds may be issued up to the aggregate principal amount authorized from time to time by the Issuer. The Indenture provides that Additional Bonds may be issued for any outstanding Class of Bonds or Series up to the aggregate principal amount authorized from time to time by the Issuer, subject to the provisions of the related Series Supplement or supplements thereto.

      The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations specified in the related Prospectus Supplement. The Bonds of each Series that are issued in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related Prospectus Supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series that are issued in certificated form (i) by checks mailed to registered Bondholders at their addresses appearing on the books and records of the Issuer or (ii) by wire transfer of immediately available funds upon timely request to the Trustee in writing by any Bondholder of Bonds having an initial principal amount of at least $1,000,000 or such other amount as may be specified in the related Prospectus Supplement except that the final payments in retirement of each Class of Bonds of a Series issued in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. The Trustee will make such payments with respect to Bonds in book-entry form as set forth below.

BOOK-ENTRY PROCEDURES

      The Prospectus Supplement for a Series may specify that certain Classes of the Bonds will initially be issued in book-entry form ("Book-Entry Bonds") in the authorized denominations specified therein. Each such Class of Bonds will be represented by one or more certificates registered in the name of the nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository selected by the Issuer, the "Depository"). The Depository or its nominee will be registered as the record holder of the Bonds in the Bond Register. No person acquiring a Book-Entry Bond (a "beneficial owner") will be entitled to receive a certificate representing such Bond.

      The beneficial owner's ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains such beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of the Depository (either directly or through one or more Financial Intermediaries). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Bond, and beneficial ownership of a Book-Entry Bond may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

      DTC, which is a New York-chartered limited-purpose trust company, performs services for its participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

      Payment of principal of and interest on the Book-Entry Bonds will be made on each Payment Date to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Bonds that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Bonds that it represents. As a result of the foregoing procedures, beneficial owners of the Book-Entry Bonds may experience some delay in their receipt of payments.

      Because transactions in Book-Entry Bonds can be effected only through the Depository, participating organizations, indirect participants and certain banks, the ability of a beneficial owner of a Book-Entry Bond to pledge such Bond to persons or entities that do not participate in the Depository, or otherwise to take actions in respect of such Bond, may be limited due to the lack of a physical certificate representing such Bond. Issuance of Book-Entry Bonds may reduce the liquidity of such Bonds in the secondary trading market because investors may be unwilling to purchase Book-Entry Bonds for which they cannot obtain physical certificates.

      The Prospectus Supplement for a Series may also specify that CEDEL Bank, S.A. ("CEDEL") and Euroclear System ("Euroclear") will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of the Depository. Citibank, N.A., acts as depositary for CEDEL and Chase Manhattan Bank acts as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

      CEDEL. CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      EUROCLEAR. Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels Office (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is an office of a New York trust company which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Depository Participant will be made during subsequent securities settlement processing and dated the business day following the settlement date for the Depository. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a Depository Participant will be received with value on the settlement date for the Depository but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in the Depository. For information with respect to tax documentation procedures relating to the Bonds, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Backup Withholding with Respect to Bonds" and "-- Global Clearance, Settlement and Tax Documentation Procedures -- CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS."

      Transfers between Depository Participants will occur in accordance with the rules of the Depository. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through the Depository, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in the Depository in accordance with its rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depository, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      Beneficial Owners of the Book-Entry Bonds may experience some delay in their receipt of payments, since such payments will be forwarded by the Paying Agent to the Depository. Distributions with respect to Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because the Depository can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Bonds to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Bonds, may be limited due to the lack of physical certificates for such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market since certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

      Monthly and annual reports on the Trust provided by the Master Servicer to the Depository, may be made available by the Depository to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Depository Participants to whose accounts the Book-Entry Bonds of such Beneficial Owners are credited.

      So long as the Bonds are held as Book-Entry Bonds by the Depository, it is expected that the Depository will take any action permitted to be taken by the Holders of the Bonds under the Agreement only at the direction of one or more Depository Participants to whose accounts the Book-Entry Bonds are credited. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by a Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through the Depository. The Depository may take actions, at the direction of the Depository Participants, with respect to some Bonds which conflict with actions taken with respect to other Bonds.

      None of the Sellers, the Depositor, the Servicers, the Master Servicer, any Bond Insurer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      Definitive Bonds will be issued to Beneficial Owners of the Book-Entry Bonds, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Bonds and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through the Depository or
(c) the Depository, at the direction of the Depository Participants to whose accounts are credited a majority of the outstanding Book-Entry Bonds, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through the Depository of Definitive Bonds. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Bonds and instructions for re-registration, the Bond Registrar will issue Definitive Bonds, and thereafter the Bond Registrar will recognize the holders of such Definitive Bonds as Holders under the Agreement.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      The Prospectus Supplement for a Series may specify that Bonds of a Series will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same- day funds.

      Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

      Secondary market trading between investors through the Depository will be conducted according to its rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between CEDEL or Euroclear and Depository Participants will be effected on a delivery-against-payment basis through the Relevant Depositaries (in such capacity) and as Depository Participants.

      Non-U.S. holders (as described below) will be subject to U.S. withholding taxes unless they meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      INITIAL SETTLEMENT. All Bonds will be held in book-entry form by the Depository. Investors' interests in the Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in the Depository. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in its account as a Depository Participant.

      Investors electing to hold through the Depository will follow its settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      SECONDARY MARKET TRADING. Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      TRADING BETWEEN DEPOSITORY PARTICIPANTS. Secondary market trading between Depository Participants will be settled using the procedures applicable to prior asset-backed certificates issues in same-day funds.

      TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      TRADING BETWEEN DEPOSITORY PARTICIPANT AS SELLER AND CEDEL OR EUROCLEAR PARTICIPANT AS PURCHASER. When Bonds are to be transferred from the account of a Depository Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Bonds from and including the last distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Bonds. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the account of the Depository Participant against delivery of the Bonds. After settlement has been completed, the Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Bonds will accrue from, the value date (which will be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

      CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Bonds are credited to their account one day later.

       As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Bonds were credited to their accounts. Nevertheless, interest on the Bonds would accrue from the value date. Therefore, in many cases the interest accruing on the Bonds during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Depository Participants may employ their usual procedures for crediting Bonds to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the seller on the settlement date. Thus, to the Depository Participants a cross-Depository market transaction will settle no differently than a trade between two Depository Participants.

      TRADING BETWEEN CEDEL OR EUROCLEAR PARTICIPANT AS SELLER AND PARTICIPANT AS PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Bonds are to be transferred by the respective clearing system, through the respective Depository, to a Depository Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the Relevant Depositary to credit the Bonds to the Depository Participant's account against payment. Payment will include interest accrued on the Bonds from and including the last distribution to and excluding the settlement date on the basis of the actual number of days in such accrual period or a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Bonds. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will be back-valued to the value date (which will be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account will instead be valued as of the actual settlement date.

      Finally, day traders that use CEDEL or Euroclear and that purchase Bonds from Depository Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Bonds in the U.S. from a Depository Participant no later than one day prior to settlement, which would give the Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Depository Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

      CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS. A Beneficial Owner of Bonds holding through CEDEL or Euroclear (or through the Depository Participant if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined under "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors in Bonds"), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

       EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial Owners of Certificates that are Non-U.S. Persons (any person who is not a U.S. Person) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

      EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Holder of a Certificate or their agent.

       EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Holder of a Certificate or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

      This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Certificates.

PAYMENTS OF PRINCIPAL AND INTEREST

      To the extent specified in the related Prospectus Supplement, payments on the Collateral securing a Series, including prepayments, together with withdrawals from various debt service and Reserve Funds, will be available to pay principal of and interest on the Bonds of a Series.

      On each Payment Date for a Series, principal will be paid on the Bonds in an amount equal to the Principal Distribution Amount or such other amount as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Principal Distribution Amount on any Payment Date will equal the amount by which (i) the aggregate Collateral Value of the Collateral securing the Series as of the preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date for the Series) exceeds (ii) the aggregate Collateral Value of the Collateral securing the Series as of the current Payment Date. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of any Collateral securing a Series will generally equal (i) the Scheduled Principal Balance of the Collateral or
(ii) as specified in the related Prospectus Supplement, the Scheduled Principal Balance of the Collateral multiplied by a fraction, the numerator of which is the Net Rate of the Collateral and the denominator of which is the Collateral Value Discount Rate.

      The Prospectus Supplement will specify (i) the order in which payments of principal (including prepayments) on the Collateral will be applied to pay principal of different Classes of Bonds of a Series and (ii) the percentage interest in payments of principal (including prepayments) on the Collateral or pools of Collateral for each Class of Bonds within a Series if such payments are unequally allocated among the Classes of Bonds within a Series. Unless otherwise specified in the related Prospectus Supplement, all payments of principal of a particular Class of Bonds will be applied on a PRO RATA basis.

      The Stated Maturity Date for the Bonds of each Class will be the date by which all Bonds of the Class are scheduled to be fully paid. The Stated Maturity Date of a Class of Bonds may be determined by reference to the maturity date of the Collateral pledged to the related Series with the latest stated final Due Date or on the basis of the assumptions set forth in the related Prospectus Supplement. All or a portion of the payments on the Collateral securing a Series will be used to amortize Bonds of the Series, as described in the related Prospectus Supplement. It is expected that each Class of Bonds will be fully paid in advance of its Stated Maturity Date from payments, including prepayments, on the Collateral. The rate of principal payments on the Collateral securing a Series will depend on the characteristics of the Collateral, as well as on the level of interest rates prevailing from time to time and other economic factors. No assurance can be given as to the actual prepayment experience of the Collateral. See "MATURITY AND PREPAYMENT CONSIDERATIONS" and "YIELD CONSIDERATIONS."

       Each Class of Bonds will bear interest from the date and at the rate per annum (the "Class Interest Rate") specified, or determined as specified, in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, interest will be computed on the basis of a 360-day year consisting of 12 months of 30 days each. Interest on a Class of Bonds consisting of Current Interest Bonds will be payable on the Payment Dates specified in the related Prospectus Supplement. Each such payment of interest will include all interest either accrued to the Accounting Date immediately preceding the Payment Date on which it is made or to another date specified in such Prospectus Supplement. Unless interest is accrued to the Payment Date, the effective yield to the Bondholder will be reduced to a level below the yield that would apply if interest were accrued to the Payment Date. If specified in the related Prospectus Supplement, any Class of Bonds may bear interest at a variable rate. For any variable rate Class of Bonds, the related Prospectus Supplement will set forth the manner for determining the variable interest rate and the interest rate change interval. The variable interest rate for a Class of Bonds will not exceed a maximum rate specified in the related Prospectus Supplement, and the payments due on the Collateral securing the related Series or Class of Bonds will be in amounts (taking into account Reserve Funds and other funds and any redemption rights and obligations) determined to be adequate to pay interest on such Class of Bonds at the specified maximum interest rate.

      If specified in the related Prospectus Supplement, (i) a Class of Bonds may be a Principal Only Class comprised solely of Principal Only Bonds, which will not bear interest, and (ii) a Class of Bonds may be a High Coupon Class comprised solely of High Coupon Bonds, which will receive only relatively small payments of principal. If specified in the related Prospectus Supplement, a

Class of Bonds may be an Accretion Class, which is comprised solely of Accretion Bonds on which interest will accrue but will not be paid ("Deferred Interest") until each Class of Bonds of the Series, if any, with an earlier priority of payment has been paid in full or as otherwise specified in the related Prospectus Supplement. Deferred Interest will be added to the principal of each Class of Accretion Bonds on each Accounting Date until all Classes of Bonds that have an earlier payment priority are paid in full, and, thereafter, interest will be paid on the Compound Value of the Accretion Bonds. The Compound Value of a Class of Accretion Bonds will equal the original principal amount of such Class, plus Deferred Interest through the Accounting Date preceding the determination date, less any principal payments made on such Class of Bonds.

      Unless otherwise specified in the related Prospectus Supplement, payments on the Collateral pledged to a particular Series and not used to pay principal or interest on the Bonds will be treated as Surplus. To the extent specified in the related Prospectus Supplement for a Series, all or a portion of the Surplus on any Payment Date may be applied to cover Losses or interest shortfalls associated with a Series or any Series sold pursuant to this Prospectus, or the Surplus may be distributed to the Issuer. Any Surplus distributed to the Issuer will not be available for payment of principal or interest on the Bonds.

REDEMPTION

      To the extent provided in the related Prospectus Supplement, the Bonds of any Class may be subject to redemption at the option of the Issuer prior to their Stated Maturity Date. Notice of such redemption must be given by the Issuer or by the Trustee as provided in the related Prospectus Supplement. The redemption price for any Bond (or portion thereof) so redeemed will be the percentage of the unpaid principal amount of such Bond specified in the related Prospectus Supplement, together with accrued interest thereon to the date specified in the related Prospectus Supplement, or such other price as may be specified in the related Prospectus Supplement.

                          MATURITY AND PREPAYMENT CONSIDERATIONS

      The actual maturity date and average life of a Class of Bonds will be determined by, among other things, (i) the prepayment experience on the Collateral, (ii) the frequency and scope of any forbearance or modification relating to defaulted Collateral and (iii) the optional redemption provisions of a Series of Bonds.

      The rate of principal payments on Collateral will be affected by the amortization schedules of the Collateral and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, Liquidations due to defaults, casualties and condemnations). No assurance can be given as to the rate of principal payments or prepayments on the Collateral. In general, however, if prevailing interest rates fall significantly below the interest rates on the Collateral and the Collateral may be voluntarily prepaid in accordance with the applicable terms, the Collateral would likely be subject to a higher rate of principal prepayments than if prevailing rates remain at or above the rates borne by the Collateral.

       The Servicer, with the approval of the Master Servicer in most cases, is authorized pursuant to the Servicing Agreement to modify the payment terms of a defaulted Loan. If the Master Servicer appoints a Special Servicer, the Special Servicer would be authorized to make such modifications or substitutions. Any such modification or substitution would likely provide for a slower principal amortization schedule than was required under the original terms of the Loan (including an extension of the final Due Date) and therefore would have an effect on the average life of a Class of Bonds opposite to the effect that a prepayment of a Loan would have. To the extent one or more Loans is in default on its revised final Due Date and the respective Servicer is unable to liquidate timely the defaulted Loan, the Issuer may fail to pay one or more Classes of the Bonds in full by their Stated Maturity Date. See "SERVICING OF THE COLLATERAL -- Master Servicing Agreement" and " -- Special Servicing Agreement."

      The Prospectus Supplement for a Series of Bonds may contain a table setting forth percentages of the original principal amount of each Class of Bonds of such Series anticipated to be outstanding after each of the dates shown in the table. It is unlikely that the prepayment experience of the Collateral for any Series will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related Prospectus Supplement.

                                   YIELD CONSIDERATIONS

      Payments of interest on the Bonds generally will include interest accrued through the Accounting Date for the applicable Payment Date. Because payments to the Bondholders generally will not be made until the Payment Date following the Accounting Date, the effective yield to the Bondholders of the Bonds will be lower than the yield otherwise produced by the applicable Class Interest Rate and purchase price for the Bond.

      The yield to maturity of any Bond will be affected by the rate and timing of payments of principal of the Collateral and, to a lesser extent, the frequency and scope of any modifications or substitutions of Loans. If the purchaser of a Bond offered at a discount from its Parity Price calculates the anticipated yield to maturity of the Bond based on an assumed rate of payment of principal that is faster than that actually received on the Collateral, the actual yield to maturity will be lower than the calculated yield. If the purchaser of a Bond offered at a premium over its Parity Price calculates the anticipated yield to maturity of the Bond based on an assumed rate of payment of principal that is slower than that actually received on the Collateral, the actual yield to maturity will be lower than the calculated yield.

      The timing of changes in the rate of payment of principal on the Collateral may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on an item of Collateral, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds would not be fully offset by a subsequent commensurate reduction (or increase) in the rate of principal payments at a later date. Because the rate of principal payments (including prepayments) on the Collateral may significantly affect the weighted average life and other characteristics of any Class of Bonds, prospective investors are urged to consider their own estimates as to the anticipated rate of future payments of principal on the Collateral and the suitability of the Class of Bonds to their investment objectives. For factors affecting principal payments on Loans, including the impact of modifications and substitutions of Collateral, see "MATURITY AND PREPAYMENT CONSIDERATIONS".

      Investors should consider the risk that rapid rates of prepayment on the Collateral, and therefore of principal payments on the Bonds, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on a Bond may be lower than the applicable Class Interest Rate. Slow rates of prepayments on the Collateral, and therefore of principal payments on the various Classes of Bonds, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.

                                  SECURITY FOR THE BONDS

GENERAL

       Unless otherwise specified in the related Prospectus Supplement, each Series will be secured by the pledge to the Trustee of a Trust Estate consisting of (i) Collateral, together with the payments thereon, having an aggregate initial Collateral Value at least equal to 100% of the original principal amount of the Bonds of such Series, (ii) the Collateral Proceeds Account for such Series, (iii) to the extent applicable, Reserve Funds and other funds and accounts for such Series, (iv) to the extent applicable, the Issuer's rights to Additional Collateral, (v) all payments that may become due under Insurance Policies, if any, (vi) the Issuer's rights under the Servicing Agreements and the Master Servicing Agreement with respect to such Series and (vii) to the extent applicable, an interest rate agreement with a third party. Scheduled payments of principal of and interest on the Collateral securing a Series of Bonds (including payments from the Reserve Fund, if applicable), net of applicable servicing fees, master servicing fees, trustee fees, guarantee fees and insurance premiums, if any, for the Series, are intended to be sufficient to make the required payments of interest on the Bonds of the Series and to pay the entire principal amount of each Class of Bonds of the Series not later than the Stated Maturity Date of the Class of Bonds. Except as otherwise specified in the related Prospectus Supplement, a Trust Estate (other than certain credit enhancement items) will secure only one Series of Bonds.

THE COLLATERAL

      The Prospectus Supplement for a Series will describe in general the type of Collateral that will secure the Series. The Collateral will be composed of Mortgage Loans, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans.

THE MORTGAGE LOANS

      GENERAL. Mortgage Loans will be secured generally by liens on single family (one-family or two- to four-family) attached or detached residential property, which may include Second Lien Mortgage Loans.

      Except as provided in the related Prospectus Supplement, each Mortgage Loan securing a Series will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority or by a mortgagee approved by HUD (each, an "Originator"). The Mortgaged Premises securing Mortgage Loans may consist of (i) detached homes,
(ii) attached homes (units having a common wall), (iii) units located in condominiums, (iv) manufactured homes and (v) other types of homes or units set forth in the related Prospectus Supplement. The Mortgage Loans securing a Series of Bonds may be secured by Mortgaged Premises that (i) are owner-occupied, (ii) are owned by investors or (iii) serve as second residences or vacation homes.

      The Mortgage Loans securing a Series may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on the declining principal balance of the Mortgage Loan ("Level Payment Mortgage Loans"); may provide for periodic adjustments to the rate of interest on such Mortgage Loans ("Adjustable Rate Mortgage Loans") to equal the sum (which may be rounded) of a Gross Margin and an Index, all as described in the related Prospectus Supplement; may include Mortgage Loans on which only interest is payable until maturity as well as Mortgage Loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period ("Balloon Payment Mortgage Loans"); may include Adjustable Rate Mortgage Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the Mortgage Loan at its then applicable Note Rate over its remaining term; and may include such other types of mortgage loans as are described in the related Prospectus Supplement. Balloon Payment Mortgage Loans also may be Adjustable Rate Mortgage Loans.

      As further described in the applicable Prospectus Supplement, Balloon Payment Mortgage Loans include Mortgage Loans that provide for amortization of the principal amount over a certain period (for example, 30 years), although all remaining principal is due at the end of a shorter period (for example, 15 years). The final balloon payment on a Balloon Payment Mortgage Loan will be treated as a prepayment of that Mortgage Loan. The ability of a Borrower to make the final "balloon" payment may be dependent upon the Borrower's ability to refinance the Balloon Payment Mortgage Loan or sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Mortgage Loan. Under certain circumstances (for example, in a rising interest rate environment), a Borrower may be unable to secure refinancing for such loan or to sell the related Mortgaged Premises. Accordingly, Balloon Payment Mortgage Loans may be subject to a higher risk of Delinquency, Foreclosure and Loss than certain other types of mortgage loans.

      In addition, Adjustable Rate Mortgage Loans may be underwritten on the basis of an assessment that the Borrower will have the ability to make payments in higher amounts in later years and, in the case of certain Adjustable Rate Mortgage Loans, after relatively short periods of time. Accordingly, defaults on Adjustable Rate Mortgage Loans leading to Foreclosure and the ultimate Liquidation of the related Mortgaged Premises may occur with greater frequency in the early years of such Loans, although little data is available with respect to the rate of default on such loans. Increases in the required monthly payments on such loans may result in a default rate that is higher than that for fixed rate Mortgage Loans.

       As specified in the related Prospectus Supplement, a Security Instrument securing a Mortgage Loan may contain a "due-on-sale" clause permitting acceleration of the maturity of the related Mortgage Loan if the Borrower transfers its interest in the Mortgaged Premises. Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will require the Servicers to enforce "due-on-sale" clauses. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL-- Mortgage Loans and Model Home Loans -- DUE-ON-SALE PROVISIONS."

      The Prospectus Supplement applicable to a Series of Bonds will include among other things information, as of the applicable Cut-off Date, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the range of remaining terms to stated maturity or weighted average remaining term to stated maturity of the Mortgage Loans, (iii) the current Scheduled Principal Balance of the largest Mortgage Loan and the average outstanding Scheduled Principal Balance of the Mortgage Loans, (iv) the weighted average Note Rate or range of Note Rates borne by the Mortgage Loans, (v) the range of original loan-to-value ratios or the weighted average loan-to-value ratio of the Mortgage Loans and (vi) the geographic distribution of the Mortgaged Premises.

      SECOND LIENS. Certain of the Mortgage Loans securing a Series of Bonds may be Second Lien Mortgage Loans, and the related first lien mortgage loans ("First Liens") may not be included in the Collateral. The primary risk to holders of

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Second Lien Mortgage Loans is the possibility that adequate funds will not be received in connection with a Foreclosure of the related First Lien to satisfy fully both the First Lien and the Second Lien Mortgage Loan. In the event that a holder of the First Lien forecloses on a Mortgaged Premises, the proceeds of the Foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the Foreclosure, second to real estate taxes, third in satisfaction of all principal, interest and prepayment or acceleration penalties, if any, and fourth any other sums due and owing to the holder of the First Lien. The claims of the holder of the First Lien will be satisfied in full out of proceeds of the Liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Estate as holder of the second lien receives any payments in respect of the Mortgage Loan. If the Servicer were to foreclose on any Second Lien Mortgage Loan, it would do so subject to any related First Lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the Foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the First Lien or purchase the Mortgaged Premises subject to the First Lien. In the event that such proceeds from a Foreclosure or similar sale of the related Mortgaged Premises are insufficient to satisfy both Mortgage Loans in the aggregate, the Trust Estate, as the holder of the second lien, and, accordingly, Holders of the Bonds bear (i) the risk of delay in distributions while a deficiency judgment against the Borrower is obtained and (ii) the risk of Loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a mortgagee may not foreclose on the property securing a Second Lien Mortgage Loan unless it forecloses subject to the First Lien.

      Even assuming that the Mortgaged Premises provide adequate security for the Second Lien Mortgage Loans, substantial delays could be encountered in connection with the Liquidation of defaulted Mortgage Loans, with corresponding delays in the receipt of related proceeds by Bondholders. An action to foreclose on a Mortgaged Premises securing a Mortgage Loan is regulated by state statutes and rules, is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed and may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Premises. In the event of a default by a Borrower, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Premises or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. In addition, the Servicer generally will be entitled to deduct from related Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted Mortgage Loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted Second Lien Mortgage Loans will not vary directly with the Unpaid Principal Balances of the Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon a defaulted Second Lien Mortgage Loan having a small remaining Unpaid Principal Balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of Liquidation would be smaller as a percentage of the Unpaid Principal Balance of the defaulted Second Lien Mortgage Loan than it would be the case with the defaulted mortgage loan having a large Unpaid Principal Balance. Because the average outstanding principal balance of the Second Lien Mortgage Loans generally is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of conventional, first priority mortgage loans, Liquidation Proceeds may also be smaller as a percentage of the Unpaid Principal Balance of a Second Lien Mortgage Loan than would be the case for a typical conventional, first lien mortgage loan.

       REPURCHASE OF CONVERTED MORTGAGE LOANS. If so specified in the Prospectus Supplement for a Series, the related Series may be secured by Adjustable Rate Mortgage Loans the Note Rates of which are convertible from an adjustable rate to a fixed rate at the option of the Borrower upon the fulfillment of certain conditions. Except as otherwise specified in the related Prospectus Supplement, the Participant may at its option repurchase any such Adjustable Rate Mortgage Loan as to which the conversion option has been exercised at a purchase price equal to the Unpaid Principal Balance of the Adjustable Rate Mortgage Loan, plus 30 days of interest thereon at the applicable Note Rate. The purchase price will be treated as a prepayment of the Mortgage Loan. Until a Converted Mortgage Loan is purchased or sold as described above, it will remain in the Trust Estate with a fixed Note Rate.

THE MODEL HOME LOANS

      Each Model Home Loan securing a Series of Bonds will be secured by a first lien on a single family (one- to four-family) attached or detached residential property that is used as a model home. The Borrower, which may be an Affiliate

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

of the Participant, will use the proceeds of the Model Home Loan to purchase the related Mortgaged Premises from a homebuilder and will then lease the property back to the homebuilder, who will use it as a model home. The homebuilder will agree pursuant to the lease agreement to pay all taxes, insurance premiums, utility costs and maintenance costs, and to make lease payments to the Borrower, during the term of the lease.

      The Borrower is required to make interest payments during the life of a Model Home Loan either at a fixed annual rate, an adjustable annual rate based on a short-term Index or a combination of the two. Adjustable interest rates may not be subject to a cap. The lease payments will be designed to enable the Borrower to make Monthly Payments on the Model Home Loan during the period of the lease. Typical lease terms for the leases will be shorter than the maturity of the related Model Home Loans, which will usually have a shorter maturity than conventional, first lien mortgage loans. Generally, the lessee will be permitted to extend the lease on a month-to-month basis and may terminate at any time upon notice to the Borrower and sale of the related Mortgaged Premises on the Borrower's behalf.

      If the Loan Rate applicable to the Model Home Loan and the lease payments required by the lease agreement between the Borrower and the homebuilder are adjustable and not subject to a cap, the rate of Delinquencies on the lease agreement, and thus the default rate on the Model Home Loans, may increase, particularly if the Loan Rates and required lease payments increase.

      The Borrower may have no assets other than the Mortgaged Premises and the lease payments received from lessees of the Mortgaged Premises. In that event, its ability to make Monthly Payments on a Model Home Loan after the term of the related lease expires, or in the event that the homebuilder defaults on its lease, will depend on the ability of the Borrower to sell the related Mortgaged Premises for an amount equal to or greater than the Unpaid Principal Balance of the Model Home Loan.

      The Prospectus Supplement applicable to a series of Bonds secured by Model Home Loans will include for such Loans the information described herein under "SECURITY FOR THE BONDS -- The Mortgage Loans -- GENERAL."

THE MANUFACTURED HOME LOANS

      GENERAL. Unless otherwise provided in the Prospectus Supplement for a Series, the Issuer will acquire the underlying Manufactured Home Loans from a Participant that will have originated the Manufactured Home Loans or purchased them from other originators. Specific information respecting the Manufactured Home Loans included as security for a particular Series of Bonds will be provided in the related Prospectus Supplement and, to the extent such information is not fully provided in the related Prospectus Supplement, in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. A copy of the Indenture with respect to each Series of Bonds will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee (the location of which will be specified in the related Prospectus Supplement).

      For each Series of Bonds, the Issuer will cause the Manufactured Home Loans included as security for the related Series to be assigned to the Trustee named in the related Prospectus Supplement (the "Trustee").

      The Manufactured Home Loans securing a Series of Bonds will consist of conventional manufactured housing installment sales contracts. Each Manufactured Home Loan will be secured by a Manufactured Home, and some Manufactured Home Loans may also be secured by a lien on a parcel of real estate ("Real Property"). Each Manufactured Home Loan will be fully amortizing and, unless otherwise specified in the Prospectus Supplement for a Series, will bear interest at a fixed or adjustable Loan Rate. Unless otherwise provided in the related Prospectus Supplement, the Manufactured Home Loans will have terms of from 7 to 30 years. Each Manufactured Home Loan will be assumable, subject to underwriting in accordance with standards customary in the industry.

      The Issuer will represent that the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of Title 42 of the United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [Chapter 70 under Title 42 of the United States Code]."

      With respect to the Manufactured Home Loans expected to secure a Series of Bonds, the related Prospectus Supplement will specify, to the extent known (i) the aggregate principal balance of the Manufactured Home Loans, (ii) the range of remaining terms to maturity or weighted average remaining term to maturity of the Manufactured Home Loans, (iii) the current Scheduled Principal Balance of the largest Manufactured Home Loan and the average Unpaid Principal Balance of the Manufactured Home Loans, (iv) the weighted average Loan Rate or the range of Loan Rates borne by the Manufactured Home Loans and (v) the geographic distribution of the Manufactured Homes.

      TYPES OF MANUFACTURED HOME LOANS. Manufactured Home Loans may be subject to various types of payment provisions. In addition to other types of Manufactured Home Loans described in the related Prospectus Supplement, the Manufactured Home Loans securing a Series may consist of (1) "Level Payment Loans," which may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on their declining principal balances; (2) "Life Floor Adjustable Rate Loans," which may provide for fixed Loan Rates for a period of years, followed by periodic adjustments that cause their Loan Rates to equal the sum of a Gross Margin and an Index, subject to Periodic Rate Caps, a Maximum Rate and a lifetime floor equal to the initial fixed Loan Rate; and (3) "Convertible Loans," which are Life Floor Adjustable Rate Loans subject to provisions pursuant to which, subject to certain limitations, the related Borrowers may exercise an option to convert the adjustable Loan Rate to a fixed Loan Rate.

      REPURCHASE OF CONVERTED MANUFACTURED HOME LOANS. If so specified in the Prospectus Supplement for a Series, the related Series may be secured by Manufactured Home Loans the Loan Rates of which are convertible from an adjustable rate to a fixed rate at the option of the Borrower upon the fulfillment of certain conditions. Except as otherwise specified in the related Prospectus Supplement, the Participant may at its option repurchase any adjustable rate Manufactured Home Loan as to which the conversion option has been exercised at a purchase price equal to the Unpaid Principal Balance of the Loan, plus 30 days of interest thereon at the applicable Loan Rate. The purchase price will be treated as a prepayment of the Manufactured Home Loan. Until a Converted Manufactured Home Loan is purchased as described above, it will remain in the Trust Estate with a fixed Loan Rate.

THE CONSUMER FINANCE LOANS

      The Issuer will acquire the underlying Consumer Finance Loans from the Participant, which will have originated the Consumer Finance Loans or acquired them from other originators. Specific information respecting the Consumer Finance Loans included as security for a particular Series of Bonds will be provided in the related Prospectus Supplement and, to the extent such information is not fully provided in the related Prospectus Supplement, in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Bonds. A copy of the Indenture with respect to each Series of Bonds will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee (the location of which will be specified in the related Prospectus Supplement).

      For each Series of Bonds to be secured by Consumer Finance Loans, the Issuer will cause the Loans to be assigned to the Trustee.

       The Consumer Finance Loans securing a Series of Bonds will consist of conventional, installment sales contracts. Each Consumer Finance Loan will be secured by the related Facilities, will be fully amortizing and will bear interest at a fixed or adjustable Loan Rate. Unless otherwise provided in the related Prospectus Supplement, the Consumer Finance Loans will have terms based on the useful lives of the related Facilities, which will typically be 5 to 15 years, and will generally range in original principal amount from $2,500 to $25,000. The originator of a Consumer Finance Loan will perfect the security interest in the related Facilities by making a "fixture filing," unless such a filing is inadvisable under applicable state law, and will file a financing statement treating the Facilities as personal property, under the provisions of the UCC of the state where the related single family residential property is located. Each Consumer Finance Loan will be assumable, subject to underwriting in accordance with underwriting standards that are customary in the industry.

      With respect to the Consumer Finance Loans expected to secure a Series of Bonds, the related Prospectus Supplement will specify, to the extent known, (i) the aggregate principal balance of the Consumer Finance Loans, (ii) the range of

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

remaining terms to maturity or weighted average remaining term to maturity of the Consumer Finance Loans, (iii) the current Scheduled Principal Balance of the largest Consumer Finance Loan and the average Unpaid Principal Balance of the Consumer Finance Loans, (iv) the weighted average Loan Rate or the range of Loan Rates borne by the Consumer Finance Loans and (v) the geographic distribution of the related Facilities.

SUBSTITUTION OF COLLATERAL

      Except as otherwise provided in the related Prospectus Supplement and subject to the limitations set forth below, the Issuer at any time may deliver to the Trustee other items of Collateral in substitution for any one or more items of Collateral pledged as security for the Series. The Issuer will have the option to pledge to the Trustee, in substitution for a defaulted item of Collateral, a new item of Collateral ("Substitute Collateral"), to the extent that the Master Servicer has determined, in its reasonable business judgment, that the present value of any potential Loss on the defaulted item of Collateral will be reduced through the substitution of Substitute Collateral for the defaulted item of Collateral, and provided that the Substitute Collateral (i) is secured by the collateral that secures the defaulted item of Collateral, (ii) has either (A) an initial principal balance equal to or less than the Scheduled Principal Balance of the defaulted item of Collateral for which it is substituted or (B) a loan-to-value ratio, in the case of a Mortgage Loan, of not more than 100%, based upon a current appraisal of the Mortgaged Premises, and
(iii) has a maturity date that is not later than the Stated Maturity Date of the related Series of Bonds. The amount, if any, by which the Collateral Value of the defaulted item of Collateral exceeds the Collateral Value of the Substitute Collateral would constitute a Loss on the item of Collateral. Upon the pledge of Substitute Collateral, the Trustee will release the defaulted item of Collateral from the lien of the Indenture.

      In addition, unless otherwise provided in the related Prospectus Supplement, the Issuer may pledge to the Trustee items of Collateral in substitution for items of Collateral initially pledged (each, an "Original Loan") as security for a Series of Bonds in the event of a breach of a representation or warranty by the seller of the Original Loan or in the case of defective or incomplete documentation with respect to the Original Loan. Any substitute items of Collateral will have an interest rate within one percentage point in excess of the Loan Rate of the Original Loan for which it is substituted, a principal balance or value at least equal to the principal balance or value of the Original Loan for which it is substituted and a maturity within 180 days of the maturity of the Original Loan for which it is substituted. As more particularly set forth in the Indenture, a substitute Loan must have characteristics substantially similar to those of the Original Loan for which it is substituted.

      In cases where one or more REMIC elections are made, the Issuer will not be able to substitute items of Collateral except in accordance with the REMIC Provisions.

PLEDGE OF ADDITIONAL COLLATERAL AND ISSUANCE OF ADDITIONAL BONDS

      Except in cases where one or more REMIC elections are made, the Issuer may, to the extent specified in the related Prospectus Supplement, pledge additional mortgage loans, mortgage certificates, model home loans or manufactured home or facility installment sales contracts ("Additional Collateral") to the Trustee and issue additional Bonds ("Additional Bonds") of that Series within one year of the date of initial issuance of the Bonds of such Series. Such Additional Bonds may represent additional Bonds of one or more outstanding Classes of Bonds or may represent one or more new Classes of Bonds of such Series. Any such Additional Bonds will be issued pursuant to a Prospectus Supplement, which will describe the characteristics of the Additional Collateral and the material terms of the Additional Bonds. Any pledge of Additional Collateral and issuance of Additional Bonds will be subject to satisfaction of the following conditions: (a) each Rating Agency rating any outstanding Class of Bonds of the related Series will confirm that the pledge of Additional Collateral and other additional Collateral, if any, and the corresponding issuance of Additional Bonds will not result in the downgrading of the credit rating of any outstanding Class of Bonds of such Series, (b) the

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

pledge of Additional Collateral will not affect theClass Interest Rate, Stated Maturity Date or Payment Dates of any outstanding Bonds of such Series,
(c) the weighted average life of each outstanding Class of Bonds calculated at the prepayment rate assumed for the pricing of the initial issuance of such Class of Bonds will not vary by more than plus or minus 0.05 years from the weighted average life disclosed in the Prospectus Supplement for the initial issuance of the Bonds of such Series, and (d) the characteristics of the Additional Collateral and the Collateral as augmented by the Additional Collateral will conform to the parameters for Additional Collateral disclosed in the Prospectus Supplement for the initial issuance of Bonds of such Series. However, there can be no assurance that any pledge of Additional Collateral and issuance of Additional Bonds would not affect the timing or amount of payments received by Holders of the outstanding Bonds of that Series. Provided that the conditions described in the Prospectus Supplement for the outstanding Bonds are satisfied, the pledge of Additional Collateral and the issuance of Additional Bonds will not be subject to the prior consent of the Holders of the outstanding Bonds of such Series.

MASTER SERVICER CUSTODIAL ACCOUNT

      Unless otherwise specified in the Prospectus Supplement for a Series, each Servicing Agreement will require an amount representing the Servicer Remittance to be remitted by each Servicer on the Remittance Date to the Master Servicer Custodial Account established by the Master Servicer at a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series. See "SERVICING OF THE COLLATERAL -- Payments on Collateral."

COLLATERAL PROCEEDS ACCOUNT

      The Collateral Proceeds Account will be an account established by the Trustee for the benefit of Bondholders. The Collateral Proceeds Account will be an account or accounts that are either (i) maintained with a depository institution whose senior debt obligations are then rated in the security rating category required to support the then applicable rating assigned to that Series, or (ii) trust accounts.

      On or before each Master Servicer Remittance Date, the Master Servicer will transfer from the Master Servicer Custodial Account to the Collateral Proceeds Account the proceeds of the Collateral that are distributable to the Bondholders. The proceeds of the Collateral deposited into the Collateral Proceeds Account generally will consist of the sum of (i) the aggregate Servicer Remittance relating to the Collateral securing a Series, less the master servicing fee, and (ii) any Advances to be made by the Master Servicer or Special Servicer, if any. On each Payment Date, the Trustee will withdraw from the Collateral Proceeds Account and pay to the Bondholders, to the extent of the available funds on deposit therein, all amounts required to be paid on the Bonds of such Series on that date. The interposition of the Master Servicer between the Servicers and the Trustee provides for the accumulation of collections from the various Servicers outside of a trust account, thereby avoiding the likelihood that multiple Servicers will make demands on the Trustee for the payment of servicing fees or the reimbursement of Advances from amounts on deposit in the Collateral Proceeds Account. The master servicing fee is payable to the Master Servicer in part due to its performance as an intermediary between the various Servicers and the Trustee.

      Funds in the Collateral Proceeds Account may be invested and, if invested, shall be invested in the name of the Trustee (in its capacity as such) in Eligible Investments that mature not later than the Business Day preceding each Payment Date (except that, if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment may mature not later than such Payment
Date) and will not be sold or disposed of prior to its maturity. All income realized from any such investments will accrue to the benefit of the Master Servicer as additional compensation and may be withdrawn by the Master Servicer from time to time. However, no withdrawals from the Collateral Proceeds Account will be permitted if such withdrawals would cause a deficiency in amounts payable to Bondholders.

RESERVE FUND OR ACCOUNTS

      If stated in the Prospectus Supplement for a Series, the Issuer will deposit cash, certificates of deposit or letters of credit in one or more Reserve Funds or accounts, which may be used by the Trustee to make any required payments of principal or interest on the Bonds of the Series to the extent that funds are not otherwise available. The Series Supplement may limit the pledge of any Reserve Fund to certain Classes of Bonds. The Issuer may have certain rights on any Payment Date to cause the Trustee to make withdrawals from the Reserve Fund for a Series and to pay such amounts in accordance with the instructions of the Issuer as specified in the related Prospectus Supplement to the extent that such funds are no longer required to be maintained for the Bondholders.


OTHER FUNDS OR ACCOUNTS

      The Bonds of a Series may also be secured by certain other funds and accounts for the purpose of, among other things, (i) making required payments of principal or interest on the Bonds of the Series to the extent funds are not otherwise available, (ii) paying certain administrative, insurance and similar costs, (iii) accumulating funds that are credited to the Issuer's account pending their distribution to the Issuer and (iv) providing for the acquisition of additional Collateral. To the extent such funds and accounts are material, they will be described in the related Prospectus Supplement.

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

INVESTMENT OF FUNDS

      Funds deposited in or remitted to the Collateral Proceeds Account, any Reserve Fund and any other funds and accounts held under the Indenture for a Series will be invested by the Trustee, and amounts in the Master Servicer Custodial Account will be invested by the Master Servicer, in certain eligible investments ("Eligible Investments") as specified in the Indenture or Indenture Supplement for the related Series.

INSURANCE ON THE COLLATERAL

      Each Mortgage Loan securing a Series of Bonds generally will be covered by Title Insurance, a Standard Hazard Insurance Policy and, if so specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy (collectively, the "Mortgage Insurance Policies"). Each Model Home Loan securing a Series generally will be covered by Title Insurance and a Standard Hazard Insurance Policy. Each Manufactured Home Loan securing a Series of Bonds generally will be covered by a Standard Hazard Insurance Policy. In addition, the related Prospectus may specify that the Mortgage Loans, Model Home Loans or Manufactured Home Loans securing a Series of Bonds will be covered by a Special Hazard Insurance Policy. To the extent provided in the related Prospectus Supplement, in lieu of certain Insurance Policies, Additional Collateral (or instruments secured by Additional Collateral) may be pledged to the Trustee to secure the timely payment of principal of and interest on the Collateral and/or the Bonds.

      The Issuer may obtain a Pool Insurance Policy to cover Losses (subject to the limitations described below) incurred by reason of default by the Borrowers on the Mortgage Loans or the Manufactured Home Loans securing a Series that are not covered by any Primary Mortgage Insurance Policy or exceed the coverage provided by any applicable Primary Mortgage Insurance Policy. The terms of the Master Servicing Agreement with respect to a Series will require the Master Servicer to maintain the Pool Insurance Policies, if any, for the Series and to present or cause the Servicers to present claims thereunder to the related insurer on behalf of the Issuer, the Trustee and the holders of Bonds of such Series.

      The amount of the Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Loans and only upon satisfaction of certain conditions precedent as described below.

      Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy for a Series will provide that as a condition precedent to the payment of any claim the insured will be required (a) to advance hazard insurance premiums on the Mortgaged Premises securing the defaulted Mortgage Loan or the Manufactured Home securing the defaulted Manufactured Home Loan; (b) to advance, as necessary and approved in advance by the related insurer, (1) real estate property taxes, (2) all expenses required to preserve and repair the Mortgaged Premises or Manufactured Home, or to protect the Mortgaged Premises or Manufactured Home from waste, so that the Mortgaged Premises or Manufactured Home is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Premises or Manufactured Home first became effective, ordinary wear and tear excepted,
(3) property sales expenses, (4) any outstanding liens on the Mortgaged Premises or Manufactured Home, and (5) foreclosure costs including court costs and reasonable attorneys' fees; and (c) if there has been physical loss or damage to the Mortgaged Premises or Manufactured Home, to restore the Mortgaged Premises or Manufactured Home to its condition (ordinary wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim relating to a Mortgage Loan under the Pool Insurance Policy that the insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans covered by the Pool Insurance Policy that have loan-to-value ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool Insurer will pay to the insured the amount of the loss, which will generally be: (a) the

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

amount of the unpaid principal balance of the Mortgage Loan or Manufactured Home Loan immediately prior to the Approved Sale of the related Mortgaged Premises or Manufactured Home; (b) the amount of the accumulated unpaid interest on such Mortgage Loan or Manufactured Home Loan to the date of claim settlement at the contractual rate of interest; and (c) reimbursable amounts advanced by the insured as described above, less certain payments (including the proceeds of any prior Approved Sale and any Primary Mortgage Insurance Policies). The Pool Insurance Policy may not reimburse the insured for attorneys' fees on a foreclosed Mortgage Loan in excess of 3% of the unpaid balance of principal and interest of that Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related Bonds. An Approved Sale is (1) a sale of the Mortgaged Premises or Manufactured Home acquired by the insured because of a default by the Borrower to which sale the Pool Insurer has given prior approval, (2) a pre-foreclosure, Foreclosure or trustee's sale of the Mortgaged Premises or Manufactured Home at a price exceeding the minimum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Premises under the Primary Mortgage Insurance Policy by the related Mortgage Insurer, or (4) the acquisition of the Mortgaged Premises or Manufactured Home by the Pool Insurer. If the Pool Insurer elects to take title to the Mortgaged Premises or Manufactured Home, the insured must, as a condition precedent to the payment of any such Loss, provide the Pool Insurer with good and merchantable title to the related Mortgaged Premises or Manufactured Home. If any property securing a defaulted Mortgage Loan or Manufactured Home is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer or the Master Servicer of the related Mortgage Loan or Manufactured Home Loan will not be required to expend its own funds to restore the damaged Mortgaged Premises or Manufactured Home unless it determines and the Master Servicer agrees (A) that such restoration will increase the proceeds to the Trust Estate on Liquidation of the Mortgage Loan or Manufactured Home Loan after reimbursement of the Servicer or the Master Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

      The Pool Insurance Policies will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan or Manufactured Home Loan, including misrepresentation by the Borrower or the Originator, (ii) failure to construct Mortgaged Premises or a Manufactured Home in accordance with plans and specifications, and (iii) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer of the Mortgage Loan, at the time of default or thereafter, was not approved by the Mortgage Insurer. A failure of coverage attributable to one of the foregoing events might result in a breach of the Participant's representations and, in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Participant to purchase the defaulted Mortgage Loan or Manufactured Home Loan if the breach cannot be cured. See "ORIGINATION OF THE COLLATERAL -- Representations and Warranties" herein. In addition, if a terminated Servicer has failed to comply with its obligation under the Servicing Agreement to purchase a Mortgage Loan or Manufactured Home Loan upon which coverage under a Pool Insurance Policy has been denied on the grounds of fraud, dishonesty or misrepresentation (or if the Servicer has no such obligation), the Participant may be obligated to purchase the Mortgage Loan or Manufactured Home Loan. See "SERVICING OF THE COLLATERAL -- Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Collateral."

      The original amount of coverage under any Pool Insurance Policy securing a Series will be reduced over the life of the Bonds of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amount realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Premises or Manufactured Homes covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer or the Master Servicer of the defaulted Mortgage Loan or Manufactured Home Loan, as well as accrued interest on delinquent Mortgage Loans or Manufactured Home Loans to the date of payment of the claim. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Mortgage Loans and Model Home Loans-- FORECLOSURE." The net amounts realized by the Pool Insurer will depend primarily on the market value of the Mortgaged Premises or Manufactured Home securing the defaulted Mortgage Loan or Manufactured Home Loan. The market value of the Mortgaged Premises or Manufactured Home will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original Loan was made.

       If aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further Losses may affect adversely distributions to Holders of Bonds of such Series. In addition, unless the Servicer or Master Servicer could determine that an Advance in respect of a delinquent Mortgage Loan or Manufactured Home Loan would be recoverable by it from the proceeds of the Liquidation of such Mortgage Loan or Manufactured Home Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an Advance respecting any such Delinquency since the Advance would not be ultimately recoverable by it from either the Pool Insurance Policy or any other related source. See "SERVICING OF THE COLLATERAL -- Advances." The original amount of coverage under the Pool Insurance Policy securing a Series may also be reduced or canceled to the extent each Rating Agency rating the Series confirms that such reduction will not result in the lowering of the rating of the Bonds of such Series.

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

      Unless otherwise specified in the related Prospectus Supplement, a Pool Insurance Policy may insure against Losses on the Mortgage Loans or Manufactured Homes securing other Series of Securities or that secure other mortgage-backed securities or collateralized mortgage or manufactured housing contract obligations issued by the Issuer or one of its Affiliates, provided, however, that, at the time of the extension, such extension of coverage (and corresponding assignment of the Pool Insurance Policy) to any other Series or such other Bonds does not result in the lowering by any Rating Agency rating a Series offered hereby of the rating of any Bonds of such Series.

CREDIT ENHANCEMENT

      Credit enhancements acceptable to each Rating Agency may be used to provide for coverage of certain risks of default or losses on the Collateral. Any such credit enhancement will be described in detail in the related Prospectus Supplement. Such credit enhancements may be limited to one or more Classes of Bonds and may include, but will not necessarily be limited to, any of the following:

      (i) Subordination in right of payment of one or more Classes to the right of other Classes to receive payments, subject to such conditions and limitations as may be described in the related Prospectus Supplement;

     (ii) Pledge of additional collateral and any cash flow thereon by any institution acceptable to each Rating Agency, which the Trustee may sell or draw upon in the event amounts received as payments on the Collateral are insufficient to make required payments on one or more Classes of Bonds. Such pledge of additional collateral may be limited in amount and subject to conditions, as described in the related Prospectus Supplement;

    (iii) Limited guarantees against losses arising from defaults on the Collateral, or against failure to make payments of principal of and interest on the Bonds. Such guarantees may be limited to a specified maximum dollar amount or may be subject to limitations having similar effect;

     (iv) Letters of credit issued by banks acceptable to each Rating Agency, under which the Trustee may draw funds in the event amounts received as payments on the Collateral are insufficient to make required payments on a Class or Classes of Bonds. Such letters of credit may be limited in amount and subject to conditions, as described in the related Prospectus Supplement;

      (v) Reserve Funds created by the deposit of assets at the time of the issuance of the Bonds or by the accumulation of funds generated by the Collateral, upon which the Trustee may draw in the event amounts received as payments on the Collateral are insufficient to make required payments on a Class or Classes of Bonds or by a combination of the foregoing. The amounts held in such Reserve Funds will be invested in Eligible Investments;

     (vi) Insurance policies issued by insurers acceptable to each Rating
          Agency that provide for payment to the Trustee or the Servicer upon the occurrence of certain casualty events at the Mortgaged Premises or Manufactured Homes. Such insurance policies may be limited in amount and subject to conditions, as described above; and

    (vii) Combinations of the foregoing.

Except as otherwise provided in the related Prospectus Supplement, each Series of Bonds will be secured by the Collateral for that Series and related property. The related Prospectus Supplement may specify that payments received on such Collateral be paid (i) so as to prioritize, with respect to right of payment, certain Classes of Bonds within a Series or (ii) disproportionately among the Classes of Bonds.

      Unless otherwise specified in the related Prospectus Supplement, in the event of Delinquencies in payments of principal or interest on the Collateral, the applicable Servicer and the Master Servicer (or the Special Servicer, if any) will advance cash in the amounts described herein. Neither any Servicer, the Master Servicer nor any Special Servicer will be obligated to make an Advance that it (or, in the case of the Servicer, the Master Servicer) reasonably believes to be a Non-Recoverable Advance.
See "SERVICING OF THE COLLATERAL -- Advances."

       There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Premises, Manufactured Homes, Real Property or Facilities will be located. If the real estate market relating to

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Loans in a particular pool should experience an overall decline in property values, the actual rates of Delinquencies, Foreclosures and Losses could be significantly higher than those now generally experienced in the housing lending industry. To the extent that Losses are not covered by applicable credit enhancements described in the related Prospectus Supplement, they will be borne by Bondholders of the Series secured by such pool as specified in the related Prospectus Supplement.

      With respect to any Series that includes Adjustable Rate Loans, there may be a higher likelihood of defaults and Losses on such Loans during periods of higher prevailing interest rates. With respect to any Series that includes one or more Subordinated Classes of Bonds, Losses generally will be borne first by the Issuer, to the extent of any Surplus, and then, to the extent of the subordination in right of payment of the Subordinated Classes, by the Bondholders of the Subordinated Classes, as specified in the related Prospectus Supplement.

BOND INSURANCE AND SURETY BONDS

      If so provided in the Prospectus Supplement for a Series of Bonds, deficiencies in amounts otherwise payable on the Bonds or certain Classes thereof will be covered by Bond Insurance and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Bonds, timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Bonds of the related Series.

                              ORIGINATION OF THE COLLATERAL

MORTGAGE LOANS AND MANUFACTURED HOME LOANS

      Each Mortgage Loan securing a Series of Bonds will be originated by a savings and loan association, savings bank, commercial bank, credit union, or similar institution that is supervised and examined by a federal or state authority, or by a mortgagee approved by HUD. Each Manufactured Home Loan will be originated by the Participant or acquired by the Participant from the originator. In originating a Mortgage Loan or a Manufactured Home Loan, the loan originator (the "Originator") will follow either (a) its own credit approval process, to the extent that such process conforms to underwriting standards generally acceptable to Fannie Mae or FHLMC, or (b) the Participant's various credit, appraisal and underwriting standards and guidelines. The Prospectus Supplement for a Series of Bonds will disclose the percentage of Mortgage Loans or Manufactured Home Loans included in the Collateral that are originated using the Participant's underwriting guidelines and those originated using the Originator's stricter underwriting guidelines. As discussed further in the related Prospectus Supplement, the Participant's underwriting guidelines for Mortgage Loans are less stringent than those applied by Fannie Mae or FHLMC, primarily in that the Participant's guidelines generally permit the Borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or FHLMC. The Participant will also apply the same underwriting standards for Manufactured Home Loans, with one exception: in underwriting a Mortgage Loan, the Participant has an appraisal, described below, performed on the Mortgaged Premises, while in evaluating a Manufactured Home Loan, it performs an investment analysis based principally on the invoice cost, in the case of a new manufactured home, and a national appraisal guide used to determine retail values, in the case of a used manufactured home.

      Both the Fannie Mae and FHLMC underwriting standards and the Participant's underwriting standards are applied in a manner intended to comply with applicable federal and state laws and regulations. The purpose of applying these standards is to evaluate each prospective Borrower's credit standing and repayment ability and the value and adequacy of the related Mortgaged Premises as collateral.

      The mortgage loans and manufactured housing installment sales contracts originated under the Participant's underwriting standards generally are based on loan application packages submitted by mortgage brokerage companies, manufactured home dealers or consumers for underwriting review, approval and funding by the Participant or an Affiliate of the Participant. Originators who apply their own, stricter underwriting standards review a similar loan application package in their decision whether to approve and fund the loans or contracts. In general, a prospective Borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective Borrower generally is required to provide a statement of income as well as an authorization for a credit report that summarizes the Borrower's credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The Borrower may also be required to authorize verification of deposits at financial institutions where the Borrower has demand or savings accounts.

      In determining the adequacy of the collateral for a Mortgage Loan, an appraisal is made of each Mortgaged Premises considered for financing by a qualified independent appraiser approved by Fannie Mae, FHLMC, the Participant or an Affiliate of the Participant. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or FHLMC appraisal standards then in effect.

      In assessing a possible Manufactured Home Loan, the Participant determines the amount that it is willing to lend based not on an appraisal but on an investment analysis based on the invoice price of the Manufactured Home plus accessories, freight, taxes, insurance and other costs. The use of an investment analysis in the underwriting of manufactured housing installment sales contracts is customary in the financing of manufacturing housing. If the Manufactured Home Loan is also to be secured by Real Property, the Participant may have the Real Property appraised in the same manner as Mortgaged Premises are appraised.

      Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective Borrower has sufficient monthly income available (i) to meet the Borrower's monthly obligations on the proposed mortgage loan or contract (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Premises or Manufactured Home (such as property tax and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

      A prospective Borrower applying for a loan pursuant to the full documentation program is required to provide, in addition to the above, a statement of income, expenses and liabilities (existing or prior). An employment verification is obtained from an independent source (typically the prospective Borrower's employer), which verification generally reports the length of employment with that organization, the prospective Borrower's current salary and whether it is expected that the prospective Borrower will continue such employment in the future. If a prospective Borrower is self-employed, the Borrower may be required to submit copies of signed tax returns. For other than self-employed Borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

      Under the limited documentation program, emphasis is placed both on the value and adequacy of the Mortgaged Premises or Manufactured Home as collateral and on credit underwriting, although certain credit underwriting documentation concerning income and employment verification is waived. The maximum permitted loan-to-value ratios for loans originated under such program are generally lower than those permitted for similar loans originated pursuant to the full documentation program.

MODEL HOME LOANS

      Each Model Home Loan will be originated by a mortgagee approved by HUD. In originating such Loans, the Originator will follow its own credit approval process. That process utilizes standards for Loan diversification by home builder and by geographic area in which the model home is located. The Originator will review the operating practices and financial condition of each home builder that applies for participation. The Originator will also have the related model home appraised in conformance with Fannie Mae or FHLMC appraisal standards then in effect.

CONSUMER FINANCE LOANS

      Each Consumer Finance Loan securing a Series of Bonds will be originated by the Participant or acquired by the Participant from the Originator. The Originator will require that an authorized contractor install the Facilities in the related single family residential property. The Originator will require a completed loan application from each potential borrower and will examine the application and base credit decisions primarily on Fair Isaac ("FICO") credit scores. A FICO score represents a numerical weighing of a borrower's credit characteristics that permits lenders to determine the credit risk that a borrower presents and the likelihood that a Loan will be repaid.

      FICO scores are empirically derived from historical credit data. These scores estimate, on a relative basis, which loans are most likely to default in the future. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scoreboard (the model) is created with weights or points assigned to each attribute. Weights are developed by optimizing the combination of weight values for each characteristic that were most predictive for a specific data set. An individual applicant's credit score is derived by adding together the attribute weights for that applicant.

REPRESENTATIONS AND WARRANTIES

      The Issuer generally will acquire Loans from the Participant. The Participant may act as a Servicer of Loans securing a Series or an unrelated entity may act as Servicer. The Participant will make certain representations and warranties with respect to Loans in the agreement by which the Participant transfers its interest in the Loans to the Issuer. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant will represent and warrant, among other things, as follows: (i) that each Loan has been originated in compliance with all applicable laws, rules and regulations; (ii) that each Insurance Policy is the valid and binding obligation of the Insurer; and (iii) that, in the case of each Mortgaged Premises and Manufactured Home, each Security Instrument constitutes a good and valid first or, if applicable, second lien on the collateral securing the Loan; and (iv) that the Borrower holds good and marketable title to the collateral securing the Loan. Except as otherwise noted in the Prospectus Supplement for a Series, the Participant is required to submit to the Trustee with each Mortgage Loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the Participant is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy.

      In the event the Participant breaches a representation or warranty with respect to a Loan or if any principal document executed by the Borrower relating to a Loan is found to be defective in any material respect and the breaching party cannot cure such breach of defect within the number of days specified in the applicable agreement, the Trustee may require the breaching party to purchase the Loan upon deposit with the Trustee of funds equal to the then Unpaid Principal Balance of the Loan plus accrued interest thereon at the Loan Rate through the end of the month in which the purchase occurs. In the event of a breach by the Participant of a representation or warranty with respect to a Loan or the delivery by the Participant to the Trustee of a materially defective document with respect to a Loan, the Participant may under certain circumstances, in lieu of repurchasing the Loan, substitute a Loan having characteristics substantially similar to those of the defective Loan. See "SECURITY FOR THE BONDS -- Substitution of Collateral." The Participant's obligation to purchase a Loan will not be guaranteed by the Issuer or any other party, unless otherwise specified in the related Prospectus Supplement.

                           SERVICING OF THE COLLATERAL

GENERAL

      For the Collateral securing each Series, various Servicers, which may include Dynex or an Affiliate, will provide certain customary servicing functions pursuant to servicing agreements ("Servicing Agreements"), which will be pledged to the Trustee to secure the related Bonds. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from payments on the Collateral they service. If so specified in the related Prospectus Supplement, a Special Servicer may be appointed. The related Prospectus Supplement will describe the duties and obligations of the Special Servicer, if any. A Special Servicer will be entitled to a special servicing fee.

      Each Servicer of one- to four-family Mortgage Loans and Model Home Loans generally will be approved or will utilize a Sub-Servicer that is approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer and, if necessary for the approval of the Servicer, the Sub-Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's and any Sub-Servicer's servicing records and evaluate the ability of the Servicer and Sub-Servicer to comply with required servicing procedures. The Master Servicer will continue to monitor on a regular basis the financial position and servicing performance of the Servicer and, to the extent the Servicer does not meet the foregoing requirements, any Sub-Servicer.

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

       Each Servicer or Sub-Servicer (subject to the general supervision of the Servicer) of Collateral other than Mortgage Loans and Model Home Loans must be approved by the Master Servicer and will perform all services and duties specified in the related Servicing Agreement consistently with the servicing standards and practices of prudent lending institutions with respect to installment sales contracts of the same types as the Manufactured Home Loans and Consumer Finance Loans in those jurisdictions where the Manufactured Homes and Facilities are located or as otherwise specified in the related Servicing Agreement.

      The duties to be performed by the Servicers with respect to Collateral securing a Series will include calculation, collection and remittance of principal and interest payments, administration of mortgage escrow accounts, as applicable, collection of insurance claims, Foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the Borrowers and are recoverable from late payments by the Borrower, Liquidations Proceeds or Insurance Proceeds. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Issuer and the Trustee with respect to the Collateral securing such Series. Each Servicer is entitled to (i) a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each Loan serviced by the Servicer and (ii) certain other fees, including but not limited to, late payments, conversion or modification fees and assumption fees, as applicable. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to a Sub-Servicer approved by the Master Servicer, provided, however, that the Servicer remains fully responsible and liable for all its obligations under the Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will (i) administer and supervise the performance of the Servicers of the Collateral for each Series of their duties and responsibilities under the Servicing Agreements; (ii) maintain any insurance policies (other than property specific Insurance Policies) providing coverage for Losses on the Collateral for the Series; (iii) calculate amounts payable to Bondholders on each Payment Date;
(iv) prepare periodic reports to the Trustee or the Bondholders with respect to the foregoing matters; (v) prepare federal and state tax and information returns; and (vi) prepare reports, if any, required under the Securities Exchange Act of 1934, as amended. In addition, the Master Servicer will receive, review and evaluate all reports, information and other data provided by each Servicer for the purpose of enforcing the provisions of the Servicing Agreements, monitoring each Servicer's servicing activities, reconciling the results of such monitoring with information provided by the Servicer and making corrective adjustments to records of the Servicer and Master Servicer, as appropriate.

      The Master Servicer will be entitled to receive a portion of the interest payments remitted on the Collateral securing the Series to cover its fees as Master Servicer. The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached a representation contained in the Servicing Agreement. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer or, at its option, appoint a substitute Servicer acceptable to the Trustee to assume the servicing obligations of the terminated Servicer.

      Forms of Servicing Agreements have been filed as exhibits to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part. The Issuer's rights under each Servicing Agreement with respect to a Series will be assigned to the Trustee as security for such Series. The descriptions contained herein do not purport to be complete and are qualified in their entirety by reference to the form of Servicing Agreement.

PAYMENTS ON COLLATERAL

      Pursuant to the Servicing Agreements with respect to a Series, each Servicer will be required to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial P&I Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to the Collateral. To the extent deposits in each Custodial P&I Account are required to be insured by the FDIC, if at any time the sums in any Custodial P&I Account exceed the limits of insurance on such account, the Servicer will be required within one Business Day to withdraw such excess funds from such account and remit such amounts (i) to a "Servicer Custodial Account," which shall be a custodial account maintained at a separate institution designated by the Master Servicer or (ii) to the Master Servicer for deposit in either the Collateral Proceeds Account for such Series or the Master Servicer Custodial Account. The amounts deposited pursuant to (i) and (ii) above will be invested in Eligible Investments.

       The Servicing Agreements will require each Servicer, not later than the Remittance Date, to remit to the Master Servicer Custodial Account amounts representing Monthly Payments on the Collateral securing a Series received or advanced by the Servicer that were due during the related Due Period, principal prepayments, Insurance Proceeds and Liquidation Proceeds received during the applicable Prepayment Period (as specified in the Indenture for such Series), with interest to the last day of the calendar month occurring in such Prepayment Period (subject to certain limitations), and proceeds from the repurchase of Converted Mortgage Loans, if any, less applicable servicing fees and amounts representing reimbursement of Advances made by the Servicer. On or before the related Master Servicer Remittance Date, the Master Servicer will withdraw its master servicing fees from the Master Servicer Custodial Account and remit to the Collateral Proceeds Account those amounts allocable to the Bonds for such Payment Date. In addition, there will be deposited in the Collateral Proceeds Account for a Series of Bonds any P&I Advances made by the Master Servicer or the Trustee pursuant to the terms of the Master Servicing Agreement or Indenture to the extent such amounts were not deposited in the Master Servicer Custodial Account or received and applied by the Servicer.

      Prior to each Payment Date for a Series, the Master Servicer will furnish to the Trustee and to the Issuer a statement setting forth certain information with respect to the Collateral securing such Series.

ADVANCES

      Unless otherwise provided in the related Prospectus Supplement, the Servicing Agreements with respect to a Series will require each Servicer to advance funds to cover, to the extent that such amounts are deemed to be recoverable from any subsequent payments on the Collateral securing such Series,
(i) delinquent payments of principal of and interest on the Collateral and (ii) delinquent payments of taxes, insurance premiums and other escrowed items. If a Servicer defaults, the Master Servicer or the Trustee may, if so provided in the Master Servicing Agreement or Indenture, respectively, be required to make Advances to the extent necessary to make required payments on certain Bonds, provided that the party deems the amounts to be recoverable.

      As specified in the related Prospectus Supplement, the Advance obligation of the Trustee, the Servicers and the Master Servicer may be further limited to an amount specified (i) in the Indenture, the Servicing Agreement or the Master Servicing Agreement or (ii) by a Rating Agency rating the Bonds. Any required Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial P&I Account or Master Servicer Custodial Account or into the Collateral Proceeds Account and will be due not later than the Payment Date to which such delinquent payment relates. Amounts to be advanced by the Servicers, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of future payments on the Collateral, Insurance Proceeds or Liquidation Proceeds of the Collateral for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves to be unrecoverable, the Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Collateral Proceeds Account prior to the distribution of payments to the Bondholders.

      Any Advances made by the Servicers, the Master Servicer or the Trustee with respect to Collateral securing any Series will be intended to enable the Issuer to make timely payments of principal and interest on the Bonds of the Series and will be due not later than the Payment Date on which such payments are scheduled to be made. However, none of the Trustee, the Master Servicer or any Servicer will insure or guarantee any Series or any Collateral securing any Series, and their obligations to advance for delinquent payments will be limited to the extent that such Advances, in the judgment of the Master Servicer or the Trustee, will be recoverable out of future payments on the Collateral, or Insurance Proceeds or Liquidation Proceeds of the Collateral, for which the amounts were advanced.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Servicing Agreements with respect to a Series will require each Servicer to make reasonable efforts to collect all payments called for with respect to the Collateral securing the Series and under the applicable Insurance Policies with respect to each such Loan and, consistent with the Servicing Agreement, to follow with respect to Mortgage Loans such collection procedures as it normally would follow with respect to mortgage loans serviced for Fannie Mae.

      The servicing of Manufactured Home Loans and Consumer Finance Loans is generally similar to the servicing of Mortgage Loans, except that, in general, servicers of the Manufactured Home Loans and Consumer Finance Loans will place greater emphasis on making prompt telephone contact with delinquent Borrowers than is generally customary in the case of the servicing of Mortgage Loans.

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

       The Security Instrument used in originating a Mortgage Loan may, at the lender's option, contain a "due-on-sale" clause. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Mortgage Loans and Model Home Loans -- DUE-ON-SAlE PROVISIONS." The Servicing Agreements will require the Servicers of Mortgage Loans to use reasonable efforts to enforce a "due-on-sale" clause with respect to any Security Instrument containing such a clause provided that the coverage of any applicable Insurance Policy will not be adversely affected thereby. In any case in which a Mortgaged Premises has been or is about to be conveyed by the Borrower and the "due-on-sale" clause has not been enforced or the Note related to any Loan is by its terms assumable, the Servicer will be authorized to take or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of collateral securing a Loan, the Servicer will release the original Borrower from liability upon the Loan and substitute the new Borrower as obligor thereon. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer of the related Loan.

DEFAULTED COLLATERAL

      With respect to any item of Collateral on which a material default has occurred or a payment default is imminent, the Servicer may, with the approval of the Master Servicer in most cases, negotiate a forbearance or modification agreement with the Borrower. A "forbearance" consists of a temporary reduction in the Monthly Payment that a Borrower is required to make with respect to a Loan, provided that the payment of principal and interest is only deferred and not forgiven. A "modification" consists of a permanent reduction in the Monthly Payment that a Borrower is required to make with respect to a Loan, and may result in a Realized Loss on the Loan. A Loan modification may involve a reduction in the Loan Rate of the Loan, its Unpaid Principal Balance or both. A forbearance or modification of a Loan only will be permitted if the Servicer and, if required, the Master Servicer have determined that in their good faith business judgment granting the forbearance or modification will maximize the recovery on the Loan to the Trust Estate on a present value basis. In determining whether to grant a forbearance or a modification, the Servicer and, if required, the Master Servicer will take into account the willingness of the Borrower to perform on the Loan, the general condition of the collateral for the Loan and the likely proceeds from the Foreclosure and Liquidation of a Mortgaged Premises or the repossession and Liquidation of a Manufactured Home or Facilities.

      Except as otherwise specified in the Prospectus Supplement, the Issuer will be entitled to purchase any Loan that has a payment that is 90 days past due upon payment to the Trustee of the Unpaid Principal Balance of the Loan plus accrued and unpaid interest thereon through the Payment Date following the date of purchase.

      The Servicers will not exercise any discretion with respect to changes in any of the terms of any Loan (including but not limited to the Loan Rate, whether the term of the Loan is extended for a further period and the specific provisions applicable to such an extension) or the disposition of REO Property or Repo Property without the consent of the Master Servicer.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED COLLATERAL

      The Servicing Agreements require each Servicer to maintain in full force and effect, as long as coverage is required under the Servicing Agreement, Standard Hazard Insurance, Flood Insurance, in certain areas, and, with respect to Mortgage Loans, any Primary Mortgage Insurance Policy relating to a Loan that it services.

      If any collateral securing a defaulted Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy and any Flood Insurance Policy are insufficient to restore the damaged property to the condition that will permit recovery under the related Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged collateral unless it determines that it can recover the expenses from Liquidation Proceeds or Insurance Proceeds. Each Servicing Agreement and the Master Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any Insurance Policy applicable to the Collateral securing the Series and to take the reasonable steps necessary to permit recovery under the Insurance Policy with respect to defaulted Loans or losses on the collateral securing such Loans.

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

       If recovery under the applicable Insurance Policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon defaulted Collateral. See "CERTAIN LEGAL ASPECTS OF THE COLLATERAL -- Environmental Considerations." In this regard, the Servicer or Master Servicer will sell the Loan collateral pursuant to Foreclosure or trustee's sale or, in the event a deficiency judgment is available against the Borrower or other Person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any Liquidation proceeding are less than the Collateral Value of the defaulted Collateral, there will be a reduction in the value of the Collateral for the related Series, and the holders of Bonds of the Series may not receive full principal of and interest on their Bonds.

      The Master Servicer with respect to a Series may be required to maintain any Special Hazard Insurance Policy and any Pool Insurance Policy for the Series in full force and effect throughout the term of the Master Servicing Agreement, subject to payment of the applicable premiums by the Trustee. The Master Servicer will be required to notify the Trustee to pay the premiums for any Special Hazard Insurance Policy and any Pool Insurance Policy for a Series on a timely basis. Any premiums may be payable on a monthly basis in advance or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that a Special Hazard Insurance Policy or Pool Insurance Policy for a Series is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage that is equal to the then existing coverage (or the lesser amount if the Master Servicer confirms in writing with the Rating Agencies rating the Bonds that the lesser amount will not impair the rating on the Bonds) of the Special Hazard Insurance Policy or Pool Insurance Policy or other form of substitute credit enhancement as the Rating Agencies rating the Bonds confirm in writing will not impair the ratings on the Bonds. However, if the cost of any replacement policy or bond is greater than the cost of the policy or bond that has been terminated, the amount of the coverage either will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated or the Master Servicer may secure such replacement policy or other credit enhancement at increased cost, so long as the increase in cost will not adversely affect amounts available to make payments of principal or interest on the Bonds.

EVIDENCE AS TO SERVICING COMPLIANCE

      Within 120 days of the end of each of its fiscal years each Servicer must provide the Master Servicer with a copy of its audited financial statements for the year. In addition, the Servicer will be required to deliver an officer's certificate to the effect that it has fulfilled its obligations under the applicable Servicing Agreement during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure. The Master Servicer will be required promptly to make available to the Trustee any compliance reporting that it receives from a Servicer.

      Each year the Master Servicer will review each Servicer's performance under its Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by the Servicer under the Servicing Agreement.

EVENTS OF DEFAULT AND REMEDIES

      Events of default under a Servicing Agreement in respect of a Series of Bonds will consist of (i) any failure by the Servicer to remit to the Master Servicer Custodial Account any payment required to be made by a Servicer under the terms of the Servicing Agreement that is not remedied within at least one Business Day; (ii) any failure on the part of a Servicer to observe or perform in any material respect any other of its covenants or agreements contained in the Servicing Agreement that continues unremedied for a specified period after the giving of written notice to the Servicer by the Master Servicer; (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding a Servicer; or (iv) certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations.

      The Master Servicer will have the right pursuant to the Servicing Agreement to terminate a Servicer upon the occurrence of an event of default by the Servicer involving any of its obligations under the Servicing Agreement. In the event of such termination, the Master Servicer will appoint a substitute Servicer (which may be the Master Servicer) acceptable to the Master Servicer. Any successor servicer, including the Master Servicer or the Trustee, will be entitled to compensation arrangements similar to those provided to the Servicer.

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

MASTER SERVICING AGREEMENT

       Except as otherwise specified in the related Prospectus Supplement, Dynex will act as the master servicer (in such capacity, the "Master Servicer") of the Collateral pursuant to the terms of the Master Servicing Agreement between Dynex and the Issuer. Pursuant to the Master Servicing Agreement, the Master Servicer
(i) will supervise the servicing of the Collateral by the Servicers, (ii) will instruct, among other things, each Servicer as to the proper actions to be taken with respect to defaulted Collateral, (iii) will be responsible for providing general administrative services with respect to the Bonds, and (iv) will make Advances to the limited extent described herein. The Master Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, that the Master Servicer will remain fully responsible and liable for all its obligations under the Master Servicing Agreement (other than those specifically undertaken by a Special Servicer). The Master Servicer will be entitled to a monthly master servicing fee applicable to each Loan expressed as a fixed percentage of the remaining Scheduled Principal Balance of the Loan as of the first day of the immediately preceding Due Period. It is anticipated that the master servicing fee will range between 0.020% and 0.050% per annum of the Scheduled Principal Balance of the Collateral, depending upon the structure of the related transaction. The related Prospectus Supplement will specify the actual amount of the master servicing fee. The Issuer will assign its rights to enforce the obligations of the Master Servicer under that agreement to the Trustee as security for the Bonds.

      The form of Master Servicing Agreement pursuant to which the Master Servicer will master service the Collateral will be filed or incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The summaries of the obligations of the Master Servicer contained herein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Master Servicing Agreement.

SPECIAL SERVICING AGREEMENT

      The Master Servicer may appoint a Special Servicer to undertake certain responsibilities of the Servicer with respect to certain defaulted Collateral securing a Series. The Special Servicer may engage various independent contractors to perform certain of its responsibilities, provided, however, that the Special Servicer remains fully responsible and liable for all its obligations under the special servicing agreement (the "Special Servicing Agreement"). As may be further specified in the related Prospectus Supplement, a Special Servicer may be entitled to various fees, including, but not limited to,
(i) a monthly engagement fee applicable to each Loan, expressed as a fixed percentage of the Scheduled Principal Balance of the Loan as of the first day of the immediately preceding Due Period, (ii) a special servicing fee expressed as a fixed percentage of the remaining Scheduled Principal Balance of each specially serviced Loan, or (iii) a performance fee applicable to each liquidated Loan based upon the Liquidation Proceeds.

                                  THE INDENTURE

      The following summaries describe certain provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

GENERAL

      The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that Bonds of any Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer. The Indenture provides that additional Bonds may be issued for any outstanding Class or Series up to the aggregate principal amount authorized from time to time by the Issuer, subject to the provisions of the related Series Supplement or supplements thereto.

      The Bonds of each Series will be issued in fully-registered certificated or book-entry form in the authorized denominations for each Class of Bonds specified in the related Prospectus Supplement. The Bonds of each Series in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Unless otherwise specified in the related Prospectus Supplement, the Trustee will make payments of principal of and interest on the Bonds of a Series in certificated form by checks mailed to registered Bondholders of the Bonds at their addresses appearing on the books and records of the Issuer, except that the final payments in retirement of each Class of Bonds of a Series in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. If provided in the related Prospectus Supplement, upon receipt of written instructions and the payment of any required charge or fee, payments on certain Bonds of a Series may be made to certain Bondholders of such Bonds by the Trustee by wire transfer of immediately available funds. Payment and transfer procedures for Bonds in book-entry form will be as specified herein in "DESCRIPTION OF THE BONDS -- Book-Entry Procedures."

MODIFICATION OF INDENTURE

       With the consent of the Holders of not less than a majority in principal balance of the outstanding Bonds of each Series to be affected or, if fewer than all Classes of a Series would be affected, of each Class to be affected, the Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the Indenture relating to such Series, or to such Class or Classes, or modify in any manner the rights of the Holders of the Bonds of such Series, or of such Class or Classes. If any such supplemental indenture would adversely affect the Holders of any Senior Bonds or of any Subordinated Bonds, then approval of Holders of a majority in principal balance of such outstanding Senior Bonds or of such outstanding Subordinated Bonds, as the case may be, would also be required.

      Without the consent of the Bondholders of each outstanding Bond affected, however, no supplemental indenture may (i) change the Stated Maturity Date of the principal of, or timing of any installment of principal or interest on, any Bond, reduce the principal amount thereof or the interest thereon or the redemption price thereof or the time for redemption with respect thereto, change the provisions relating to the application of proceeds of the Trust Estate to the payment of principal on the Bonds, change any place where, or the currency in which, any Bond or interest thereon is payable, or impair the right to institute suit for payment on or after the maturity thereof or, in the case of redemption, on or after the redemption date, (ii) reduce the percentage in principal amount of Bonds of the affected Series whose Holders must consent to any supplemental indenture or to any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or adversely affect the Collateral securing a Series,
(iv) permit the creation of any lien ranking prior to or on a par with the lien of the Indenture with respect to any part of the Trust Estate or terminate the lien of the Indenture on any part of the Trust Estate or on any property at any time subject to the Indenture or deprive the Holder of the security afforded by the lien of the Indenture, (v) change the definition of default under the Indenture, or reduce the percentage of Bondholders of Bonds of any Series whose consent is required to direct the Trustee to liquidate the Collateral for such Series, (vi) change any condition precedent for the redemption of any Series of Bonds or (vii) modify any of the provisions of the Indenture with respect to supplemental indentures except to increase the percentage of outstanding Bonds whose consent is required for any such action or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Bondholders of each outstanding Bond of a Class affected thereby. The issuance of additional Bonds in accordance with the provisions and limitations contained in a Series Supplement relating to outstanding Bonds will be deemed not to have changed the timing of any installment of principal of or interest on any outstanding Class of Bonds issued under such Series Supplement for purposes of requiring Bondholder consent pursuant to clause (i) above.

      The Issuer and the Trustee, upon advice of counsel, also may enter into supplemental indentures, without obtaining the consent of Bondholders, for the purpose of, among other things, (i) setting forth the terms of and security for any previously unissued Series, (ii) adding to the covenants of the Issuer or the Trustee for the benefit of the Bondholders, and (iii) curing ambiguities, or correcting or supplementing any defective, ineffective or inconsistent provision or amending any other provision with respect to matters or questions relating to the Indenture, provided the interests of the Bondholders would not be materially adversely affected. For purposes of clause (iii) above, among other things, a supplemental indenture will be conclusively deemed not to adversely affect a particular Series if (i) the Trustee receives a letter or other writing from each Rating Agency rating the Class or Series to the effect that execution of the supplemental indenture will not result in any change in the current rating assigned by that Rating Agency to the Class or Series and (ii) the supplemental indenture effects no change in principal priority schedules, interest rates, redemption prices, substitution of Collateral, Payment Dates, record dates, Accounting Dates, terms of optional or mandatory redemption, application of Surplus to the payment of a Series or other payment terms established by the Series Supplement for the Series.

EVENTS OF DEFAULT

      An event of default ("Event of Default") with respect to a Series or Class of Bonds will be described in the related Prospectus Supplement. Generally, an Event of Default with respect to the Senior Bonds of a Series (and, so long as 91 days have passed during which no Senior Bond has been outstanding, a Class of the Subordinated Bonds of a Series) is (i) failure to pay required interest and principal when any related available credit enhancement amount has been reduced

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

to zero, (ii) failure to pay principal in full prior to the Stated Maturity Date for such Bonds and (iii) default in the performance of certain covenants in the Indenture and the continuation of such default for 60 days after notice to the Issuer by the Trustee or to the Trustee and the Issuer by the Bondholders of at least 25% in principal amount of such Bonds. Certain events of bankruptcy, insolvency, reorganization or receivership of the Issuer constitute an Event of Default for all Bonds of a Series.

      Unless otherwise specified in the related Prospectus Supplement, (i) a breach of a representation, warranty or covenant in the Servicing Agreement or Master Servicing Agreement will not constitute an Event of Default under the Indenture and (ii) an Event of Default with respect to one Series will not constitute an Event of Default with respect to any other Series.

      Within 90 days after the occurrence of any default that is, or with notice or the lapse of time or both would become, an Event of Default with respect to the Bonds, the Trustee is required under the Indenture to transmit notice of such default, if known to the Trustee, to all Bondholders, unless such default shall have been cured or waived, or the Trustee determines in good faith that the withholding of such notice is in the interest of the Bondholders.

      If an Event of Default with respect to the Senior Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Senior Bonds of such Series may declare the principal of all the Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee. If an Event of Default with respect to the Subordinated Bonds of a Series occurs and is continuing, the Bondholders of not less than 25% in principal balance of the outstanding Subordinated Bonds of such Series may declare the principal of all the Bonds of such Series to be immediately due and payable, by a notice in writing to the Issuer and to the Trustee. Any such declaration may be rescinded by the Bondholders of not less than a majority in principal balance of the outstanding Bonds that were entitled to vote on the declaration. Following any such declaration that is not rescinded, the Trustee shall sell the Collateral as described in the Indenture. If an Event of Default has occurred and is continuing and no Bonds of the Series have been declared due and payable, or any such declaration and its consequences has been rescinded, the Trustee may, and on the direction of a majority in principal balance of the outstanding Senior Bonds (or, if no Senior Bonds are outstanding, Subordinated Bonds) shall give notice to the Issuer of its election to preserve the Trust Estate, collect the proceeds thereof and make and apply all payments in respect of the Bonds in accordance with the Indenture.

      Proceeds from the liquidation of the Collateral for a Series of Bonds will be applied, after all required payments and reimbursements to the Trustee, Servicer, Master Servicer and Special Servicer, in the order set forth in the Series Supplement and related Prospectus Supplement for such Series of Bonds. Declaration of acceleration and liquidation of the Collateral pursuant to the foregoing procedures shall be the sole remedy for the Bondholders upon an Event of Default. In the event that a Series of Bonds is declared due and payable, as described above, and the Collateral securing the Bonds is sold, the net proceeds from such sale may be insufficient to pay the full unpaid amount of principal of and interest due on each outstanding Class of Bonds of such Series. Furthermore, in the event that the principal of the Bonds of a Series is declared due and payable, as described above, and the Collateral securing such Series is sold, the Bondholders of any Discount Bonds may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the unamortized original issue discount. No assurance can be given about how the amount of the original issue discount that has not been amortized will be determined.

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Bondholders of the Bonds of a Series, unless such Bondholders will have offered to the Trustee reasonable security or indemnity. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Holders of a majority in principal amount of the outstanding Senior Bonds (or the most senior of any Subordinated Bonds if no Senior Bonds are outstanding) of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Bonds of such Series; and the Bondholders of the majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series may, in certain cases, waive any default with respect to such Series.

      No Bondholder of any of the Bonds of a Series will have the right to institute any proceeding with respect to the Indenture, unless (i) such Bondholder previously has given to the Trustee written notice of an Event of Default, (ii) the Bondholders of not less than 25% in principal amount of the outstanding Senior Bonds (or the Subordinate Bonds if no Senior Bonds are

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

outstanding) of the same Series have made written request upon the Trustee to institute such proceedings in its own name as Trustee and have offered the Trustee reasonable indemnity, (iii) the Trustee has for 60 days failed to institute any such proceeding, and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Senior Bonds (or the Subordinated Bonds if no Senior Bonds are outstanding) of a Series.

       Except as otherwise provided in the related Prospectus Supplement, at such time as an Event of Default for a Series is declared and so long as Senior Bonds of such Series remain outstanding, the Trustee will cease to act on behalf of the Holders of Subordinated Bonds and will thereafter act only on behalf of the Holders of the Senior Classes of Bonds. The Issuer is required in such circumstances to appoint a separate trustee for the Holders of the Subordinated Bonds. Such trustee may seek to act in a manner adverse to the Holders of the Senior Bonds, and such action may result in a delay in disposition of the Trust Estate or the exercise of other remedies and, consequently, a delay in payment to the Holders of the Senior Bonds. Should the Issuer fail to appoint a separate trustee within 60 days after such Event of Default, the Trustee will petition a court of competent jurisdiction to appoint a separate trustee.

AUTHENTICATION AND DELIVERY OF BONDS

      The Issuer may from time to time deliver Bonds executed by it to the Trustee and request that the Trustee authenticate such Bonds. Upon the receipt of such Bonds and such request, and subject to the Issuer's compliance with certain conditions specified in the Indenture, the Trustee will authenticate and deliver such Bonds as the Issuer may direct.

LIST OF BONDHOLDERS

      Three or more Bondholders of the Bonds of a Series, each of whom has owned a Bond of such Series for at least six months, may, by written request to the Trustee, obtain access to the list of all Bondholders of Bonds of the same Series or of all Bonds, as specified in the request, maintained by the Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders.

ANNUAL COMPLIANCE STATEMENT

      The Issuer will be required to file annually with the Trustee a written statement as to fulfillment of its obligations under the Indenture.

REPORTS TO BONDHOLDERS

      On or before each Payment Date for a Series, the Trustee will transmit by mail to each Bondholder of such Series a report with respect to the principal balance of the Bonds of such Series held by such Bondholder as of the immediately preceding Payment Date and the amount of principal, interest and premium, if any, paid with respect to the Bonds of such Series held by such Bondholder since the immediately preceding Payment Date. Such report also will include information regarding the levels of Delinquencies and Losses on the Collateral, losses with respect to each related Class of Bonds, and the amount of servicing and master servicing fees paid with respect to the Collateral in the related Collateral Pool for the applicable Payment Date.

TRUSTEE'S ANNUAL REPORT

      The Trustee under present law is required to mail each year to all registered Bondholders of Bonds of a Series a brief report with respect to any of the following events that may have occurred within the previous year (but if no such event has occurred, no report is required): any change in its eligibility and qualifications to continue as the Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Trustee's individual capacity, any change in the property and funds relating to such Series physically held by the Trustee as such, any additional issue of Bonds of such Series not previously reported, any change in the release or release and substitution of any property relating to such Series subject to the lien of the Indenture, and any action taken by it that materially affects the Bonds or the Trust Estate for such Series and that has not been previously reported. In any event, the Trustee will make such information available to all Bondholders on an annual basis.

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

TRUSTEE

      The Trustee for each Series of Bonds will be specified in the respective Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Issuer or any of its Affiliates.

      The Trustee may resign at any time, in which event the Issuer will be obligated to appoint a successor Trustee. The Issuer may remove the Trustee and appoint a successor Trustee if the Trustee ceases to be eligible to act as Trustee under the Indenture or if the Trustee becomes insolvent or otherwise incapable of acting with respect to any Series of Bonds. The Issuer may also remove the Trustee and appoint a successor Trustee for any Series of Bonds at any time provided that the Issuer receives confirmation that the appointment of the successor Trustee will not result in the lowering of the rating of that Series of Bonds. The Trustee with respect to a Series of Bonds may also be removed at any time by the holders of a majority in principal amount of the Bonds of such Series then outstanding.

      Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee. The Trustee, and any successor Trustee, each will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor Trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939 and that the Trustee and such successor Trustee will be subject to supervision or examination by federal or state authorities and will have an office in the United States.

SATISFACTION AND DISCHARGE OF THE INDENTURE

      The Indenture will be discharged as to a Series upon the cancellation of all the Bonds of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment or redemption thereof.

                     CERTAIN LEGAL ASPECTS OF THE COLLATERAL

      The following discussion contains summaries of certain legal aspects of mortgage loans, such as the Mortgage Loans and the Model Home Loans, and installment sales contracts, such as the Manufactured Home Loans and the Consumer Finance Loans, that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the collateral for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Collateral.

MORTGAGE LOANS AND MODEL HOME LOANS

      GENERAL. Mortgage Loans and Model Home Loans as described herein are distinct from Land Secured Loans (which are discussed below under "-- Manufactured Home Loans -- FORECLOSURE UNDER REAL PROPERTY LAWS"). A Mortgage Loan or Model Home Loan is secured by Mortgage Premises on which a single family, (one- to four-family) attached or detached residential structure is located, whereas a Land Secured Loan is secured primarily by a Manufactured Home and is secured only secondarily by Real Property.

      The Mortgage Loans and Model Home Loans will be secured by Security Instruments consisting of either mortgages, deeds of trust, deeds to secure debt or security deeds, depending upon the prevailing practice in the state in which the underlying Mortgaged Premises are located. The filing of a mortgage, deed of trust, deed to secure debt or security deed creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, on the knowledge of the parties to the instrument and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/owner or the land trustee (as described below), and the

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mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/owner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/owner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases in deed of trust transactions, the directions of the beneficiary.

       FORECLOSURE. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any second lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

      An action to foreclose a mortgage generally is accomplished by judicial action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, because a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgage foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a noncollusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any insurance proceeds.

      SECOND MORTGAGES. Some of the Mortgage Loans may be secured by second mortgages or deeds of trust, which are junior to first mortgages or deeds of trust held by other lenders. The rights of the holders of a junior mortgage or a junior deed of trust are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and

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

condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the second lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

      Furthermore, the terms of the second mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust. In the event of a conflict between the terms of the first mortgage or deed of trust and the second mortgage or deed of trust, the terms of the first mortgage or deed of trust will govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the second mortgage.

       EQUITY RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property that is subordinate to the foreclosing mortgagee, from their "equity of redemption."

      The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      STATUTORY RIGHTS OF REDEMPTION. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed second lienor are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

      DUE-ON-SALE PROVISIONS. The Mortgage Loans may contain due-on-sale clauses, which permit the lender to accelerate the maturity of the Mortgage Loan if the Borrower sells, transfers or conveys the related Mortgaged Premises in violation of the restrictions with respect thereto set forth in the applicable Security Instrument. The enforceability of these clauses has been the subject of legislation or litigation in many states. Some jurisdictions automatically enforce such clauses, while others require a showing of reasonableness and hold, on a case-by-case basis, that a "due-on-sale" clause may be invoked only where a sale threatens the legitimate security interest of the lender.

      The Garn-St. Germain Depository Institutions Act of 1982 purports to preempt state laws that prohibit the enforcement of "due-on-sale" provisions in certain loans made after October 15, 1982. The Servicer may thus be able to accelerate the Mortgage Loans that contain a "due-on-sale" provision, upon transfer of an interest in the related Mortgaged Premises, regardless of its ability to demonstrate that a sale threatens its legitimate security interest.

      SUBORDINATE FINANCING. When the mortgagor encumbers mortgaged property with one or more second liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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


      EQUITABLE LIMITATIONS ON REMEDIES. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are experiencing temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amounts due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the Mortgaged Premises.

      Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the Mortgaged Premises at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of receiving low or no bids at the foreclosure sale.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment in such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the Borrower, for example, in the event of waste of the Mortgaged Premises.

      In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in certain proceedings under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as its exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default and, in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Bonds.

      The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of

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the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

       SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940. Under the terms of the Relief Act, an obligor who enters military service after the origination of such obligor's Mortgage Loan (including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above a specified annual rate during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Bonds, could result in losses of Bondholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the obligor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related Mortgaged Premises in a timely fashion.

      APPLICABILITY OF USURY LAWS. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision that expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

MANUFACTURED HOME LOANS

      GENERAL. As a result of the pledge of the Manufactured Home Loans underlying a Series to the related Trustee, the Trustee will succeed to all the rights (including the right to receive payments on the Manufactured Home Loans) of the obligees under the Manufactured Home Loans. Each Manufactured Home Loan evidences both (1) the obligation of the Borrower to repay the Loan evidenced thereby and (2) the grant of a security interest in the related Manufactured Home to secure repayment of the Loan. Certain aspects of both features of the Manufactured Home Loans are described more fully below.

      The Manufactured Home Loans generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were located. Under the Servicing Agreement, the Servicer will retain possession of the Manufactured Home Loans as custodian for the Trustee. Because the Servicer is not relinquishing possession of the Manufactured Home Loans, the Participant or the Issuer will file a UCC-1 financing statement in the appropriate recording offices as necessary to perfect the Trustee's interest in the Manufactured Home Loans. Notwithstanding such filings, if, through negligence, fraud or otherwise, a subsequent purchaser from the Participant or from a predecessor owner of a Manufactured Home Loan were able to take physical possession of the Manufactured Home Loan without notice of the pledge of the Manufactured Home Loans to the Trustee, the Trustee's interest in the Manufactured Home Loans could be subordinated to the interest of such purchaser. To provide a measure of protection against this possibility, within ten days after the Closing Date, unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be stamped or marked otherwise to reflect their pledge by the Issuer to the Trustee.

      SECURITY INTERESTS IN THE MANUFACTURED HOMES. The Manufactured Homes securing the Manufactured Home Loans may be located in any of or all the 50 states and the District of Columbia. The manner in which liens on Manufactured Homes are "perfected" is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be "perfected" under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of certain required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC

States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Unless otherwise specified in the related Prospectus Supplement, because of the expense and administrative inconvenience involved, the Participant will not amend any certificate of title to change the lienholder specified therein, deliver any documents or pay fees to re-register any Manufactured Home, or file any UCC transfer instruments, and the Participant will not deliver any certificate of title or note thereon the Issuer's interest. In some states, simple assignment of the security interest created by a Manufactured Home Loan in the related Manufactured Home constitutes an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home or filing of any statement under the applicable UCC, and the assignee succeeds to the seller's rights as the secured party as to such Manufactured Home. In other states, however, the law is unclear whether a security interest in a Manufactured Home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under the applicable state law. In such event, the assignment of the security interest created by a Manufactured Home Loan in the related Manufactured Home may not be effective against creditors of the Participant in bankruptcy of the Participant.

      In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located (any of the foregoing, a "Mortgage") or a "fixture filing" under the provisions of the applicable UCC. These filings must be made in the real estate records office of the jurisdiction in which the home is located. The Participant will not be required to make fixture filings or to file Mortgages with respect to any of the Manufactured Homes (except in the case of Land Secured Loans, as described below). Consequently, if a Manufactured Home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the Issuer's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

      The Issuer's security interest in a Manufactured Home would be subordinate to, among others, subsequent purchasers for value of the Manufactured Home and holders of perfected security interests therein, in either case without notice of the Issuer's adverse interest in such Manufactured Home. In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien on the related certificate of title or delivery of the required documents and fees necessary to register the home or the public filing of appropriate transfer instruments reflecting the lien of the Participant, in each case as required under applicable state law, will be sufficient to protect the Bondholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home.

      Certain of the Manufactured Home Loans ("Land Secured Loans") will be secured by real estate as well as a Manufactured Home. The Issuer will cause the liens created by the Land Secured Loans on the related real estate to be assigned to the Trustee. The Manufactured Home Loan file for each Land Secured Loan will be required to include an original or a certified copy of the recorded Mortgage relating to the Land Secured Loan, together with originals or certified copies of a chain of recorded assignments of the Mortgage sufficient to reflect the Participant as the record holder of the Mortgage and the lien it evidences on the related real estate. Assignments in recordable form for such Mortgages naming the Trustee as assignee will not be prepared by the Servicer or the Issuer. However, the Issuer will deliver to the Trustee a power of attorney entitling the Trustee to prepare, execute and record such assignments of Mortgages, in the event that recordation thereof becomes necessary to enable the Servicer to foreclose on the related real property.

      Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the manufactured home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after the four-month period. Generally, a security interest in such a manufactured home may be re-perfected after the expiration of the four-month period, but, for the period between the end of the four-month period and the date of re- perfection, the security interest would be unperfected.

       If a Manufactured Home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in such state within the four-month period after the move in order for the Participant's security interest in the Manufactured Home to remain perfected continuously. If a Manufactured Home is moved to a Title State, re-perfection of a security interest in such home generally would be accomplished by registering the Manufactured Home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of a home in a new state (which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State) or of information from a related borrower as to relocation of such home. In some Title States, the certificate of title to a Manufactured Home (which is required to be in the Servicer's possession) must be surrendered before the home can be re-registered; in such states a Borrower could not re-register a Manufactured Home to a transferee without the Servicer's assistance. In other Title States, when a Borrower under a Manufactured Home Loan sells the related Manufactured Home (if it is located in a Title State both before and after the sale), the Participant should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of the title and accordingly it should have the opportunity to require satisfaction of the related Manufactured Home Loan before releasing its lien on the home. If the motor vehicle authority of a Title State to which a Manufactured Home is relocated or in which a Manufactured Home is located when it is transferred registers the Manufactured Home in the name of the owner thereof or the owner's transferee without noting the Participant's lien on the related certificate of title, whether because (1) such state did not require the owner to surrender the certificate of tile issued prior to the transfer or issued by the Title State from which the home was moved or failed to notify the Participant of re-registration and failed to note the Participant's lien on the new certificate of title issued upon re-registration or (2) the Manufactured Home was moved from a state that is not a Title State, re-registration could defeat the perfection of the Participant's lien in the Manufactured Home. In addition, re-registration of a Manufactured Home (whether due to a transfer or relocation thereof) in a state, such as a UCC State, that does not require a certificate of title for registration of a Manufactured Home, could defeat perfection of the Participant's lien thereon.

      If the Participant and the Servicer are not the same entity, the Participant will be required to report to the Servicer any notice it receives of any re-registration of a Manufactured Home. Under the related Servicing Agreement, the Servicer is obligated to take all necessary steps, at its own expense, to maintain perfection of the Trustee's security interests in the Manufactured Homes, to the extent it received notice of relocation, sale or re-registration thereof. However, the Servicer has no independent obligation to monitor the status of the Participant's lien on any Manufactured Home.

      Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. Such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Bondholders in the event such a lien arises.

      ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES. The Servicer, on behalf of the Trustee, to the extent required by the related Servicing Agreement, may take action to enforce the security interest with respect to Manufactured Home Loans in default by repossession and resale of the Manufactured Homes securing the defaulted Manufactured Home Loans. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by "self-help" repossession that is "peaceful" (I.E., not including any breach of the peace) or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies depending on the state (usually ranging from 10 to 30 days depending on applicable state law), prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, such laws require prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before such resale. In the event of repossession and resale of a Manufactured Home, the Trustee would be entitled to receive the net proceeds of the resale up to the amount of the Unpaid Principal Balance of the related Manufactured Home Loan plus all accrued and unpaid interest thereon at the related Loan Rate.

      Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing such debtor's loan. However, obtaining and collecting deficiency judgments is seldom economically feasible and, for that reason, the Participant generally has not attempted to obtain deficiency judgments. In addition, some states impose prohibitions or limitations on deficiency judgments, and certain other statutory provisions, including federal

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

and state bankruptcy and insolvency laws and general equitable principles, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in certain proceedings under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing installment sale contract not secured by the debtor's principal residence, also may reduce the monthly payments due under such contract, change the rate of interest and alter the repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves a Borrower's obligation to repay all or any portion of the amounts otherwise due on a Manufactured Home Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce amounts available for payment on the related Bonds.

       Under the terms of the federal Relief Act, a Borrower who enters military service after the origination of such Borrower's Manufactured Home Loan (including a Borrower who is a member of the National Guard or who is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above a specified annual rate during the period of the Borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Manufactured Home Loans. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Bonds, could result in losses to Bondholders. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to repossess or foreclose on the Manufactured Home securing an affected Manufactured Home Loan during the Borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related Manufactured Home in a timely fashion.

      FORECLOSURE UNDER REAL PROPERTY LAWS. If a Manufactured Home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the Servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the Servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. In addition, in order to realize upon the Real Property securing any Land Secured Loan, the Servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the Servicer must meet in order to foreclose on the Real Property securing a Land Secured Loan, and the restrictions on such foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any Mortgage Loan. See "-- Mortgage Loans and Model Home Loans -- FORECLOSURE." Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a Manufactured Home, to the extent the Participant has not perfected its security interest in a Manufactured Home under applicable real estate laws, the Participant's security interest in the Manufactured Home would be subordinate to a lien on the home recorded pursuant to applicable real estate laws.

      APPLICABILITY OF USURY LAWS. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides, subject to certain conditions described in the next sentence, that state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Manufactured Home Loans would be covered under Title V if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days' prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision that expressly rejects application of the federal law before April 1, 1983. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where the Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

CONSUMER FINANCE LOANS

      GENERAL. As a result of the pledge of the Consumer Finance Loans underlying a Series to the related Trustee, the Trustee will succeed to all the rights (including the right to receive payments on the Consumer Finance Loans) of the obligees under the Consumer Finance Loans. Each Consumer Finance Loan evidences both (1) the obligation of the Borrower to repay the Loan evidenced thereby, and (2) the grant of a security interest in the related Facilities to secure repayment of the Consumer Finance Loan. Certain aspects of both features of the Consumer Finance Loans are described more fully below.

       The Consumer Finance Loans generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Facilities are located. Under the Servicing Agreement, the Servicer will retain possession of the chattel paper evidencing the Consumer Finance Loans as custodian for the Trustee. Because the Servicer is not relinquishing possession of the Consumer Finance Loans, the Servicer will file a UCC-1 financing statement in the appropriate recording offices as necessary to perfect the Trustee's interest in the Consumer Finance Loans. Notwithstanding such filings, if, through negligence, fraud or otherwise, a subsequent purchaser from the Participant or from a predecessor owner of the chattel paper evidencing the Consumer Finance Loans were able to take physical possession of the Consumer Finance Loans without notice of the pledge of the Consumer Finance Loans to the Trustee, the Trustee's interest in the Consumer Finance Loans could be subordinated to the interest of such purchaser. To provide a measure of protection against this possibility, within ten days after the Closing Date, unless otherwise specified in the related Prospectus Supplement, the documents evidencing the Consumer Finance Loans will be stamped or marked otherwise to reflect their pledge by the Issuer to the Trustee.

      SECURITY INTERESTS IN THE FACILITIES. The Facilities securing the Consumer Finance Loans may be located in single family residential properties in any of or all the 50 states and the District of Columbia. The manner in which security interests in Facilities are "perfected" is governed by applicable state law. Generally, a security interest in Facilities may be perfected by filing UCC financing statements or other required transfer documents with appropriate offices. In connection with a Series of Bonds secured by Consumer Finance Loans, the Participant will cause the security interests created by the Consumer Finance Loans to be assigned to the Issuer and, in turn, assigned to the Trustee. Unless otherwise specified in the related Prospectus Supplement, however, because of the expense and administrative inconvenience involved, neither the Participant nor the Issuer will file any UCC transfer documents reflecting the assignment to the Trustee. Generally, under the UCC, simple assignment of the security instrument created by the Consumer Finance Loan constitutes an effective conveyance of the security instrument without the filing of any statement under the UCC. In some states, however, the law is unclear as to whether a security interest is effectively assigned in the absence of filing an appropriate UCC transfer instrument. In such a state, the assignment of the security interest created by a Consumer Finance Loan in the related Facilities may not be effective against creditors of the Participant or the Issuer or a trustee in bankruptcy of the Participant or Issuer.

      The Trustee's security interest in Facilities would be subordinate to, among others, subsequent purchasers for value of the Facilities and holders of perfected security interests therein, in either case without notice of the Trustee's adverse interest in the Facilities. In the absence of fraud or forgery, or administrative error by state recording officials, the public filing of appropriate transfer instruments reflecting the lien of the Participant, in each case as required under applicable state law, will be sufficient to protect the Bondholders against the rights of subsequent purchasers of Facilities or subsequent lenders who take a security interest in the Facilities from anyone other than the Participant because they will be on notice of the interest in the Facilities held by the Participant.

      The Facilities consist of equipment, facilities and materials (referred to as "goods" in this discussion) that will be installed in existing, single family residential properties, and the goods may become "fixtures." Generally, goods become fixtures under the UCC when they become so related to particular real estate that an interest arises in them under the real estate law of the applicable state. In order to perfect a security interest in goods (the UCC provides that no security interest may exist in "ordinary building materials" incorporated into an improvement to real estate), the Participant will make a "fixture filing" under the applicable UCC, unless such a filing is inadvisable under applicable state law. The Participant will also perfect a security interest in the goods as personal property in the customary manner required by the applicable UCC. With respect to a Series of Bonds secured by Consumer Finance Loans, the Participant will assign its security interest in the related goods to the Issuer, which will pledge them to the Trustee.

      In most states, with respect to the installation of goods that become fixtures in an existing single family residential property, a perfected security interest in the goods will, with one exception, have priority over the conflicting interest of an encumbrancer of the real estate, including the mortgagee under a first lien mortgage secured by the related real estate, if (i) the security interest was created in connection with the purchase of the goods,
(ii) the interest of the encumbrancer arises before the goods become fixtures,
(iii) the security interest is perfected by the fixture filing before the goods become fixtures or within a specified time thereafter and (iv) the debtor has an interest of record in or possession of the real estate. The exception is that a perfected security interest in fixtures will not take priority over a construction mortgage recorded before the goods become fixtures if the goods become fixtures before completion of construction. In a very small minority of states, a perfected security interest in goods that are or are to become fixtures will not have priority over the conflicting interest of an encumbrancer whose security interest in the related single family residential property was perfected before the perfection of the security interest in the fixtures.

       Under the laws of most states, liens for repairs performed on a home and for property taxes on a home take priority even over a prior perfected security interest. Such liens could arise at any time during the term of a Consumer Finance Loan. No notice will be given to the Trustee or Bondholders in the event such a lien arises.

      ENFORCEMENT OF SECURITY INTERESTS. The Servicer, on behalf of the Trustee, to the extent required by the related Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Consumer Finance Loans in default.

      If the goods securing a defaulted Consumer Finance Loan have not become fixtures under applicable state law, the Servicer may remove and repossess the goods subject to the requirements with respect to "peaceful repossession," notice to the debtor of repossession and resale and rights of redemption in the debtor discussed herein under "CERTAIN LEGAL ASPECTS OF THE COLLATERAL-- Manufactured Home Loans -- ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES."

      If the goods constitute fixtures and the Trustee's security interest in the related goods has priority over all other encumbrancers of the affected single family residential property, on default the Servicer may remove and repossess the goods (not including the related "ordinary building materials"), subject to the requirements described in the preceding paragraph. In addition, the Servicer must reimburse any encumbrancer who is not the debtor for the cost of repair of any physical damage to the dwelling resulting from the removal of fixtures, and the person entitled to reimbursement may refuse permission to remove any fixtures unless the Servicer gives adequate security for the cost of repair obligation.

      If the Trustee's security interest in the goods does not have priority over all other owners and encumbrancers of the affected real estate, for example because a construction mortgage has priority, the Servicer may not remove the goods under any circumstances in the case of a defaulted Consumer Finance Loan.

      Each Consumer Finance Loan will be made in an amount equal to the cost of the purchase and installation of the goods, which amount will include the cost of labor and may include "ordinary building materials" that cannot be repossessed. In addition, the value of Facilities, to a greater extent than Mortgaged Premises, is likely to decrease over time. Either or both of these factors could cause the net proceeds of any resale on default to be inadequate to pay off the Unpaid Principal Balance plus accrued and unpaid interest on the related Consumer Finance Loan. Under applicable laws of most states, the Servicer might be able to seek a judgment against the debtor for the deficiency, but obtaining such judgments is seldom economically feasible, and, for that reason, the Servicer is unlikely to pursue this course of action. In addition, certain legal prohibitions or restrictions on deficiency judgments and other laws affording protections to debtors, discussed above under "--Manufactured Home Loans -- ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES," may apply in the case of Consumer Finance Loans.

      Given that the Consumer Finance Loans involve relatively small amounts, even with a perfected, first priority security interest, the Servicer is likely to determine in many cases that the cost of removal of goods, particularly if an obligation to pay cost of repairs exists, exceeds the net proceeds that could be expected from a sale and, as a result, decline to remove the goods. If the Servicer either declines or is not permitted to remove the goods, the UCC

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

provisions dealing with fixtures do not indicate how the Servicer is to proceed. It is not clear whether under applicable state law the Trustee would be able to share in the proceeds of a Foreclosure proceeding brought by an encumbrancer of the real estate. If the Trustee's security interest in the goods is not a first priority security interest, there may be little likelihood that any Foreclosure proceeds would remain after payment of expenses and satisfaction of the senior encumbrances. The Servicer may have the right to reduce the Trustee's claim to judgment and proceed against the debtor's assets. For the same reasons that the Servicer would be unlikely to seek a deficiency judgment in the event of a repossession and resale, however, a legal proceeding against the debtor frequently will not be economically feasible.

CONSUMER PROTECTION LAWS

       The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract (and certain related lenders and assignees) from transferring the contract free of claims by the debtor thereunder against the seller. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against the seller under the contract. Assignee liability under this rule (which would be applicable to the Trust, as pledgee of the Manufactured Home Loans or Consumer Finance Loan) is limited to amounts paid by the debtor under the pledged Loan; however, a borrower also may assert the rule to set off remaining amounts due under such a Loan as a defense against a claim brought by the assignee of the Loan against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending in connection with one or more types of the Collateral, including the Truth in Lending Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty A Federal Trade Commission Improvement Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of Collateral to have complied with the provisions of some of these laws may result in liability of the related Trust to the Borrower thereunder or in a reduction of the amount payable under the Collateral. However, the Participant (a) will be required to represent and warrant that each item of Collateral it sells to the Issuer complied, at the time of its origination, with all requirements of law and (b) will be required to make certain representations and warranties as to each item of Collateral concerning the validity, existence, perfection and priority of its security interest in each underlying item of Collateral as of the related Cut-off Date. A breach of any such representation or warranty that materially and adversely affects a Trustee's interest in any item of Collateral would create an obligation on the part of the Participant to use its best efforts to cure the breach to the satisfaction of the Trustee or to repurchase the item of Collateral. Nevertheless, this requirement may not eliminate the Trustee's liability to a Borrower.

ENVIRONMENTAL CONSIDERATIONS

      Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, a secured party that takes a deed in lieu of foreclosure, purchases Mortgaged Premises or Real Property at a foreclosure sale or operates Mortgaged Premises or Real Property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the Mortgaged Premises or Real Property. Such Cleanup Costs may be substantial. It is possible that such Cleanup Costs could subject the Collateral to a lien and reduce the amounts otherwise available to pay to the holders of the Bonds if Mortgaged Premises or Real Property securing a Mortgage Loan were acquired by the Trustee through foreclosure or deed in lieu of foreclosure and if such Cleanup Costs were incurred. Moreover, some states impose a lien for any Cleanup Costs incurred by that State on the Mortgaged Premises that are subject of such Cleanup Costs (a "Superlien"). All subsequent liens on such Mortgaged Premises (but not prior recorded liens) are subordinated to such Superlien. The security interest of the Trustee in Mortgaged Premises subject to such a Superlien could be adversely affected.

      No representations or warranties are made by the Participant or Issuer as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Premises. In addition, the Servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Premises or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the Bonds.

      The Servicers are not permitted to foreclose on any Mortgaged Premises without the approval of the Master Servicer. The Master Servicer is not permitted to approve foreclosure on any property that it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The Master Servicer is required to inquire of any Servicer requesting approval of Foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a Servicer does not foreclose on Mortgage Premises, the amounts otherwise available to pay to the holders of the Bonds may be reduced. A Servicer will not be liable to the holders of the Bonds if it fails to foreclose on Mortgaged Premises that it reasonably believes may be so contaminated or affected, even if such Mortgaged Premises are, in fact, not so contaminated or affected. Similarly, a Servicer will not be liable to the Bondholders if, based on its reasonable belief that no such contamination or effect exists, the Servicer forecloses on Mortgaged Premises and takes title to such Mortgaged Premises, and thereafter such Mortgaged Premises are determined to be so contaminated or affected.

ENFORCEABILITY OF CERTAIN PROVISIONS

      The standard forms of mortgage, deed of trust, Manufactured Home Loan, Consumer Finance Loan or Note used by the originators of Loans may contain provisions obligating the Borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each Series Supplement, late charges and prepayment fees on the related Collateral (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.


                                   THE ISSUER

      The Issuer was incorporated in Virginia on August 19, 1994. It is a wholly owned, limited purpose financing subsidiary of IHC and an indirect subsidiary of Dynex Capital, Inc., formerly named Resource Mortgage Capital, Inc. The Issuer's principal office is located at 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone (804) 217-5800. The Issuer exists solely for the purpose of facilitating the financing and sale of loans involving residential housing, such as the Mortgage Loans, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by loans involving residential housing, and taking certain action with respect thereto. Dynex and IHC have agreed not to file a petition in bankruptcy with respect to the Issuer. The Issuer's Articles of Incorporation, which have been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part, limit the Issuer's business to the foregoing and place certain other restrictions on the Issuer's activities.

      Under the Indenture, the Issuer is responsible for certain administrative and accounting matters relating to the outstanding Bonds. It is intended that Dynex will perform these services on behalf of the Issuer and will be paid a fee for its services relating to the administration of a Series.

      IHC is a wholly-owned subsidiary of Dynex. IHC exists solely for the purpose of holding the stock of one or more entities that issue securities.

      Dynex is a self-managed real estate investment trust that purchases and securitizes loans associated primarily with residential (including multifamily) properties and invests in securities backed by such loans. Dynex was incorporated in Virginia in December 1987. Dynex's principal office is located at 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone (804) 217-5800.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds. Such consequences will depend on whether the Issuer determines: (i) to treat the Bonds of a particular Series as debt for federal income tax purposes (without reference to the REMIC Provisions referred to below) or (ii) to make one or more elections to treat all or a portion of the related Trust Estate as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G (the "REMIC Provisions". The discussion is based upon the advice of Arter & Hadden, LLP, special counsel to the Issuer. Arter & Hadden LLP have delivered to the Issuer their opinion, which addresses issues identified below as being covered thereby and states that the discussion of federal income tax issues in this section accurately sets forth their views on those issues. The discussion reflects the applicable provisions of:

     (i) the Internal Revenue Code of 1986, as amended as of December 31, 1998 (the "Code");

    (ii) the final regulations on REMICs (the "REMIC Regulations") promulgated on December 23, 1992;

   (iii) the final regulations under Sections 1271 through 1273 and 1275 of the Code (the "OID Regulations") concerning debt instruments promulgated on January 21, 1994;

    (iv) the final regulations concerning debt instruments providing for contingent payments (the "Contingent Payment Regulations") promulgated on June 11, 1996;

     (v) the final mark-to-market regulations under Section 475 (the "Mark-To-Market Regulations") promulgated December 31, 1996;

    (vi) the regulations concerning withholding for foreign persons (the "Withholding Regulations") published on October 6, 1997, as amended December 31, 1998, generally applicable to payments made after December 31, 2000; and

   (vii) the regulations concerning amortization of premium (the "Premium Regulations") effective for debt instruments acquired after March 2, 1998.

      The discussion does not, however, purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. This summary focuses primarily upon investors which will hold Bonds as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. In addition, the authorities on which the discussion is based are subject to change or differing interpretation, and any change or differing interpretation could be applied retroactively. In some instances when the Treasury Department has not adopted regulations implementing provisions of the Code, the discussion cites the views expressed in the Conference Committee Report (the "Committee Report") to the Tax Reform Act of 1986 which enacted the Code. The discussion does not address the state or local tax consequences of the purchase, ownership and disposition of Bonds. Investors should consult their own tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Bonds.

BONDS TREATED AS DEBT WITHOUT A REMIC ELECTION

      There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Bonds assuming that no REMIC election is made. With respect to each Series of Bonds treated as debt without a REMIC election, however, special counsel to the Issuer will advise the Issuer that, based upon the facts as they exist at the time the opinion is issued, in their opinion the Bonds covered by the opinion will be treated for federal income tax purposes as indebtedness of the Issuer, and not as an ownership interest in the Collateral, or an equity interest in the Issuer or in a separate association taxable as a corporation. That opinion will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Internal Revenue Service (the "Service").

      Taxable mortgage pool ("TMP") rules treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

      It is likely that, without a REMIC election, the Issuer or the portion of the Issuer relating to the ownership of the Collateral and the issuance of the Bonds will satisfy the foregoing requirements and will be treated as a TMP. Such characterization would require that the Issuer (or such portion) be treated as a "separate" corporation which may not be treated as an includible corporation with any other corporation for purposes of filing a consolidated tax return. Because, however, the Issuer is also a "qualified REIT subsidiary" (as defined in Code Section 856(i)(2)) of Dynex, which itself is a REIT, characterization of the Issuer as a TMP will not subject the Issuer to corporate income tax and, instead, will result only in the shareholders of Dynex being required to include in income, as "excess inclusion" income, some of or all their allocable share of the Issuer's net income that would be excess inclusion income if the Issuer were treated as a REMIC. Nevertheless, if the Issuer were to fail to continue to be treated as a qualified REIT subsidiary by reason of Dynex's failure to continue to qualify as a REIT for federal income tax purposes or for any other reason, the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporation. No assurance can be given as to the continued qualification of Dynex as a REIT for federal income tax purposes.

      In addition, if the Service were to make and prevail upon the contention that a Class of Bonds issued without a REMIC election did not constitute indebtedness for federal income tax purposes, such Bonds could be treated as equity interests in an association taxable as a corporation, which would result in the imposition of a federal income tax at the entity level. The imposition of such a tax could result in a delay or shortfall in payments on such Bonds. The Issuer may redeem a Class or Classes of such Bonds at any time upon a determination by the Issuer, based upon an opinion of counsel, that a substantial risk exists that such Class or Classes will not be treated for federal income tax purposes as evidences of indebtedness. Such redemption could occur when a Bondholder could not reinvest the proceeds at an interest rate at least equal to the applicable Class Interest Rate.

       TAXATION OF BONDS TREATED AS DEBT. Payments received by Bondholders on such Bonds generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate bonds. Except as described below under "-- Original Issue Discount," "-- Market Discount" and "-- Premium," interest paid or accrued on such a Bond will be treated as ordinary income to the Bondholder and a principal payment thereon will be treated as a return of capital to the extent that the Bondholder's basis therein is allocable to that payment. In general, interest paid on such Bonds to Bondholders who report their income on the cash receipts and disbursements method should be taxable to them when received. Interest earned by Bondholders who report their income on the accrual method will be taxable when accrued, regardless of when it is actually received.

      TREATMENT OF SUBORDINATED BONDS. One or more Classes of Bonds may be subordinated to one or more other Classes of Bonds of the same Series. In general, such subordination should not affect the federal income tax treatment of either the Subordinated or the Senior Bonds.

      STATUS OF BONDS TREATED AS DEBT. With respect to Bonds issued without a REMIC election, Bondholders should be aware that (i) such Bonds held by a mutual savings bank or domestic building and loan association will not represent interests in "qualifying real property loans" within the meaning of Code Section 593(d)(1); (ii) such Bonds held by a domestic building and loan association will not constitute "loans secured by an interest in real property," within the meaning of Code Section 7701(a)(19)(C)(v); (iii) such Bonds held by a REIT will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B); and (iv) income derived from such Bonds will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B). Such Bonds will not qualify as "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

REMIC BONDS

       For each series of Bonds for which a REMIC election is made with respect to the related Trust Estate or one or more segregated pools of assets therein as one or more REMICs (a "REMIC Mortgage Pool"), special counsel to the Issuer will deliver their opinion generally to the effect that, assuming that:

     (i) a REMIC election is timely made in the required form,

    (ii) there is ongoing compliance with all provisions of the Indenture and

   (iii) certain representations set forth in the Indenture are true,

such REMIC Mortgage Pool will qualify as a REMIC and the interests therein will be considered to be "regular interests" or "residual interests" therein within the meaning of the REMIC Provisions.

       REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interest (which will not be issued as Bonds). A Bond representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Bond."

       Among the ongoing requirements to qualify for REMIC treatment is that substantially all the assets of the REMIC Mortgage Pool (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments."

A "Qualified Mortgage" means:


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       (i) any obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property (including for this purpose any obligation secured by stock held by a person as a tenant stockholder in a cooperative housing corporation) and which is transferred to the REMIC on the Closing Date in exchange for REMIC Bonds or Interests or is purchased pursuant to a fixed price contract within three months of the Closing Date,

      (ii) any qualified replacement mortgage,

     (iii) any regular interest in another REMIC transferred to the REMIC on the Closing Date in exchange for regular or residual interests in a REMIC or

      (iv) certain regular interests in a FASIT.

       Any property acquired as a result of a foreclosure or deed in lieu with respect to a Qualified Mortgage ("foreclosure property") is required generally to be disposed of within three years. The REMIC Regulations treat an obligation secured by a manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location as an obligation secured by real property without regard to the treatment of the obligation or the property under state law. Consumer Finance Loans will not constitute Qualified Mortgages and, accordingly, the Issuer will not make a REMIC election with respect to a Trust Estate which includes Consumer Finance Loans.

       Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC. Such a fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in such a fund exceeds a reasonably required amount, in must be reduced "promptly and appropriately." Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extention shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

       If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In such event, the tax treatment of the former REMIC is uncertain. For example, the entity may be subject to taxation as a separate corporation, and the REMIC Bonds issued by the entity may not be accorded the status described below under "-- STATUS Of REMIC BONDS." In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity's income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

       VARIABLE RATE REMIC BONDS. REMIC Bonds may bear interest at a variable rate that is (i) a qualified floating rate if variations in the value of the rate may be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the REMIC Bonds are denominated, (ii) a weighted average of the interest rates on some of or all the Qualified Mortgages held by the REMIC provided that all such Qualified Mortgages bear interest at a fixed rate or a qualified floating rate, (iii) the product of a rate described

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in (i) or (ii) and a fixed multiplier, or a constant number of basis points more or less than a rate described in (i) or (ii) or the product, plus or minus a constant number of basis points, of a rate described in (i) or (ii) and a fixed multiplier (which may be either a positive or a negative number), (iii) a rate described in (i) or (ii) that is subject to a cap or a floor that establishes either a maximum (or minimum) rate or a maximum number of basis points by which the rate may increase (decrease) from one accrual or payment period to another or over the term of the REMIC Bonds and (iv) a rate described in (i) through
(iv) that is subject to an "available funds" cap that limits the amount of interest to be paid in any accrual or payment period based on the total amount available for distribution. See "-- Original Issue Discount."

       TAXATION OF REMIC BONDS. REMIC Bonds will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Bond will be treated as ordinary income to the holder of such REMIC Bond. Distributions in reduction of the stated redemption price at maturity of the REMIC Bond will be treated as a return of capital to the extent of such holder's basis in such Bond. Holders of REMIC Bonds that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Bonds under an accrual method.

       TREATMENT OF SUBORDINATED BONDS. REMIC Bonds may include one or more Classes of Subordinated Bonds. Holders of Subordinated Bonds will be required to report income with respect to such Bonds on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Bondholder of a Subordinated Bond in any period could exceed the amount of cash distributed to such Bondholder in that period.

       Although not entirely clear, it appears that: (a) a holder who holds a Subordinated REMIC Bond in the course of a trade or business or a corporate holder generally should be allowed to deduct as an ordinary loss any loss sustained on account of its partial or complete worthlessness and (b) a noncorporate holder who does not hold a Subordinated REMIC Bond in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of its complete worthlessness. Special rules are applicable to banks and thrift institutions. Holders of Subordinated Bonds should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated REMIC Bonds.

       STATUS OF REMIC BONDS. REMIC Bonds held by a domestic building and loan association will constitute a "regular . . . interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the underlying REMIC Mortgage Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C)(i) through (x). REMIC Bonds held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and any amount includible in gross income with respect to the REMIC Bonds will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC would be treated as "interests in real property" as defined in Code Section 856(c)(5)(C) or, as provided in the Committee Report, as "real estate assets" as defined in Code Section 856(c)(5)(B) and as "interest on obligations secured by mortgages on real property or on interests in real property", respectively. Moreover, if 95% or more of the assets qualify for any of the foregoing treatments, the REMIC Bonds (and income thereon) will qualify for the corresponding status in their entirety. The investment of amounts in any reserve fund in non-qualifying assets would, and, holding property acquired by foreclosure pending sale might, reduce the amount of the REMIC Bonds that would qualify for the foregoing treatment. The REMIC Regulations provide that payments on Qualified Mortgages held pending distribution are considered part of the Qualified Mortgages for purposes of Code Section 856(c)(5)(B); it is unclear whether such collected payments would be so treated for purposes of Code Section 7701(a)(19)(C)(v), but there appears to be no reason why analogous treatment should be denied. The determination as to the percentage of the REMIC's assets (or income) that will constitute assets (or income) described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis (or average amount of income) of each category of the assets held (or income accrued) by the REMIC during such calendar quarter. The

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REMIC will report those determinations to holders in the manner and at the times required by applicable Treasury Regulations. The Prospectus Supplement or the related Current Report on Form 8-K for each Series of REMIC Bonds will describe the assets as of the Cut-off Date. REMIC Bonds held by financial institutions to which Code Section 581 applies will treated as will "evidences of indebtedness" for purposes of Code Section 582(c)(1). REMIC Bonds will not qualify as "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

       For purposes of characterizing an investment in REMIC Bonds, a contract secured by a Manufactured Home qualifying as a "single family residence" under Code Section 25(e)(10) will constitute (i) a "real estate asset" within the meaning of Code Section 856 and (ii) an asset described in Code Section 7701(a)(19)(C).

       TIERED REMIC STRUCTURES. For certain series of REMIC Bonds, two or more separate elections may be made to treat designated portions of the related Trust Estate as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Bonds, special counsel to the Issuer will deliver their opinion generally to the effect that, assuming compliance with all provisions of the related Indenture, the Tiered REMICs will each qualify as a REMIC and the REMIC Bonds issued by the Tiered REMICs will be considered to evidence ownership of REMIC Bonds in the related REMIC within the meaning of the REMIC Provisions. Solely for purposes of determining whether the REMIC Bonds will be "real estate assets" within the meaning of Code Section 856(c)(5)(B), and assets described in Code Section 7701(a)(19)(C), and whether the income thereon is "interest" described in Code Section 856(c)(3)(B), the Tiered REMICs will be treated as one REMIC.

       PASS-THROUGH OF SERVICING FEES. In general, expenses of the REMIC Mortgage Pool to service providers, such as servicing compensation of the Master Servicer and the Servicers, will not affect the income or deductions of holders of REMIC Bonds. In the case of a "single-class REMIC" (as described below), however, such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Bonds for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Bond issued by a "single-class REMIC" who is an individual, estate or trust are permitted to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Bonds receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts.

       A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Bonds. The Master Servicer intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Interests.

       PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. The Code imposes a tax on REMIC Mortgage Pools equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Qualified Mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a Qualified Mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Qualified Mortgages for temporary investment pending distribution. The Code also imposes a 100% tax on the value of any contribution of assets to the REMIC after the Closing Date other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

SALES OR EXCHANGES OF BONDS

       If a Bond is sold or exchanged, the seller will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis. The adjusted basis of a Bond generally will equal the cost of such Bond to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Bond and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such Bond. Gain from the disposition of a REMIC Bond that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (i) the amount that would have been

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includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "-- Market Discount" and "-- Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a Bond will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. The distinction between a capital gain or loss and ordinary income or loss is relevant for various tax purposes, including determination of the applicable tax rate and limitations on the use of capital losses to offset ordinary income.

       All or a portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income (i) if such Bond is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate AFR in effect at the time the taxpayer entered into the transaction reduced by any amount treated as ordinary income with respect to any prior disposition or other termination of a position that was held as part of such transaction or (ii) in the case of a noncorporate taxpayer that has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

ORIGINAL ISSUE DISCOUNT

       Certain Bonds may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Bondholders will receive reports annually (or more frequently if required) with respect to the original issue discount accruing on the Bonds as may be required under Code Section 6049 and the regulations thereunder. See "-- Reporting and Other Administrative Matters."

       Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to Bonds. The OID Regulations do not apply to debt instruments subject to Code Section 1272(a)(6). However, in the absence of regulations, the Issuer intends to account for original issue discount on the Bonds in the manner described below.

       Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Pricing Prepayment Assumption") be used in computing the accrual of original issue discount on Bonds and for certain other federal income tax purposes. The Pricing Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations should provide that the Pricing Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. In reporting original issue discount a Pricing Prepayment Assumption consistent with this standard will be used. Nevertheless, the Issuer does not make any representation that prepayment will in fact be made at the rate reflected in the Pricing Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding to purchase any of the Bonds. The Prospectus Supplement with respect to a Series of Bonds will disclose the Pricing Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

       The total amount of original issue discount on a Bond is the excess of the "stated redemption price at maturity" of the Bond over its "issue price". In general, the issue price of a particular class of Bonds will be the price at which a substantial amount thereof are first sold to the public (excluding bond houses and brokers). The stated redemption price at maturity of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest."

       If a Bond is sold with accrued interest that relates to a period prior to the Closing Date of such Bond, the amount paid for the accrued interest will be treated instead as increasing the issue price of the Bond. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the Bonds, and as excludable from income when received as a payment of

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interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some of or all this pre-issuance accrued interest may be treated as a separate asset (and hence is not includible in a Bond's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

       The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more "qualified floating rates", (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single "objective rate" or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on Bond).

       Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Bond at either:

     (i) a single fixed rate that appropriately takes into account the length of the interval between payments or

    (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate").

       A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day.

       A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. For the OID Regulations, such a rate remains qualified even though it is multiplied by

     (i) a fixed, positive multiple greater than 0.65 but not exceeding 1.35,

    (ii) increased or decreased by a fixed rate, or

   (iii) both (i) and (ii).

       Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate and
(ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt instrument. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of one another. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

       An "objective rate" is a rate determined using a single fixed formula and based on objective financial information or economic information (excluding a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party). A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate, such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points.

       Under the foregoing rules, some of the payments of interest on a Bond bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. Bonds other than such Bonds providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but, if any such Bonds are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some of or all the payments on Bonds

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providing for the accretion of interest will be included in the stated
redemption price at maturity of such Bonds. Interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payments. Certain debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such securities will be unconditionally payable and constitute qualified stated interest, not original issue discount. Nevertheless, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in their stated redemption prices at maturity and taxed as original issue discount. Any stated interest in excess of qualified stated interest is included in the stated redemption price at maturity.

       Under a DE MINIMIS rule in the Code, as interpreted in the OID Regulations, original issue discount on a Bond will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Bond multiplied by the number of complete years to its weighted average maturity. For this purpose, the weighted average maturity is computed as the sum of the products of each payment (other than a payment of qualified stated interest) multiplied by a fraction the numerator of which is the number of complete years from the issue date until such payment is made and the denominator of which is the stated redemption price at maturity. The IRS may take the position that this rule should be applied taking into account the Pricing Prepayment Assumption and the effect of any anticipated investment income. Under the OID Regulations, Bonds bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the DE MINIMIS rule if the greater of the foregone interest or any excess of stated principal balance over the issue price is less than such DE MINIMIS amount.

       The OID Regulations generally treat DE MINIMIS original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding principal balance of the REMIC Bond. The OID Regulations also permit a Bondholder to elect to accrue DE MINIMIS original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "-- Market Discount" and "-- Premium."

       Each holder of a Bond must include in gross income the sum of the "daily portions" of original issue discount on its Bond for each day during its taxable year on which it held such Bond. For this purpose, in the case of an original holder of a Bond, a calculation will first be made of the portion of the original issue discount that accrued during each accrual period, generally each period that ends on a date that corresponds to a Distribution Date on the Bond and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess of (i) the sum of (A) the present value of all the distributions remaining to be made on the Bond, as of the end of the accrual period that are included in the stated redemption price at maturity and (B) distributions made on such Bond during the accrual period of amounts included in the stated redemption price at maturity over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in clause (i)(A) of the preceding sentence will be calculated based on (i) the yield to maturity of the Bond, calculated as of the Closing Date, giving effect to the Pricing Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Pricing Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount with respect to such Bond that accrued in prior accrual periods and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the Closing Date and the first Distribution Date that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

       A subsequent purchaser of a Bond that purchases such Bond at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such Bond, the daily portions of original issue discount with respect to such Bond, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Bond for all days on or after the day of purchase. The adjusted issue price of a Bond on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the Bond at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual

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period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

       The qualified stated interest payable with respect to Bonds which are certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting them into fixed rate debt instruments. Bonds required to be so treated generally include those providing for stated interest at (i) more than one qualified floating rate or (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding permissible rate caps, floors, governors and similar restrictions described above).

       There is uncertainty concerning the application of Code Section 1272(a)(6) and the OID Regulations to Bonds bearing interest at one or more variable rates. In the absence of other authority, the provisions of the OID Regulations governing variable rate debt instruments will be used as a guide in adapting the provisions of Code Section 1272(a)(6) to such Bonds for the purpose of preparing reports furnished to Bondholders. A Bond bearing interest at a Single Variable Rate will take into account for each accrual period an amount corresponding to the sum of (i) the qualified stated interest accruing on the outstanding principal balance of the Bond (as the stated interest rate for that Bond varies from time to time) and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the Bond, having the same principal balance and schedule of payments of principal as such Bond, subject to the same Pricing Prepayment Assumption, and bearing interest at a fixed rate equal to the applicable qualified floating rate or qualified inverse floating rate in the case of a Bond providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Bond in the case of a Bond providing for an objective rate other than a qualified inverse floating rate, in each case as of the Closing Date. Holders of Bonds bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Bond first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for a qualified floating rate or qualified inverse floating rate, such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), and (b) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Bond. If the interest paid or accrued with respect to a Multiple Variable Rate Bond during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Bond holder's taxable income for the taxable period or periods to which such difference relates.

       In the case of a Bond that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rate provided by the Bond and must be such that the fair market value of the Bond as of the Closing Date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The Bond is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

       The provisions of the OID Regulations applicable to variable rate debt instruments may not apply to Bonds having variable rates. If such a Bond is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the Contingent Payment Regulations. The application of the Contingent Payment Regulations to instruments such as variable rate Bonds is subject to differing interpretations. If Bonds with variable rates are subject to the Contingent Payment Regulations, the related Prospectus Supplement will include additional information about their application.

MARKET DISCOUNT

  The purchaser of a Bond at a market discount, that is at a purchase price less than the stated redemption price at maturity (or, in the case of a Bond issued

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with original issue discount, the Bond's adjusted issue price (as defined under
"-- Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a Bond first to accrued market discount and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such Bond not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income.

       A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. Such election, if made, will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder to elect to accrue all interest and discount, including DE MINIMIS market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If such an election is made, the Bondholder is deemed to have made an election to include on a current basis market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the year of the election or thereafter. Similarly, a Bondholder that makes this election for a Bond that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. A taxpayer may not revoke an election to accrue interest, discount and premium on a constant yield method without the consent of the IRS.

       Under a statutory DE MINIMIS exception, market discount with respect to a Bond will be considered to be zero for purposes of Code Sections 1276 through 1278 if it is less than 0.25% of the stated redemption price at maturity of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting the DE MINIMIS rule with respect to original issue discount, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same principle will be applied in determining whether market discount is DE MINIMIS. It appears that DE MINIMIS market discount on a Bond would be treated in a manner similar to DE MINIMIS original issue discount. See "-- Original Issue Discount". Such treatment would result in DE MINIMIS market discount being included in income at a slower rate than market discount would be required to be included using the method described in the preceding paragraph.

       The Treasury Department is authorized to issue regulations providing for the method for accruing market discount of more than a DE MINIMIS amount on debt instruments the principal of which is payable in more than one installment. Nevertheless, no such regulations have been issued. Until regulations are issued, certain rules described in the Committee Report might apply. Under those rules, the holder of a Bond purchased with more than DE MINIMIS market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. The Pricing Prepayment Assumption, if any, used in calculating the accrual of original issue discount should be used in calculating the accrual of market discount. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount multiplied by (ii) a fraction the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. Because regulations have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

       A Bondholder generally will be required to treat a portion of any gain on sale or exchange of a Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods less market discount previously reported as ordinary income as distributions in reduction of the stated redemption price at maturity were received. See "-- Sales or Exchanges of BondS." A Bondholder may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness

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incurred or continued to purchase or carry such Bond. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest expense deferral rule described above will not apply.

PREMIUM

       A Bond purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a Bond may elect to amortize such premium under the constant yield method. The OID Regulations also permit Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that apply to accrual of market discount on installment obligations also apply in amortizing premium under Code Section 171 on installment obligations such as the Bonds.

       The Premium Regulations describe the constant yield method under which premium is amortized and provide that the resulting offset to interest income may be taken into account only as a Bondholder takes the corresponding interest income into account under such holder's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise its redemption rights in the manner that maximizes the Bondholder's yield and the Bondholder will exercise its option in a manner that maximizes the Bondholder's yield. The Premium Regulations do not apply to debt instruments subject to Code Section 1272(a)(6).

REPORTING AND OTHER ADMINISTRATIVE MATTERS

      Reporting of interest income, including any original issue discount, with respect to Bonds is required annually, and may be required more frequently under Treasury regulations. Certain holders of Bonds which are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.

       The information reports must include a statement of the "adjusted issue price" of a REMIC Bond at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Bonds. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the Issuer may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

BACKUP WITHHOLDING WITH RESPECT TO BONDS

      Distribution of interest and principal on Bonds may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

FOREIGN INVESTORS IN BONDS

      Except as qualified below, payments made on a Bond to a Bondholder that is not a U.S. Person, as hereinafter defined (a "Non-U.S. Person"), or to a person acting on behalf of such a Bondholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Bond is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Bond, (b) the holder of such Bond signs a statement under penalties of perjury that certifies that such holder is a Non-U.S. Person,

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

and provides the name and address of such holder and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

       "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (or other entity treated or classified as a corporation or partnership) for United States federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have authority to control all substantial decisions of the trust.

       Holders of REMIC Bonds should be aware that the Service may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the residual interest in the REMIC. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

       The Withholding Regulations may affect the United States taxation of foreign investors in Bonds. The Withholding Regulations are generally proposed to be effective for payments after December 31, 2000, regardless of the issue date of the Bonds with respect to which such payments are made, subject to certain transition rules. The Withholding Regulations provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above and would replace a number of current tax certification forms with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications. The Withholding Regulations also provide rules to determine whether, for purposes of United States federal withholding tax, interest paid to a Non-U.S. Person that is an entity should be treated as paid to the entity or those holding an interest in that entity.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO BONDHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE BONDS.


                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Bonds. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Bonds.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those pension, profit sharing, and other employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries or parties in "interest" with respect to such Plans. In considering an investment of the assets of a Plan in Bond, a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such Plan; (ii) the definition of Plan assets under ERISA and the applicable U.S. Department of Labor ("DOL") regulations; (iii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (iv) whether such an investment is appropriate for the Plan and prudent, considering the nature of the investment and the fact that no market in which such fiduciary can sell or otherwise dispose of Offered Bonds is expected to arise. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each Plan taking into account all the facts and circumstances of the investment.

      Sections 406 and 407 of ERISA and Code Section 4975 prohibit certain transactions that involve (i) a Plan and any party in interest under ERISA or

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

"disqualified person" under the Code with respect to the Plan and (ii) Plan assets. A violation of those prohibited transaction rules may generate other disqualified persons. Consequently, a Plan contemplating an investment in the Bonds should consider whether the Issuer, any other person associated with the issuance and administration of the Bonds, or any Affiliate of the foregoing is or might become a party in interest or a disqualified person with respect to the Plan. In addition, a Plan should consider whether other persons who are parties in interest or disqualified persons might acquire ownership rights in the Issuer or its assets by virtue of the "Look-Through Rule" described below, or otherwise. In either case, the acquisition or holding of Bonds by or on behalf of the Plan could be considered to give rise to an indirect prohibited transaction under ERISA and the Code in the nature of an extension of credit by the Plan. Conversely, if a party in interest or disqualified person with respect to a Plan acquires or holds Bonds while the Plan is deemed to own ownership rights in the Issuer or its assets by virtue of the "Look-Through Rule" described below, an indirect prohibited transaction also could arise. However, certain exemptions to the prohibited transaction rules could be applicable to the situations described in this paragraph, depending on the type and circumstances of the Plan fiduciary making the decision to acquire the Bond (including a Bond recharacterized as an ownership interest in the Issuer or its assets). Those exemptions potentially include Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by a "qualified professional asset manager."

       If a Plan were deemed to have acquired indirectly ownership rights in the Issuer or its assets, certain transactions involving the operations of the Issuer might be deemed to be prohibited transactions under ERISA and the Code. Regulations of the DOL set forth in 29 C.F.R. 2510.3-101 (the "Plan Asset Regulations") define "plan assets" to include not only securities held by a Plan but also the underlying assets of the Issuer of any equity securities (the "Look-Through Rule") unless one or more exceptions specified in the regulations are satisfied. The Plan Asset Regulations define an equity security as a security other than a security that is treated as debt for state law purposes and that has no substantial equity features. Consequently, to the extent a Class of Bonds is treated as debt for purposes of the Plan Asset Regulations, the Look-through Rule should not apply to a Plan's purchase or holding of Bonds of that Class. If a Class of Bonds is treated as equity for those purposes (a "Recharacterized Class"), however, the Look-Through Rule would apply unless one or more exceptions specified in the Plan Asset Regulations is satisfied.

      Under the Plan Asset Regulations, two exceptions might be available to a Recharacterized Class of Bonds. The first (the "Publicly Offered Exception") is available to a Recharacterized Class of Bonds that is registered under the Securities Exchange Act of 1934, as amended, freely transferable, and held by more than 100 unrelated investors. The second is available if, immediately after the most recent acquisition of a Bond of a Recharacterized Class, benefit plan investors (which include government plans and individual retirement accounts) do not own 25% or more of the value of any Class of Recharacterized Bonds (the "Insignificant Participation Exception"). Prospective Plan investors should be aware that even if the Look-Through Rule does not apply to a Recharacterized Class as a result of the applicability of the Publicly Offered Exception or the Insignificant Participation Exception, the purchase of Bonds of such Class nonetheless could constitute a prohibited transaction if the Underwriter and certain of its Affiliates were considered parties in interest or disqualified persons, such as where the Underwriter is a fiduciary or other service provider for a Plan. PTCE 75-1 generally exempts purchases by a Plan from an underwriter who is a party in interest or disqualified person, if, among other things, the underwriter is not acting as a fiduciary for the Plan in such circumstances. Such a Plan considering the purchase of Bonds should exercise caution with respect to such purchase and consult with its counsel regarding the availability of relief under PTCE 75-1.

      Due to the complexity of the rules and penalties under ERISA and the Code applicable to Plans, potential Plan investors should consult their advisors and counsel regarding (i) the characterization of each Class of Bonds as debt or equity for ERISA purposes and (ii) the application of the Publicly Offered Exception, the Insignificant Participation Exception or other available exemptions from the prohibited transaction rules of ERISA and the Code. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year and that the Issuer does not plan to provide any valuations to Bondholders.

                                LEGAL INVESTMENT

      As set forth in the related Prospectus Supplement, one or more Classes of Offered Bonds of any Series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are secured by first liens on residential properties and are rated

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in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing, under the laws of the United States or of any State (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to State regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Bonds of a Series that are secured by second liens on residential properties will not be treated as "mortgage related securities" under SMMEA, regardless of the rating assigned such Bonds.

      Under SMMEA, if a State enacted legislation prior to October 4, 1991, specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Bonds will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. Several states have enacted legislation overriding SMMEA.

      SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in any securities, or require the sale or other disposition of any securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Bonds that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA.

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase certain types of the Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                                 USE OF PROCEEDS

      The Issuer will apply all or substantially all the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Loans, to repay indebtedness that has been incurred to obtain funds to acquire the Mortgage Loans, to establish the Reserve Fund, if any, for the Series and to pay costs of structuring and issuing the Bonds.

                              PLAN OF DISTRIBUTION

      The Issuer may sell the Bonds offered hereby either directly or through one or more underwriters or underwriting syndicates or through designated agents. The Issuer also may sell the Bonds initially to an Affiliate, and such Affiliate may sell the Bonds, from time to time, either directly or through one or more underwriters, underwriting syndicates or through designated agents. The Bonds of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price or prices, which may change, or at varying prices determined at the time of sale. The Issuer also may authorize, from time to time, underwriters acting as agents to offer and sell the Bonds upon the terms and conditions set forth in the related Prospectus Supplement.

      The related Prospectus Supplement or Supplements for each Series will set forth the terms of the offering of such Series and of each Class of Bonds within such Series, including the name or names of the underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the Bonds will be determined. If Bonds of a Series are offered other than through underwriters, the related Prospectus

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

Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such Series.

      Underwriters, dealers and agents may be entitled, under agreements entered into with the Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Certain of the underwriters and their Affiliates may engage in transactions with, and perform services for, the Issuer or its Affiliates.

      The place and time of delivery for the Bonds of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Bonds offered hereby will be passed upon for the Issuer by Arter & Hadden LLP, Washington, D.C., or counsel to the Issuer identified in the Prospectus Supplement and for the underwriters by the firm specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      Neither Dynex nor IHC is obligated with respect to the Bonds. Accordingly, the Issuer has determined that neither the financial statements of Dynex nor those of IHC are material to the offering made hereby. Any prospective purchaser who desires to review financial information concerning the Issuer, however, will be provided with a copy of the most recent financial statements of the Issuer upon request.

                             ADDITIONAL INFORMATION

      The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Bonds. This Prospectus, which is a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The statements contained in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Although such statements disclose all material provisions of such contract or other document, where such contract or other document is an exhibit to the Registration Statement, reference is made to such exhibit for a full statement of the provisions thereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All documents filed by the Issuer pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Bonds hereunder shall be deemed to be incorporated into and made a part of this Prospectus from the date of filing of such documents.

      The Issuer hereby undertakes to provide a copy of any and all information that has been incorporated by reference into the Registration Statement (not including exhibits to the information so incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statements incorporate) upon written or oral request of any person, without charge to such person, provided that such request is made to MERIT Securities Corporation, 10900 Nuckols Road, Glen Allen, Virginia 23060, telephone: (804) 217-5800.

                             REPORTS TO BONDHOLDERS

      The Issuer will cause to be provided to Bondholders the monthly remittance reports concerning the Trust Estate securing the Bonds and the annual reports concerning the Issuer. See "THE INDENTURE -- Reports to Bondholders."

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                                    GLOSSARY

      Capitalized terms used but not otherwise defined herein are defined below, in some cases in abbreviated fashion. The Indenture, the Master Servicing Agreement, the Prospectus Supplement or the Servicing Agreement may contain a more complete definition of certain of the terms defined herein, and reference should be made to the Indenture, the Master Servicing Agreement, the Prospectus Supplement and the Servicing Agreement for a more complete definition of all such terms.

      "ACCOUNTING DATE" means with respect to each Payment Date the last day of the month preceding the month in which such Payment Date occurs or such other date as may be specified in the related Prospectus Supplement.

      "ACCRETION CLASS" or "ACCRETION BONDS" means a Class of Bonds comprised of Bonds upon which interest is accrued and added to the principal thereof periodically, but which is not entitled to payments of principal or interest until a specified date or specified Classes of the same Series have been paid in full.

      "ADDITIONAL COLLATERAL" means any Loan added to the Trust Estate for a Series of Bonds (other than a Substitute Loan) after the initial closing for the Series of Bonds.

      "ADJUSTABLE RATE LOAN" means an adjustable rate Loan, the Loan Rate of which is subject to periodic adjustment in accordance with the terms of the related Note or Contract.

      "ADJUSTABLE RATE MORTGAGE LOAN" means a Mortgage Loan that is an Adjustable Rate Loan.

      "ADVANCE" means, as to any Loan, any P&I Advance, T&I Advance or Property Protection Advance made by a Servicer or a Special Servicer or, upon the default by a Servicer on its obligation to make such an Advance, by the Master Servicer or such other party as may be specified in the related Prospectus Supplement.

      "AFFILIATE" means any person or entity controlling, controlled by or under common control with a specified entity. "Control" means the power to direct the management and policies of a person or entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlling" and "Controlled" will have meanings correlative to the foregoing.

      "APPROVED SALE" means, as to any Loan, (i) a sale of the related Mortgaged Premises, Manufactured Home, Real Property or Facilities acquired by the Insured because of a default by the Borrower if the related Pool Insurer has given prior approval to such sale, (ii) a Foreclosure or trustee's sale of the related Mortgaged Premises, Manufactured Home, Real Property or Facilities at a price exceeding the maximum amount specified by the Pool Insurer, (ii) the acquisition of the Mortgaged Premises under any related Primary Mortgage Insurance Policy by the related Mortgage Insurer and (iv) the acquisition of the related Mortgaged Premises, Manufactured Home, Real Property or Facilities by the Pool Insurer.

      "BALLOON PAYMENT MORTGAGE LOAN" means a Mortgage Loan or Model Home Loan that does not require any scheduled amortization of principal prior to its scheduled maturity or the principal of which is amortized over a longer period that the Loan's scheduled term to maturity.

      "BOND INSURANCE" means, unless otherwise provided in the related Prospectus Supplement, insurance guaranteeing timely or ultimate payment of principal and interest on certain Classes of Bonds.

      "BOND REGISTER" means the register in which the Issuer shall provide for the registration of Bonds of a Series and for the registration of transfers of Bonds of the Series in certificated form.

      "BONDS" means the Issuer's Collateralized Bonds issued pursuant to the Indenture.

      "BONDHOLDER" or "HOLDER" means the person in whose name a Bond is registered in the Bond Register for the related Series.

      "BOOK-ENTRY BONDS" means a Class or Classes of Bonds that are initially issued in book-entry form through a depository.

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      "BORROWER" means the individual or individuals obligated to repay a Loan.
(In the case of a Mortgage Loan or Model Home Loan the Borrower may be the beneficiary or beneficiaries of an Illinois land trust if the Mortgaged Premises or Model Home is located in Illinois.)

      "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the city in which the corporate trust office of the Trustee is then located, or in the city or cities in which the offices of the Master Servicer are then located, are authorized or obligated by law or executive order to be closed.

       "CLASS" means any class of the Bonds of a Series, as specified in the related Prospectus Supplement.

      "CLASS INTEREST RATE" means with respect to any Class of Bonds the annual rate, which may be a variable rate, at which interest accrues on the Bonds of the Class, as specified, or determined as specified, in the related Prospectus Supplement.

      "CLOSING DATE" means the date, which shall be set forth in the Prospectus Supplement, on which a Series of Bonds is issued.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "COLLATERAL" means the Mortgage Loans, Model Home Loans, Manufactured Home Loans and Consumer Finance Loans pledged to secure a Series.

      "COLLATERAL PROCEEDS ACCOUNT" means the account created and maintained by the Trustee for each Series of Bonds.

      "COLLATERAL VALUE" unless otherwise defined in the related Prospectus Supplement, means, with respect to any item of Collateral, an amount generally equal to (i) the Scheduled Principal Balance of the item of Collateral (or of the related Loan in the case of REO Property or Repo Property) or (ii) as specified in the related Prospectus Supplement, the Scheduled Principal Balance of such item of Collateral multiplied by a fraction the numerator of which is the Net Rate of the Loan and the denominator of which is the Collateral Value Discount Rate.

      "COLLATERAL VALUE DISCOUNT RATE" means the percentage rate that, multiplied by the required payments on the Collateral securing a Series of Bonds, will assure the availability of sufficient funds to pay on the Bonds.

      "COMPOUND VALUE" means, as to a Class of Accretion Bonds, (a) with respect to any date prior to the first Payment Date, the original principal amount of the Class and (b) with respect to any determination date thereafter, the original principal amount of the Class, plus all interest accrued and added to the principal amount thereof through the Accounting Date immediately preceding the determination date, less all previous payments of principal of the Class. The principal amount of any Accretion Bond at any time will be equal to its Compound Value.

      "CONDEMNATION AWARD" means all awards, payments, proceeds or damages received pursuant to any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of a Mortgaged Premises or for conveyances in lieu of condemnation.

      "CONSUMER FINANCE LOAN" means an installment sales contract for the sale and installation of heating or air-conditioning facilities, insulation facilities or similar facilities, and in each case related equipment and materials, installed in single family (one- to four-family) attached or detached residential housing, and any security interest in any facilities, equipment and materials purchased with the proceeds of the contract.

      "CONTRACT" means, with respect to a Manufactured Home Loan or a Consumer Finance Loan, the installment sales contract for the sale of the related Manufactured Home or Facilities.

      "CONVERTED LOAN" means a Loan that, pursuant to the terms of the related Note or Contract, has converted from an adjustable Loan Rate to a fixed Loan Rate or from one fixed Loan Rate to a lower fixed Loan Rate.

      "CONVERTED MORTGAGE LOAN" means a Converted Loan that is a Mortgage Loan.

      "CURRENT INTEREST BOND" means a Bond other than an Accretion Bond or a Principal Only Bond.

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      "CUSTODIAL P&I ACCOUNT" means the account established by each Servicer into which the Servicer deposits collections of principal and interest on the Loans.

      "CUT-OFF DATE" means, with respect to a Series, the date specified in the related Prospectus Supplement and used as a basis for identifying the payments of principal of and interest due on the Loans that are for the benefit of the Bondholders.

      "DELINQUENCY" means that all or part of the Borrower's Monthly Payment is not paid on or before the related Due Date.

      "DISCOUNT BONDS" means Bonds that have a purchase price lower than the Parity Price.

      "DUE DATE" means with respect to a Loan the day of each month on which the Borrower's Monthly Payment is due as stated in the related Note or Contract.

      "DUE PERIOD" means with respect to any Payment Date for a Mortgage Loan, the period commencing on the second day of the calendar month preceding the calendar month in which the Payment Date occurs and continuing through the first day of the calendar month in which the Payment Date occurs. "Due Period" means for any Loan other than a Mortgage a period that will be described in the related Prospectus Supplement.

      "DYNEX" means Dynex Capital, Inc., a Virginia corporation.

      "ELIGIBLE INVESTMENTS" means those investments permitted under the Indenture and acceptable to the Rating Agencies.

      "EVENT OF DEFAULT" means an event of default under the Indenture.

      "FACILITIES" means the facilities, equipment and materials purchased and installed in a single family (one- to four-family) attached or detached residential property with the proceeds of a Consumer Finance Loan.

      "FANNIE MAE" means Federal National Mortgage Association.

      "FHLMC" means Federal Home Loan Mortgage Corporation.

      "FLOOD INSURANCE" means insurance against flood damage to the collateral underlying a Loan, required for such collateral located in "flood hazard" areas identified by the Secretary of HUD or the Director of the Federal Emergency Management Agency.

      "FLOOD INSURANCE POLICY" means an Insurance Policy that provides Flood Insurance.

      "FORECLOSURE" means a proceeding pursuant to which a Security Instrument is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or other comparable means.

       "GARN-ST. GERMAIN ACT" means the Garn-St. Germain Depository Institutions Act of 1982, as amended.

      "GROSS MARGIN" means, with respect to any Adjustable Rate Loan, the fixed percentage per annum specified in the related Note or Contract, that is added to the applicable Index on each related Interest Adjustment Date to determine the new Loan Rate for the Adjustable Rate Loan.

      "HIGH COUPON CLASS" or "HIGH COUPON BONDS" means a Class of Bonds that pays only nominal principal and has a disproportionately high interest rate.

      "HUD" means the United States Department of Housing and Urban Development.

      "IHC" means Issuer Holding Corp., a Virginia corporation.

      "INDENTURE" means the indenture between the Issuer and the Trustee, pursuant to which a Series of Bonds is issued, as such indenture may be supplemented or amended from time to time by a Series Supplement.

      "INDEX" means, with respect to any Adjustable Rate Loan, the index specified in the related Note or Contract that is added to the Gross Margin on each related Interest Adjustment Date to determine the new Note Rate or Loan Rate for the Adjustable Rate Loan.

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      "INSURANCE POLICY" means any insurance policy covering Collateral, including Primary Mortgage Insurance, Pool Insurance, Standard Hazard Insurance, Special Hazard Insurance, Flood Insurance and Title Insurance.

      "INSURANCE PROCEEDS" means proceeds payable from an Insurance Policy.

      "INSURED" means, with respect to a Series, the Issuer or the related Trustee, each as assignee of the Issuer or the Participant.

      "INTEREST ADJUSTMENT DATE" means, with respect to each Adjustable Rate Loan, the date on which the related Loan Rate changes in accordance with the terms of the related Note or Contract.

      "ISSUER" means MERIT Securities Corporation, a Virginia corporation.

      "LAND SECURED LOAN" means a Manufactured Home Loan secured at origination by a Manufactured Home and a parcel of real estate.

      "LEVEL PAYMENT LOAN" means a Loan the terms of which provide for regular, level payments of principal and interest throughout its entire term.

      "LEVEL PAYMENT MORTGAGE LOAN" means a Mortgage Loan that is a Level Payment Loan.

      "LIQUIDATION" means (i) application of a payment to Collateral that results in the release of the lien of the Security Instrument on the Collateral, whether through Foreclosure, condemnation, prepayment in full or otherwise or, with respect to REO Property or Repo Property, an REO Disposition or Repo Disposition or (ii) the sale of any defaulted Loan.

      "LIQUIDATION PROCEEDS" means the amount received by the Servicer or Special Servicer in connection with any Liquidation of a Loan.

      "LOAN" means, with respect to a Series of Bonds, a Mortgage Loan, a Model Home Loan, a Manufactured Home Loan or a Consumer Finance Loan, as the context may require, that constitutes part of the Collateral for the Series.

      "LOAN RATE" means, with respect to an item of Collateral, the interest rate payable by the Borrower or other obligor according to the terms of the Collateral.

      "LOSS" means and includes for any Prepayment Period (i) any Realized Loss on a defaulted item of Collateral and (ii) any reduction by a bankruptcy court of either the Unpaid Principal Balance or the Loan Rate of an item of Collateral subject to a bankruptcy proceeding.

      "MANUFACTURED HOME" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Borrower under the related Manufactured Home Loan.

      "MANUFACTURED HOME LOAN" means a manufactured home installment sales contract, and any security interest in a Manufactured Home purchased with the proceeds of the contract, and includes a Land Secured Loan.

      "MASTER SERVICER" means Dynex or the entity specified in the Prospectus Supplement for a Series that will administer and supervise the performance by the Servicers of their duties and responsibilities under Servicing Agreements in respect to Loans securing a related Series.

       "MASTER SERVICER CUSTODIAL ACCOUNT" means a trust account established by the Master Servicer into which the Servicer remits by wire transfer the Servicer Remittance in respect of the Loans.

      "MASTER SERVICER REMITTANCE DATE" means the date specified in the Master Servicing Agreement by which the Master Servicer must remit funds in the Master Servicer Custodial Account to the Collateral Proceeds Account for a Series.

      "MASTER SERVICING AGREEMENT" means, with respect to a Series of Bonds, the master servicing agreement between the Issuer and the Master Servicer, as amended and supplemented.

      "MAXIMUM RATE" means, with respect to an Adjustable Rate Loan, the maximum lifetime Loan Rate payable on the Loan.

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      "MODEL HOME" means the Mortgaged Premises securing a Model Home Loan.

      "MODEL HOME LOAN" means a mortgage loan that is (i) secured by a single family (one- to four-family), attached or detached, residential property used as a model home and (ii) pledged to the Trustee as an item of Collateral for a Series of Bonds.

      "MONTHLY PAYMENT" means with respect to any Loan, the total monthly payment due in the applicable month under the terms of the related Note or Contract.

      "MORTGAGE INSURER" means any insurance company or other entity that provides a Primary Mortgage Insurance Policy.

      "MORTGAGE LOAN" means a mortgage loan secured by a single family (one- to four-family), attached or detached residential property and evidenced by a Note and Security Instrument that the Issuer has pledged to the Trustee as Collateral for a Series of Bonds.

      "MORTGAGED PREMISES" means land and improvements thereon subject to the lien of a Security Instrument in connection with a Mortgage Loan or a Model Home Loan.

      "NET RATE" means, with respect to any Loan, the Note Rate or Loan Rate thereon minus applicable servicing and administration fees, expressed as a percentage of the applicable Loan.

      "NON-RECOVERABLE ADVANCE" means any Advance previously made or proposed to be made with respect to a Loan by the Servicer (or the Special Servicer or Master Servicer) pursuant to the related Servicing Agreement that, in the good faith judgment of the Servicer (or the Special Servicer or Master Servicer) will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer (or the Special Servicer or Master Servicer) from future collections with respect to the Loan (including collections of or from Insurance Proceeds, Additional Collateral or Liquidation Proceeds relating to the Loan).

      "NOTE" means a manually executed written instrument, delivered in connection with a Mortgage Loan or Model Home Loan, evidencing the Borrower's promise to repay a stated sum of money, plus interest, to the noteholder by a specific date according to a schedule of principal and interest payments.

      "NOTE RATE" means, with respect to a Mortgage Loan or Model Home Loan, the interest rate payable by the Borrower according to the terms of the related Note.

      "OFFERED BONDS" means the Bonds actually offered pursuant to a Prospectus Supplement appended to this Prospectus.

      "ORIGINATOR" means with respect to a Loan, the person that originates it.

      "PARITY PRICE" is the price at which a Class has a yield to maturity equal to its coupon, after giving effect to any payment delay.

      "PARTICIPANT" means IHC or an Affiliate thereof.

      "PAYMENT DATE" means, as to a Series, a date specified in the related Prospectus Supplement for payment on the Bonds of such Series.

      "PERIODIC RATE CAP" means, with respect to any Adjustable Rate Loan, the limit on the percentage increase or decrease that may be made in the related Loan Rate on any Interest Adjustment Date.

      "PERSON" means an individual corporation, partnership, joint venture, limited liability company, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "P&I ADVANCE" means an advance of principal and interest (net of servicing fees) by the Servicer or the Special Servicer (or, upon a default by the Servicer or Special Servicer, by the Master Servicer or by another party specified in the related Prospectus Supplement) on a Loan subject to a Delinquency.

      "POOL INSURER" means any insurance company or other person that provides a Pool Insurance Policy for a Series.

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

      "POOL INSURANCE" means insurance covering (subject to certain limitations) losses, to the extent not covered by a Primary Mortgage Insurance Policy, incurred with respect to a Loan by reason of the default of the related Borrower.

      "POOL INSURANCE POLICY" mean an Insurance Policy that provides Pool Insurance.

      "PREMIUM BONDS" means a Class comprised of Bonds that have a purchase price greater than the related Parity Price.

      "PREPAYMENT PERIOD" means with respect to a Loan, as to any Payment Date, the time period used to identify prepayments or other unscheduled payments of principal or interest received with respect to the Loan that will be used to pay Bondholders on that Payment Date.

      "PRIMARY MORTGAGE INSURANCE" means insurance covering a Mortgage Loan against loss of the insured portion of the Unpaid Principal Balance of the Mortgage Loan together with accrued and unpaid interest thereon.

       "PRIMARY MORTGAGE INSURANCE POLICY" means an Insurance Policy that provides Primary Mortgage
Insurance.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, unless otherwise specified in the Prospectus Supplement, with respect to any Payment Date for a Series of Bonds, the amount, if any, by which (i) the aggregate Collateral Value, as of the immediately preceding Payment Date (or, with respect to the first Payment Date, as of the Cut-off Date), of the Collateral securing the Series exceeds (ii) the aggregate Collateral Value of the Collateral securing the Series as of the current Payment Date.

      "PRINCIPAL ONLY CLASS" or "PRINCIPAL ONLY BONDS" means a Class of Bonds that does not pay or accrue interest.

      "PRINCIPAL PREPAYMENT" means, with respect to any Loan securing a Series, a payment of principal on such Loan in excess of the scheduled principal payments.

      "PROPERTY PROTECTION ADVANCE" means an Advance made by a Servicer or the Special Servicer in connection with the protection of the collateral underlying a loan, including, without limitation, expenses related to Foreclosure proceedings and Servicing Fees.

      "RATING AGENCY" means, for any Class of Bonds, any nationally recognized statistical rating agency, or its successor, that on the Closing Date rated the Class at the request of the Issuer. If such agency or a successor is no longer in existence, "Rating Agency" will be a nationally recognized statistical rating agency, or other comparable Person, designated by the Issuer, notice of which designation will be given to the Trustee and the Master Servicer. References herein to any rating category of a Rating Agency will mean such rating category without regard to any plus or minus or numerical designation.

      "REAL PROPERTY" means a parcel of real estate securing a Land Secured
Loan.

      "REALIZED LOSS" means (a) with respect to each defaulted Loan (or in the case of any REO Property or Repo Property, the related Loan) as to which a Liquidation has been made, an amount equal to (i) the sum of (A) the Unpaid Principal Balance of the Loan as of the date of such Liquidation, (B) interest at the applicable Note Rate or Loan Rate, from the date through which interest was last paid through the end of the calendar month in which the Liquidation occurred, on the Unpaid Principal Balance of such Loan outstanding during each Due Period in which accrued interest was not paid, (C) any Property Protection Advances and Advances for taxes, assessments and comparable items and insurance premiums, as required by the Servicing Agreement, the Master Servicing Agreement or the Special Servicing Agreement and (D) any other expenses (including any servicing related fees) related to the modification of the Loan, minus (ii) the product of (A) the ratio of the Monthly Payment (net of the dollar equivalent of all ongoing servicing related fees on the first Due Date) on the modified Loan divided by the Monthly Payment (net of the dollar equivalent of all servicing related fees on such Due Date) on the prior Loan, and (B) the Unpaid Principal Balance of the modified Loan.

      "REMITTANCE DATE" means, the date specified in the related Servicing Agreement by which the funds in the Custodial P&I Account must be remitted to the Master Servicer Custodial Account, which in no case will be later in any month than the Master Servicer Remittance Date.

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

      "REPO DISPOSITION" means the receipt by the related Servicer in connection with a Repo Property of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

      "REPO PROPERTY" means a Manufactured Home or Facilities (and any related Real Property) acquired by a Servicer on behalf of the Trustee pursuant to a repossession, Foreclosure or other similar proceeding in respect of a related Loan.

      "REO" or "REO PROPERTY" means Mortgaged Premises acquired by the Servicer or Special Service on behalf of the Trustee by Foreclosure.

      "REO DISPOSITION" means the receipt by the Servicer in connection with an REO of Insurance Proceeds, Condemnation Awards and other payments and recoveries that the Servicer recovers from the sale or other final disposition thereof.

      "RESERVE FUND" means, unless otherwise provided in the related Prospectus Supplement, any fund in a Trust Estate other than the Collateral Proceeds Account.

      "SCHEDULED PRINCIPAL BALANCE" means, with respect to each Loan, REO Property or Repo Property as of a determination date, the scheduled principal balance of the Loan (or of the related Loan, in the case of a REO Property or Repo Property) as of the Cut-off Date, increased by the amount of negative amortization, if any, with respect thereto, and reduced by (a) the principal portion of all Monthly Payments due on or before such determination date, whether paid by the Borrower or advanced by a Servicer or other party, (b) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding such date of determination, and (c) without duplication, any Realized Loss with respect thereto.

      "SECOND LIEN MORTGAGE LOAN" means a Mortgage Loan secured by a second mortgage or deed of trust on Mortgaged Premises.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SECURITY INSTRUMENT" means a written instrument creating a valid lien on the collateral for a Loan, including any riders thereto. A Security Instrument may be in a form of a mortgage, deed of trust, deed to secure debt, security deed or security agreement.

      "SENIOR BONDS" or "SENIOR CLASS" means any Class of Bonds of a Series, designated as such in the Prospectus Supplement, that is entitled to preferential priority rights, as to a Subordinated Class of Bonds, to payment of principal and interest from the proceeds of the collateral securing such Series.

      "SERIES" means the Bonds issued pursuant to a Series Supplement.

      "SERIES SUPPLEMENT" means an indenture that is supplemental to the Indenture and that authorizes a particular Series.

      "SERVICER REMITTANCE" means a Servicer's aggregate payment due each month to the Master Servicer Custodial Account for Loans that have been pledged as security for a Series of Bonds, which payment, unless otherwise specified in the Prospectus Supplement for a Series of Bonds, is equal to (A) the sum of the following:

      (i) all payments of principal and interest with respect to the Collateral (including net Liquidation Proceeds and Insurance Proceeds) collected during the related Due Period and deposited in the Custodial P&I Account;

     (ii) any Advance by the Servicer that represents principal of or interest on a defaulted item of Collateral with respect to such Payment Date;

    (iii) any Monthly Payments due during, but collected prior to, the related Due Period; and

     (iv) any fees relating to late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

          less (B) the sum of the following:

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

      (i) all amounts due the Servicer as the servicing fee, including late charges, assumption fees, prepayment premiums and similar charges and fees (but not default interest);

     (ii) any Monthly Payments collected but due on a date subsequent to the related Due Period; and

     iii) all amounts required to reimburse the Servicer for Non-Recoverable Advances.

      "SERVICER" means an entity identified in the related Prospectus Supplement that will perform servicing functions with respect to Collateral included in the Trust Estate for a Series.

      "SERVICING AGREEMENT" means, with respect to a Series of Bonds, each servicing agreement, as amended and supplemented, pursuant to which the related servicer of Collateral has agreed to perform all duties incident to the servicing of the Collateral.

     "SPECIAL HAZARD INSURANCE" means, with respect to a Series of Bonds, insurance covering (a) loss to Mortgaged Premises or Manufactured Homes underlying defaulted Loans caused by reason of certain hazards not covered by Standard Hazard Insurance on such Mortgaged Premises or Manufactured Homes and
(b) loss from partial damage to such Mortgaged Premises or Manufactured Homes caused by reason of application of the co-insurance clause contained in the related Standard Hazard Insurance Policies.

     "SPECIAL HAZARD INSURANCE POLICY" means an Insurance Policy that provides Special Hazard Insurance.

     "SPECIAL HAZARD INSURER" means, with respect to a Series, the issuer of the Special Hazard Insurance Policy named in the related Series Supplement, or any successor thereto, or the named Insurer in any replacement policy obtained by the Master Servicer for the Series.

     "SPECIAL SERVICER" means an entity, as may be specified in the Prospectus Supplement for a Series, that will service delinquent or defaulted Loans, REO Property or Repo Property pledged as security for a Series pursuant to the terms of a Special Servicing Agreement between the entity and the Servicer or Master Servicer.

      "STANDARD HAZARD INSURANCE" means, with respect to a Loan, insurance against physical damage to, or the destruction of, the related Mortgaged Premises or Manufactured Home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike or civil commotion.

      "STANDARD HAZARD INSURANCE POLICY" means an Insurance Policy, issued by a company authorized to issue such a policy in the state in which the collateral for the related Loan is located, that provides Standard Hazard Insurance.

      "STATED MATURITY DATE" means, with respect to any Class of Bonds of a Series, the date specified in the Bonds as the fixed date on which the final installment of the principal of each Bond is due and payable.

      "SUBORDINATED BONDS" or "SUBORDINATED CLASS" means any Class of Bonds of a Series as to which the right to receive payment of principal and interest from the proceeds of the Collateral securing the Series is subordinate to the priority rights of Bondholders of a Senior Class of Bonds of such Series to the extent specified in the related Prospectus Supplement.

      "SUBSTITUTE COLLATERAL" means an item of Collateral pledged to the Trustee to secure a Series of Bonds in substitution for an item of defective Collateral.

      "SUBSTITUTE LOAN" means a Loan pledged to secure a Series of Bonds in substitution for a defaulted Loan, REO Property or Repo Property securing a Series of Bonds.

      "SURPLUS" means an amount in the Collateral Proceeds Account in excess of the amount required to pay principal of and interest on the Bonds of a Series and certain expenses.

      "T&I ADVANCE" means an Advance by the Servicer or Special Servicer of escrow amounts for tax and insurance payments with respect to any Loan subject to a Delinquency.

      "TITLE INSURANCE" means the insurance provided by a Title Insurance
       Policy.

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

      "TITLE INSURANCE POLICY" means an American Land Title Association (ALTA) mortgage loan title policy form 1970, or other form of Title Insurance Policy acceptable to the Issuer, including all riders and endorsements thereto.

      "TRUSTEE" means the bank, trust company or other fiduciary named in the Prospectus Supplement for a Series of Bonds as the trustee under the Indenture pursuant to which the Series is issued.

      "TRUST ESTATE" means, with respect to each Series of Bonds, all right, title and interest pledged or assigned to the Trustee for the Series pursuant to the Series Supplement in and to benefits occurring to the Issuer from the Collateral and from any debt service fund, Reserve Fund, Insurance Policy, Servicing Agreement, Master Servicing Agreement, Additional Collateral and other credit enhancement that constitutes security for the Series of Bonds.

      "UCC" means the Uniform Commercial Code.

      "UCC STATE" means a state in which a lien on a Manufactured Home is "perfected," pursuant to the provisions of the applicable UCC, by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices.

      "UNDERWRITER" means any firm that underwrites a Series of Bonds.

      "UNPAID PRINCIPAL BALANCE" means with respect to any Loan, the outstanding principal balance payable by the Borrower under the terms of the Note or Contract.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Bonds in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on the cover page of this prospectus supplement.


                 ---------------------
                  TABLE OF CONTENTS

                                                 PAGE
                                                 ----

                PROSPECTUS SUPPLEMENT

Terms of the Bonds and the Collateral.............S-1
Risk Factors......................................S-3
Description of the Bonds..........................S-5
Security for the Bonds...........................S-14
Servicing of the Collateral......................S-18
Maturity and Prepayment Considerations...........S-21
Yield Considerations.............................S-26
Certain Federal Income Tax Consequences..........S-27
Use of Proceeds..................................S-29
Underwriting.....................................S-29
Legal Matters....................................S-30
Ratings..........................................S-30
ERISA Considerations.............................S-31

                                                 PAGE
                                                 ----

                    PROSPECTUS

Prospectus Summary..................................1
Risk Factors........................................6
Description of the Bonds...........................15
Maturity and Prepayment Considerations.............22
Yield Considerations...............................23
Security for the Bonds.............................23
Origination of the Collateral......................33
Servicing of the Collateral........................35
The Indenture......................................40
Certain Legal Aspects of the Collateral............43
The Issuer.........................................54
Certain Federal Income Tax Consequences............54
State Tax Considerations...........................66
ERISA Considerations...............................66
Legal Investment...................................67
Use of Proceeds....................................67
Plan of Distribution...............................68
Legal Matters .....................................68
Financial Information..............................68
Additional Information.............................68
Incorporation of Certain Documents By Reference....69
Reports to Bondholders.............................69
Glossary...........................................70

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE BONDS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE BONDS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS AFTER THE DATE OF THE PROSPECTUS SUPPLEMENT.


                                  $341,250,000
                                  (APPROXIMATE)




                                MERIT SECURITIES
                                   CORPORATION



                         COLLATERALIZED BONDS, SERIES 13



                              PROSPECTUS SUPPLEMENT


                                 LEHMAN BROTHERS
                            GREENWICH CAPITAL MARKETS




                                 AUGUST 31, 1999